Form of	Exhibit 4(a)

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this __ day of ________, 201_, by and between Janus Investment Fund, a Massachusetts business trust (the “Janus Trust”), on behalf of Janus Henderson Global Technology Fund, a series of the Janus Trust (the “Acquiring Fund”), and Henderson Global Funds, a Delaware statutory trust (the “Henderson Trust”), on behalf of Henderson Global Technology Fund, a series of the Henderson Trust (the “Target Fund”). Each of Janus Capital Management LLC (“JCM”) and Henderson Global Investors (North America) Inc. (“HGINA”) joins this Agreement solely for the purpose of agreeing to be bound by Paragraph 5.

Except as otherwise specifically noted, all references in this Agreement to action taken by the Target Fund shall be deemed to refer to action taken by the Henderson Trust on behalf of the Target Fund, and all references in this Agreement to action taken by the Acquiring Fund shall be deemed to refer to action taken by the Janus Trust on behalf of the Acquiring Fund.

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The reorganization (the “Reorganization”) will consist of the transfer by the Target Fund of all of its assets to the Acquiring Fund, in exchange solely for Class A, C, I and N voting shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) having an aggregate net asset value equal to the aggregate net asset value of the same class of shares of the Target Fund (except that Class N Acquiring Fund Shares shall be delivered to the Target Fund having an aggregate net asset value equal to the value of the aggregate net assets of Class R6 Shares of the Target Fund), the assumption by the Acquiring Fund of all the liabilities of the Target Fund, and the distribution of the Class A, C, I and N Acquiring Fund Shares to the shareholders of the Target Fund in complete liquidation of the Target Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS the Henderson Trust and the Janus Trust are each an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Board of Trustees of the Janus Trust, including a majority of the Trustees of the Janus Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, has determined that it is in the best interest of the Acquiring Fund that the assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for Class A, C, I and N Acquiring Fund Shares pursuant to this Agreement, and that the interests of existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;

WHEREAS, the Board of Trustees of the Henderson Trust, including a majority of the Trustees of the Janus Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, has determined that it is in the best interest of the Target Fund that the assets of the Target Fund be acquired by the Acquiring Fund and the liabilities of the Target Fund be assumed by the Acquiring Fund in exchange for Class A, C, I and N Acquiring Fund Shares, pursuant to this Agreement, and that the interests of existing shareholders of the Target Fund will not be diluted as a result of the Reorganization;

WHEREAS, as soon as practicable after the Closing of the Reorganization, Class A, C, I and N Acquiring Fund Shares received by shareholders who were direct shareholders of the Target Fund, will be automatically exchanged for Class D Shares of the Acquiring Fund having an equal aggregate net asset value to the shares so exchanged;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.         PLAN OF REORGANIZATION

1.1        Subject to the requisite approval of the Target Fund’s shareholders and the other terms and conditions herein set forth, and on the basis of the representations and warranties contained herein, (i) the Henderson Trust shall transfer all of the Assets (as defined below) of the Target Fund, as set forth in paragraph 1.2, to the Acquiring Fund, (ii) the Janus Trust shall cause the Acquiring Fund to deliver to the Henderson Trust full and fractional (rounded to the fourth decimal place) Class A, C, I and N Acquiring Fund Shares having an aggregate net asset value equal to the value of the aggregate net assets of the same class of shares of the Target Fund (except that Class N Acquiring Fund Shares shall be delivered to the Target Fund having an aggregate net asset value equal to the value of the aggregate net assets of Class R6 Shares of the Target Fund), as of the close of regular session trading on the New York Stock Exchange (the “Valuation Time”) on the Closing Date, as set forth in paragraph 2.1 (the “Closing Date”) and (iii) the Janus Trust shall cause the Acquiring Fund to assume all Liabilities (as defined below) of the Target Fund, as set forth in paragraph 1.2. Such transactions shall take place at the closing provided for in paragraph 2.1 (the “Closing”). The aggregate number of shares of the Acquiring Fund to be issued and delivered to the Target Fund shall be determined as set forth in Section 2.7.

1.2        The assets of the Target Fund to be acquired by the Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities, interest in futures and other financial instruments, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, without limitation, any interest in pending or future legal claims in connection with past or present portfolio holdings, whether in the form of class action claims, opt-out or other direct litigation claims, or regulator or government-established investor recovery fund claims, and any and all resulting recoveries), dividends, interest or other receivables that are owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date (“collectively, the “Assets”).

1.3        To the extent consistent with the Target Fund’s investment objective and policies, the Target Fund will use its reasonable best efforts to discharge all of its known liabilities and obligations prior to the Valuation Time. The Acquiring Fund will assume all of the liabilities, expenses, costs, charges, debts, obligations, duties and reserves of the Target Fund of any kind, whether absolute, accrued, contingent, known or unknown, or otherwise in existence on the Closing Date; provided, however, the Acquiring Fund shall not assume (i) any obligation arising from the termination of the agreements set forth in Schedule 4.2(iv) or (ii) any obligations of the Target Fund under this Agreement, including indemnification obligations. (collectively the “Liabilities”).

1.4        The Target Fund will distribute in liquidation of the Target Fund pro rata to its shareholders of record of the applicable classes, determined as of immediately after the close of business on the Closing Date (the “Current Shareholders”), the Class A, C, I and N Acquiring Fund Shares received by the Henderson Trust pursuant to paragraph 1.1. Such distribution and liquidation will be accomplished by the transfer of the Class A, C, I and N Acquiring Fund Shares then credited to the accounts of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Current Shareholders and representing the respective pro rata number of the corresponding class of Acquiring Fund Shares due to such shareholders (provided that holders of Class R6 Shares of the Target Fund shall be credited Class N Acquiring Fund Shares). All issued and outstanding shares of the Target Fund will simultaneously be canceled on the books of the Target Fund. The Acquiring Fund shall not issue certificates representing the Class A, C, I and N Acquiring Fund Shares in connection with such exchange. Ownership of Class A, C, I and N Acquiring Fund Shares will be shown on the books of the Janus Trust’s transfer agent. As soon as reasonably practicable after the Closing, the Henderson Trust shall take all steps necessary to effect a complete liquidation of the Target Fund in accordance with its governing instruments and applicable law, and the Target Fund shall not conduct any business after the Closing Date, except as contemplated herein.

1.5        To the extent consistent with the Target Fund’s investment objective and policies, the Target Fund agrees to use reasonable best efforts to dispose of certain assets prior to the Closing as requested by the Acquiring Fund to the extent necessary to ensure that the combined portfolio following the

Closing meets the investment objective, policies and restrictions of the Acquiring Fund. Notwithstanding the foregoing, nothing herein shall permit or require the Target Fund to dispose of any investments or securities if, in the reasonable judgment of the Board of the Henderson Trust or the investment adviser to the Target Fund, such disposition would adversely affect the status of the Reorganization as a “reorganization” as such term is used in Section 368(a) of the Code or would adversely affect the Target Fund’s status as a “regulated investment company” under the Code, or would not be in the best interest of the Target Fund’s shareholders.

1.6        Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Target Fund Shares on the books and records of the Target Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7        No sales load, contingent deferred sales charge, commission, redemption fee or other transactional fee will be charged by the Target Fund or the Acquiring Fund as a result of, or in connection with, the Reorganization.

2.         CLOSING AND CLOSING DATE

2.1        The Closing Date shall be ________, 2017, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. New York Time. The Closing shall be held at the offices of JCM, 151 Detroit Street, Denver, Colorado 80206-4805, or at such other time and/or place, or by such other means of communication, as the parties may agree.

2.2        In the event that on the Closing Date or the Valuation Time (i) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund (each, an “Exchange”) shall be closed to trading or trading thereon shall be restricted or (ii) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Janus Trust or the Henderson Trust or the authorized officers of either of such entities, accurate appraisal of the value of the net assets of a Acquiring Fund or a Target Fund is impracticable, the Closing Date shall be postponed until at least the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

2.3        The Henderson Trust shall cause Boston Financial Data Services, transfer agent of the Target Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Current Shareholders and the number, class, dividend reinvestment election, tax withholding status and percentage ownership of outstanding shares of the Target Fund owned by each such shareholder immediately prior to the Closing. The Janus Trust shall issue and deliver or cause Janus Services LLC, the transfer agent to the Acquiring Fund, to issue and deliver a confirmation evidencing the Class A, C, I and N Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Henderson Trust or provide evidence satisfactory to the Henderson Trust that such Class A, C, I and N Acquiring Fund Shares have been credited to the account of the Current Shareholders on the books of the Acquiring Fund.

2.4        The Target Fund shall cause its custodian to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer identifying all of the Target Fund’s portfolio securities, investments, cash, and any other Assets as of the Valuation Time and stating that the Target Fund’s portfolio securities, investments, cash, and any other Assets shall have been delivered in proper form to constitute good delivery thereof to the Acquiring Fund’s custodian on behalf of the Acquiring Fund on the Closing Date. The Acquiring Fund shall cause its custodian to deliver to the Target Fund at the Closing, a certificate of an authorized officer acknowledging that the Acquiring Fund has received the Target Fund’s portfolio securities, cash and other Assets on the Closing Date.

2.5        At the Closing, each party shall deliver to the other such bills of sales, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

2.6        The net asset value per share of the Acquiring Fund Shares to be delivered to the Target Fund, the value of the Assets of the Target Fund transferred hereunder and the value of the Liabilities of the Target Fund to be assumed hereunder shall, in each case, be determined as of the Valuation Time. Such valuations and determinations shall be made by the Acquiring Fund, in cooperation with the Target Fund, in accordance with the Acquiring Fund’s valuation procedures established by the Board of Trustees of the Janus Trust, which shall be provided to the Target Fund prior to the Valuation Time, and shall be confirmed in writing to the Target Fund. All computations of value shall be subject to review by the Target Fund and, if requested by either the Henderson Trust or the Janus Trust, by the independent registered public accountant of the requesting party.

2.7        The number of Acquiring Fund Shares of each class to be issued (including fractional shares to the third decimal place) shall be determined by dividing the value of the (i) Assets with respect to the corresponding class of the Target Fund, net of the Liabilities of the Target Fund with respect to the corresponding class of the Target Fund (each calculated as of the Valuation Time in accordance with Section 2.6), by (ii) the net asset value per share of the applicable class of the Acquiring Fund as of the Valuation Time.

3.         REPRESENTATIONS AND WARRANTIES

3.1        The Henderson Trust, on behalf of the Target Fund, hereby represents and warrants to the Acquiring Fund as follows:

(i)        the Henderson Trust is duly organized and existing under its Declaration of Trust (the “Henderson Declaration of Trust”) and the laws of the State of Delaware as a statutory trust; the Target Fund is a series of the Henderson Trust duly designated in accordance with the Henderson Declaration of Trust; and the Henderson Trust has power under the Henderson Declaration of Trust to own, on behalf of the Target Fund, all of its property and assets;

(ii)        the Henderson Trust is registered under the 1940 Act as an open-end management investment company and its shares are registered for public sale under the Securities Act of 1933, as amended (the “1933 Act”), and such registrations have not been revoked or rescinded and are in full force and effect; the Target Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder;

(iii)        the current prospectus and statement of additional information of the Target Fund and each prospectus and statement of additional information that the Target Fund used at all times prior to the date of this Agreement (a) conforms or conformed, as applicable, at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and (b) do or did not, as applicable, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(iv)        the Henderson Trust has full power and authority on behalf of the Target Fund to conduct the Target Fund’s business as it is now being conducted and to own the properties and assets the Target Fund now owns and to execute, deliver and carry out the terms of this Agreement on behalf of the Target Fund;

(v)        the execution and delivery of this Agreement by the Henderson Trust on behalf of the Target Fund and the consummation of the transactions contemplated hereby are duly authorized by the Board of Trustees of the Henderson Trust and no other proceedings on the part of the Henderson Trust or the shareholders of the Target Fund (other than as contemplated in paragraph 6.2(i)) are necessary to authorize this Agreement and the transactions contemplated hereby;

(vi)        this Agreement has been duly executed by the Henderson Trust on behalf of the Target Fund and, subject to the due authorization, execution and delivery of this Agreement by the other party(ies) hereto, constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally, and general equitable principles;

(vii)        neither the execution and delivery of this Agreement by the Henderson Trust on behalf of the Target Fund, nor the consummation by the Henderson Trust on behalf of the Target Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both) a breach of or default under, the Henderson Declaration of Trust or the Bylaws of the Henderson Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Henderson Trust is a party or by which the Henderson Trust or any of its assets is subject or bound;

(viii)        no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary (other than as contemplated in paragraph 6.2(i)) for the execution and delivery of this Agreement by the Henderson Trust on behalf of the Target Fund or the consummation of any transactions contemplated hereby by the Henderson Trust, other than as shall be obtained at or prior to the Closing;

(ix)        all of the issued and outstanding shares of the Target Fund are, and at the Closing Date will be duly and validly issued by the Henderson Trust and outstanding and fully paid and non-assessable, and have been offered for sale in conformity in all material respects with all applicable federal and state securities laws; all of the issued and outstanding shares of the Target Fund will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to the Acquiring Fund in accordance with this Agreement;

(x)        the statement of assets and liabilities and the portfolio of investments and the related statements of operations and change in net assets of the Target Fund, audited as of and for the fiscal year ended July 31, 2016, true and complete copies of which have been heretofore furnished to the Acquiring Fund, fairly represent in all material respects the financial condition and the results of operations of the Target Fund as of an for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

(xi)        the Target Fund shall furnish to the Acquiring Fund (a) an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Target Fund for the fiscal period ended January 31, 2017; and (b) an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly in all material respects the financial position and portfolio of investments and the results of the Target Fund’s operations as of, and for the period ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the periods then ended; and such financial statements shall be certified by the Treasurer of the Target Fund as complying with the requirements hereof;

(xii)        since the date of the statements delivered in 3.1(x) and 3.1(xi) when available, except as disclosed in writing to the Acquiring Fund, there has not been any change in the financial condition, properties, assets, liabilities or business of the Target Fund that would have a material adverse effect on the Target Fund or its properties or assets other than changes occurring in the ordinary course of business. For purposes of this paragraph 3.1(xii), a decline in the net asset value of the Target Fund shall not constitute a material adverse change;

(xiii)        there are, and as of the Closing Date will be, no known contingent liabilities of the Target Fund not disclosed in the financial statements delivered pursuant to paragraphs 3.1(x) and 3.1(xi) which would materially affect the Target Fund’s financial condition;

(xiv)        except as otherwise disclosed in writing to and accepted by the Acquiring Fund, there are no legal, administrative, or other proceedings or investigations of, or before any court or governmental body, presently pending, or to the knowledge of the Target Fund, threatened against the Target Fund, which, if adversely determined, would be expected to have a material adverse effect the Target Fund’s financial condition or the conduct of the Target Fund’s business; the Target Fund, without any special investigation or inquiry, knows of no facts which might form the basis for the institution of such proceedings or which would affect the Target Fund’s ability to consummate the transactions contemplated herein;

(xv)        as of the date of this Agreement or within a certain time thereafter as mutually agreed by the parties, the Target Fund has provided or will provide the Acquiring Fund with all information relating to the Target Fund reasonably necessary for the preparation of the registration statement filed by the Janus Trust on Form N-14, which includes the proxy statement of the Target Fund with respect to the Reorganization, including any statement of additional information incorporated therein (the “Proxy Statement/Prospectus”), and any supplement or amendment thereto or to the documents included or incorporated by reference therein (collectively, as so amended or supplemented, the “N-14 Registration Statement”), in compliance in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and the 1940 Act and the rules and regulations thereunder in connection with the meeting of shareholders of the Target Fund to approve this Agreement and the transactions contemplated hereby. As of the effective date of the N-14 Registration Statement, the date of the Proxy Statement/Prospectus, the date the Proxy Statement/Prospectus is first mailed to shareholders of the Target Fund, the date of the meeting of shareholders of the Target Fund and the Closing Date, such information provided by the Target Fund will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that no representation or warranty is made with respect to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Janus Trust or the Acquiring Fund for use therein;

(xvi)        on the Closing Date, the Target Fund will have good and marketable title to the transferred Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable and full right, power and authority to sell, assign, transfer and deliver such Assets; upon delivery of and payment for such Assets, the Acquiring Fund will receive good and marketable title to such Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities other than a lien for taxes not yet due and payable;

(xvii)        on the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(xviii)        for each taxable year of its operation (including the taxable year ending on the Closing Date), the Target Fund: (i) has elected to qualify, and has qualified or will qualify (in the case of the short taxable year ending on the Closing Date), for taxation as a “regulated investment company” under the Code (a “RIC”); (ii) has been eligible to compute and has computed its federal income tax under Section 852 of the Code, and on or prior to the Closing Date will have declared and paid a distribution with respect to all its investment company taxable income (determined without regard to the deduction for dividends paid), the excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code and its net capital gain (as such terms are defined in the Code) in each case that has accrued or will accrue on or prior to the

Closing Date; and (iii) has been, and will be (in the case of the short taxable year ending on the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(xix)        the Target Fund is in material compliance with the conditions set forth in all exemptive orders, if any, granted by the Securities and Exchange Commission (the “Commission”) that are currently relied upon by the Target Fund;

(xx)        the Target Fund has maintained, or caused to be maintained on its behalf, in all material respects, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder;

(xxi)        the books and records of the Target Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Target Fund;

(xxii)        the Henderson Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(xxiii)        except as otherwise disclosed in writing to the Acquiring Fund, the Target Fund is in compliance in all material respects with the Internal Revenue Code (the “Code”) and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xxiv)      the Target Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xxv)      the Target Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xxvi)      except as otherwise disclosed to the Acquiring Fund, the Target Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code;

(xxvii)      the Target Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (xxiii) through (xxvii) above;

(xxviii)      the Target Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by its investment adviser or its affiliates;

(xxix)      there are no material contracts outstanding to which the Target Fund is a party, other than as disclosed on Schedule 4.2(iv) and there are no such contract or commitments that will be terminated with any liability to the Target Fund at or prior to the Closing;

(xxx)      the Henderson Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act relating to the Target Fund; and

(xxxi)      the Henderson Trust and the Target Fund have adopted and implemented written policies and procedures related to insider trading and a code of ethics that complies with all applicable provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

3.2        The Janus Trust, on behalf of the Acquiring Fund, hereby represents and warrants to the Target Fund as follows:

(i)        the Janus Trust is duly organized and existing under its Amended and Restated Declaration of Trust of the Janus Trust (the “Janus Declaration of Trust”) and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust;” the Acquiring Fund is a series of the Janus Trust; and the Janus Trust has with power under the Janus Declaration of Trust to own, on behalf of the Acquiring Fund, all of its property and assets;

(ii)        the Janus Trust is registered under the 1940 Act as an open-end management investment company and its shares are registered for public sale under the 1933 Act and such registrations have not been revoked or rescinded and are in full force and effect; the Acquiring Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder with respect to its activities;

(iii)        the Janus Trust’s registration statement on Form N-1A that will be in effect on the Closing Date, and the prospectus and statement of additional information of the Acquiring Fund included therein will comply as to form in all material respects with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and on the Closing Date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to statements in or omissions from the such registration statement, prospectus and statement of additional information made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Henderson Trust or the Target Fund for use therein

(iv)        the Janus Trust has full power and authority on behalf of the Target Fund to conduct the Target Fund’s business as it is now being conducted and to own the properties and assets the Target Fund now owns and to execute, deliver and carry out the terms of this Agreement on behalf of the Acquiring Fund;

(v)        the execution and delivery of this Agreement on behalf of the Acquiring Fund and the consummation of the transactions contemplated hereby are duly authorized by the Board of Trustees of the Janus Trust and no other proceedings on the part of the Janus Trust or the shareholders of the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated hereby;

(vi)        this Agreement has been duly executed by the Janus Trust on behalf of the Acquiring Fund and, subject to the due authorization, execution and delivery of this Agreement by the other party(ies) hereto, constitutes its valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally, and general equitable principles;

(vii)        neither the execution and delivery of this Agreement by the Janus Trust on behalf of the Acquiring Fund, nor the consummation by the Janus Trust on behalf of the Acquiring Fund of the transactions contemplated hereby, will conflict with, result in a breach or violation of or constitute (or with notice, lapse of time or both constitute) a breach of or default under, the Janus Declaration of Trust or the Bylaws of the Janus Trust, as each may be amended, or any statute, regulation, order, judgment or decree, or any instrument, contract or other agreement to which the Janus Trust is a party or by which the Janus Trust or any of its assets is subject or bound;

(viii)        the net asset value per share of a Class A, C, I and N Acquiring Fund Share as of the Valuation Time reflects all liabilities of the Acquiring Fund as of that time and date;

(ix)        no authorization, consent or approval of any governmental or other public body or authority or any other party is necessary for the execution and delivery of this Agreement by the Janus Trust on behalf of the Acquiring Fund or the consummation of any transactions contemplated hereby by the Janus Trust, other than as shall be obtained at or prior to the Closing;

(x)        all of the issued and outstanding shares of the Acquiring Fund are, and at the Closing Date will be, duly and validly issued by the Janus Trust and outstanding and fully paid and non-assessable, and have been offered for sale in conformity in all material respects with all applicable registration requirements of federal and state securities laws;

(xi)        except as otherwise disclosed in writing to and accepted by the Target Fund, there are no legal, administrative, or other proceedings or investigations of, or before any court or governmental body, presently pending, or to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund, which, if adversely determined, would be expected to have a material adverse effect on the Acquiring Fund’s financial condition or the conduct of the Acquiring Fund’s business; the Acquiring Fund, without any special investigation or inquiry, knows of no facts which might form the basis for the institution of such proceedings or which would affect the Acquiring Fund’s ability to consummate the transactions contemplated herein;

(xii)        the N-14 Registration Statement, on its effective date, at the time of the meeting of shareholders of the Target Fund called to vote on the Reorganization and on the Closing Date, (a) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (b) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that no representation or warranty is made with respect to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Henderson Trust or the Target Fund for use therein;

(xiii)        the Proxy Statement/Prospectus, as of its date, the date the Proxy Statement/Prospectus is first mailed to shareholders of the Target Fund and at the time of the meeting of shareholders of the Target Fund called to vote on the Reorganization, did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that no representation or warranty is made with respect to statements in or omissions from the Proxy Statement/Prospectus made in reliance upon and in conformity with information that was furnished or should have been furnished by or on behalf of the Henderson Trust or the Target Fund for use therein;

(xiv)        the Acquiring Fund Shares to be issued pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and non-assessable, except as provided in the Janus Declaration of Trust or applicable law, and no Acquiring Fund Shareholder will have any preemptive right of subscription or purchase in respect thereof;

(xv)        on the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof;

(xvi)        for each taxable year of its operation (including the taxable year that includes the Closing Date), the Acquiring Fund: (i) has elected or will elect to qualify, has qualified or will qualify (in the case of the year that includes the Closing Date) and intends to continue to qualify for taxation as a RIC under the Code; (ii) has been eligible to and has computed its federal income tax under Section 852 of the Code, and will do so for the taxable year that includes the Closing Date; and (iii) has been, and will be (in the case of the taxable year that includes the Closing Date), treated as a separate corporation for U.S. federal income tax purposes;

(xvii)    the Acquiring Fund is in material compliance with the conditions set forth in all exemptive orders, if any, granted by the Commission that are currently relied upon by the Acquiring Fund;

(xviii)        the Acquiring Fund has maintained, or caused to be maintained on its behalf, in all material respects, all books and records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder;

(xix)        the books and records of the Acquiring Fund made available to the Target Fund and/or its counsel are substantially true and correct; and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund;

(xx)        the Janus Trust is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(xxi)        except as otherwise disclosed in writing to the Target Fund, the Acquiring Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties with respect to such reporting and withholding requirements;

(xxii)        the Acquiring Fund has not been granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made;

(xxiii)        the Acquiring Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder;

(xxiv)        except as otherwise disclosed to the Target Fund, the Acquiring Fund has not previously been a party to a transaction that qualified as reorganization under Section 368(a) of the Code;

(xxv)        the Acquiring Fund has not received written notification from any tax authority that asserts a position contrary to any of the representations in (xxiii) through (xxvii) above;

(xxvi)        the Acquiring Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by its investment adviser or its affiliates;

(xxvii)        there are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Janus Trust’s registration statement on Form N-1A or in the N-14 Registration Statement;

(xxviii)        the Janus Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act relating to the Acquiring Fund;

(xxix)        the Janus Trust and the Acquiring Fund have adopted and implemented written policies and procedures related to insider trading and a code of ethics that complies with all applicable provisions of Section 17(j) of the 1940 Act and Rule 17j-1 thereunder;

(xxx)        the copy of the Janus Trust’s valuation procedures that the Janus Trust has provided to the Henderson Trust is accurate and complete statement of such procedures as of the date that such copy was so provided.

4.        CONDITIONS PRECEDENT

4.1        Except to the extent waived in writing by the Henderson Trust, the obligations of the Henderson Trust on behalf of the Target Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:

(i)        Class A, C, I, N and D Acquiring Fund Shares shall have been duly qualified for offering to the public in all states in which such qualification is required for consummation of the transactions contemplated hereunder;

(ii)        All representations and warranties of the Janus Trust on behalf of the Acquiring Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing, with the same force and effect as if then made;

(iii)        The Henderson Trust on behalf of the Target Fund shall have received a certificate of an officer of the Janus Trust on behalf of the Acquiring Fund in form and substance reasonably satisfactory to the Henderson Trust and dated as of the Closing Date, certifying that the representations and warranties of or with respect to the Janus Trust and the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Henderson Trust shall reasonably request;

(iv)        The Janus Trust and the Acquiring Fund shall have performed all obligations required to be performed by the Janus Trust or the Acquiring Fund under this Agreement at or prior to the Closing Date;

(v)        The Janus Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Henderson Trust, on behalf of the Target Fund, an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the liabilities of the Target Fund existing at the Closing Date in connection with the transactions contemplated by this Agreement; and

(vi)        The Henderson Trust shall have received the opinion or letter of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), dated as of the Closing Date, addressed to the Henderson Trust and the Target Fund substantially in the form and to the effect that:

(1)        the Janus Trust is validly existing in good standing under the laws of the Commonwealth of Massachusetts;

(2)        the Janus Trust has the power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby

(3)        the Agreement has been duly authorized, executed and delivered by the Janus Trust;

(4)        the Agreement constitutes the valid and binding obligation of the Janus Trust, enforceable against the Janus Trust in accordance with its terms under the laws of the Commonwealth of Massachusetts, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(5)        neither the execution and delivery by the Janus Trust of the Agreement nor the performance by the Janus Trust of its obligations under the Agreement: (a) conflicts with the governing documents of the Janus Trust; (b) constitutes a violation of, or a default under, any material contract, agreement, instrument or other document pertaining to, or material to the business or financial condition of, the Acquiring Fund; (c) contravenes any material judgement, order or decree of courts of other governmental authorities or arbitrators that are material to the business or financial condition of the Acquiring Fund; or (d) violates the 1940 Act or any law, rule or regulation of the Commonwealth of Massachusetts;

(6)        neither the execution and delivery by the Janus Trust of the Agreement nor the performance by the Janus Trust of its obligations under the Agreement requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or any law, rule or regulation of the Commonwealth of Massachusetts, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; and

(7)        when the Acquiring Fund Shares have been duly issued and delivered to the Target Fund for distribution to the shareholders of the Target Fund in exchange for the Acquiring Fund’s acquisition of all of the Target Fund’s assets and assumption of all of the Target Fund’s liabilities, in accordance with the terms of the Agreement, and entered into the share record books of the Acquiring Fund, the issuance of the Acquiring Fund Shares will have been duly authorized by all requisite action on the part of the Janus Trust and the Acquiring Fund Shares will be validly issued, fully paid and, subject to the following, non-assessable. Pursuant to certain decisions of the Supreme Judicial Court of The Commonwealth of Massachusetts, shareholders of a Massachusetts business trust may, in certain circumstances, be held personally liable as partners for the obligations of a Massachusetts business trust. Even if the Janus Trust were held to be a partnership, however, the possibility of the holders of Acquiring Fund Shares incurring personal liability for financial losses of the Acquiring Fund appears remote because the Janus Declaration of Trust disclaims shareholder liability for acts or obligations of the Acquiring Fund and requires that notice of this disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Acquiring Fund or the Trustees. The Janus Declaration of Trust also provides for indemnification from the assets of the Acquiring Fund for all losses and expenses of any Acquiring Fund shareholder held liable for the obligations of the Acquiring Fund;

(8)        the Janus Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as an open-end management investment company; and

4.2        Except to the extent waived in writing by the Janus Trust, the obligations of the Janus Trust on behalf of the Acquiring Fund to effectuate the Reorganization shall be subject to the satisfaction of the following conditions:

(i)        All representations and warranties of the Henderson Trust on behalf of the Target Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing, with the same force and effect as if then made,

(ii)        The Janus Trust on behalf of the Acquiring Fund shall have received a certificate of an officer of the Henderson Trust on behalf of the Target Fund in form and substance reasonably satisfactory to the Janus Trust and dated as of the Closing Date, certifying that the representations and warranties of or with respect to the Henderson Trust and the Target Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Janus Trust shall reasonably request;

(iii)        The Henderson Trust shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(iv)        The Target Fund’s agreements with each of the parties set forth on Schedule 4.2(iv) hereto shall have been terminated as of the Closing with respect to the Target Fund, and each party to this Agreement shall have received evidence of such termination and assurance that no claims for damages (liquidated or otherwise) will arise as a result of such termination.

(v)        The Janus Trust shall have received the opinion of Vedder Price P.C., dated as of the Closing Date, addressed to the Janus Trust and the Acquiring Fund substantially in the form and to the effect that:

(1)        the Henderson Trust is validly existing in good standing under the laws of the State of Delaware;

(2)        the Henderson Trust has the power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby

(3)        the Agreement has been duly authorized, executed and delivered by the Henderson Trust;

(4)        the Agreement constitutes the valid and binding obligation of the Henderson Trust, enforceable against the Henderson Trust in accordance with its terms under the laws of the State of Delaware, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether considered enforcement is sought in equity or at law);

(5)        neither the execution and delivery by the Henderson Trust of the Agreement nor the performance by the Henderson Trust of its obligations under the Agreement: (a) conflicts with the governing documents of the Henderson Trust; (b) constitutes a violation of, or a default under, any material contract, agreement, instrument or other document pertaining to, or material to the business or financial condition of, the Target Fund; (c) contravenes any material judgement, order or decree of courts of other governmental authorities or arbitrators that are material to the business or financial condition of the Target Fund; or (d) violates the 1940 Act or any law, rule or regulation of the State of Delaware;

(6)        neither the execution and delivery by the Henderson Trust of the Agreement nor the performance by the Henderson Trust of its obligations under the Agreement requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under the 1940 Act or any law, rule or regulation of the State of Delaware, except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made; and

(7)        the Henderson Trust is registered with the Commission pursuant to Section 8 of the 1940 Act as an open-end management investment company.

4.3        Except to the extent waived in writing by both the Henderson Trust and the Janus Trust, the obligations of the Henderson Trust, on behalf of the Target Fund, and the Janus Trust, on behalf of the Acquiring Fund, to consummate the Reorganization shall be subject to the satisfaction of the following conditions:

(i)        This Agreement and transactions contemplated herein shall have been approved by the Board of Trustees of the Henderson Trust, including a majority of the Trustees of the Henderson Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, on behalf of the Target Fund, and by the Board of Trustees of the Janus Trust, including a majority of the Trustees of the Janus Trust who are not “interested persons” (as defined in the 1940 Act) of the Target Fund or the Acquiring Fund, on behalf of the Acquiring Fund, and each party shall have delivered to the other party a copy of the resolutions approving this Agreement and the transactions contemplated in connection herewith adopted by such party’s Board of Trustees, certified by the secretary or equivalent officer; notwithstanding anything herein to the contrary, neither the Henderson Trust nor the Janus Trust may waive the conditions set forth in this paragraph 4.3(i);

(ii)        The Janus Trust shall have filed with the Commission the N-14 Registration Statement and the N-14 Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (and not withdrawn or terminated);

(iii)        This Agreement has been approved by the affirmative vote of Target Fund Shareholders representing a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Target Fund; notwithstanding anything herein to the contrary, neither the Henderson Trust nor the Janus Trust may waive the condition set forth in this paragraph 4.3(iii);

(iv)        The Target Fund and the Acquiring Fund shall have agreed on the number of full and fractional shares of each class of shares of the Acquiring Fund to be issued in connection with the Reorganization after such number has been calculated in accordance with this Agreement;

(v)        No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition, whether preliminary, temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the consummation of the Reorganization;

(vi)        As of the Closing Date, there shall be no pending litigation brought by any person against the Henderson Trust or the Target Fund or, the Janus Trust or the Acquiring Fund, or any of the investment advisers, directors or officers of the foregoing, as applicable, arising out of, or seeking to prevent completion of the transactions contemplated by, this Agreement. Furthermore, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein. No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of any party hereto, threatened against a party or any of its properties or assets that, if adversely determined, would materially and adversely affect its business or its ability to consummate the transactions herein contemplated;

(vii)        On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act;

(viii)        All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state blue sky and securities authorities) deemed necessary by the Janus Trust and the Acquiring Fund, or the Henderson Trust and the Target Fund, to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund; provided that either party hereto may for itself waive any of such conditions;

(ix)        The Acquiring Fund and Target Fund shall have received an opinion in form reasonably satisfactory to each such party, dated as of the Closing Date, of Skadden, Arps, Slate, Meager and Flom LLP, substantially to the effect that for U.S. federal income tax purposes the Reorganization will constitute a “reorganization” within the meaning of Section 368(a) of the Code. Notwithstanding anything herein to the contrary, neither the Henderson Trust nor the Janus Trust may waive the condition set forth in this paragraph 4.3(ix).

(x)        The Target Fund shall have declared and paid a dividend prior to the Closing Time, which, together with all previous dividends, will have the effect of distributing to its shareholders all of the Target Fund’s investment company taxable income (within the meaning of Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all periods up to and including the Closing Date, and all of the Target Fund’s net capital gain (as defined in Section 1222(11) of the Code), if any, for the avoidance of doubt after reduction for any usable capital loss carryforwards, recognized in all periods up to and including the Closing Date.

(xi)        HGINA shall have arranged for the provision of directors and officers liability and errors and omissions insurance that is substantially similar in scope to the current coverage (“Insurance”) covering the Target Fund, and current and former trustees and officers of the Henderson Trust, with respect to the Target Fund, with respect to “Wrongful Acts” (as defined under the Insurance) committed on or prior to the Closing Date for a period beginning at the Closing Date and ending no less than five years thereafter, and the parties shall have received evidence of the foregoing.

(xii)        The merger of Horizon Orbit Corp. (“Merger Sub”), a direct wholly-owned subsidiary of Henderson Group, plc (“Henderson”) with and into Janus Capital Group, Inc. (“Janus”), with Janus surviving the merger as a direct wholly-owned subsidiary of Henderson, pursuant to the Agreement and Plan of Merger, dated as of October 3, 2016, among Janus, Henderson and Merger Sub (the “Janus Henderson Group Merger”), shall have been consummated.

(xiii)        Acquiring Fund Shareholders representing a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Acquiring Fund have approved a new investment advisory agreement with JCM to become effective upon the closing of the Janus Henderson Group Merger.

5.        EXPENSES

5.1        JCM agrees that it will bear all costs and expenses of the Janus Trust and the Acquiring Fund incurred in connection with the Reorganization and transactions contemplated thereby and HGINA agrees that it will bear all costs and expenses of the Henderson Trust and the Target Fund incurred in connection with the Reorganization and transactions contemplated thereby. The costs of the Reorganizations shall include, but not be limited to, organizing the Acquiring Fund, preparation, printing and distribution of the N-14 Registration Statement and the Proxy Statement/Prospectus, legal fees, accounting fees, proxy solicitation costs, and expenses of holding shareholders’ meetings.

5.2        Each of the Henderson Trust and the Janus Trust represents that there is no person who has dealt with it who by reason of such dealing is entitled to any broker’s or finders’ or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6.        COVENANTS

6.1        During the period from the date of this Agreement and continuing until the Closing Date, the Janus Trust, on behalf of the Acquiring Fund, and the Henderson Trust, on behalf of the Target Fund, agree that:

(i)        The parties hereto shall cooperate in preparing the N-14 Registration Statement and the Proxy Statement/Prospectus;

(ii)        The Janus Trust, on behalf of the Acquiring Fund, and the Henderson Trust, on behalf of the Target Fund, will, subject to the provisions of this Agreement, take, or cause to be taken, all commercially reasonable actions, and do or cause to be done all commercially reasonably things, necessary, proper or advisable to fulfill or obtain the fulfillment of the conditions precedent set forth in this Agreement and to consummate and make effective the transactions contemplated by this Agreement; and

(iii)        It is the intention of the parties that the Reorganization will qualify as a reorganization with the meaning of Section 368(a) of the Code. None of the parties to this Agreement shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of a Reorganization to qualify as a reorganization with the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Skadden to render the tax opinions required as a condition to the Closing of this Agreement (including, without limitation, each party’s execution of representations reasonably requested by and addressed to Skadden).

6.2        During the period from the date of this Agreement and continuing until the Closing Date, the Janus Trust on behalf of the Acquiring Fund agrees that:

(i)        The Janus Trust will file the N-14 Registration Statement with the SEC and will use its best efforts to provide that the N-14 Registration Statement becomes effective as promptly as possible; each party agrees to cooperate fully with the other, and each will furnish to the other the information related to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, 1934 Act and the 1940 Act, and the rules and regulations thereunder, and state securities laws;

(ii)        The Board of Trustees of the Janus Trust will call a meeting of shareholders of the Acquiring Fund, to consider and act upon the approval a new investment advisory agreement with JCM to become effective upon the closing of the Janus Henderson Group Merger;

(iii)        The Acquiring Fund: (a) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (b) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Acquiring Fund, as appropriate, in the ordinary course in all material respects.

6.3        During the period from the date of this Agreement and continuing until the Closing Date, the Henderson Trust on behalf of the Target Fund agrees that:

(i)        The Board of Trustees of the Henderson Trust will call a meeting of shareholders of the Target Fund, to consider and act upon this Agreement (the “Target Fund Shareholder Meeting”) and to take all other actions necessary to submit the transactions contemplated herein to Target Fund Shareholders for approval;

(ii)        The Henderson Trust will mail the Proxy Statement/Prospectus to Target Fund Shareholders entitled to vote at the Target Fund Shareholder Meeting, in sufficient time to comply with requirements as to notice thereof;

(iii)        Except as otherwise set forth herein, the Target Fund: (a) will operate its business in the ordinary course and substantially in accordance with past practices between the date hereof and the Closing Date, it being understood that such ordinary course of business may include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable, and (b) shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business operations of the Target Fund, as appropriate, in the ordinary course in all material respects;

(iv)        The Henderson Trust will not sell or otherwise dispose of any of the Acquiring Fund Shares to be received in the Reorganization, except in distribution to the Target Fund Shareholders as provided in this Agreement;

(v)        The Henderson Trust on behalf of the Target Fund will, from time to time, as and when reasonably requested by the Janus Trust on behalf of the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and take or cause to be taken such further actions as the other party may reasonably deem necessary or desirable in order to vest in and confirm the Janus Trust’s, on behalf of the Acquiring Fund, title to and possession of all the Assets transferred hereby;

(vi)        At or prior the Closing Date, the Henderson Trust will provide the Janus Trust with (a) a statement of the respective tax basis and holding period of all the transferred Assets, (b) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the Closing Date, who are to become holders of the Acquiring Fund as a result of the Reorganization, certified by the transfer agent of the Target Fund or an officer of the Henderson Trust on behalf of the Target Fund to the best of their knowledge and belief, (c) if requested by the Acquiring Fund, all FIN 48 work papers and supporting statements pertaining to the Target Fund, and (d) the tax books and records of the Target Fund for purposes of preparing any returns required by law to be filed for tax periods ending after the Closing Date; and

(vii)        The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund’s shares;

(viii)        Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns relating to tax periods ending on or prior to the Closing Date (whether due before or after the Closing Date), or other documents with the Commission, any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Fund.

6.4        As soon as practicable after the Closing of the Reorganization, Class A, C, I and N Acquiring Fund Shares received by shareholders who were direct shareholders of the Target Fund, will be automatically exchanged for Class D Shares of the Acquiring Fund having an equal aggregate net asset value to the shares so exchanged;

7.        ENTIRE AGREEMENT

The Henderson Trust, on behalf of the Target Fund, and the Janus Trust, on behalf of the Acquiring Fund, agree that this Agreement constitutes the entire agreement between the parties.

8.        TERMINATION

8.1        This Agreement and the transactions contemplated hereby may be terminated and abandoned by the mutual agreement of the Henderson Trust and the Janus Trust.

8.2        Either the Henderson Trust or the Janus Trust may at its option terminate this Agreement at or prior to the Closing Date because:

(i)        of a material breach by the other party of any representation, warranty or agreement contained herein to be performed at or prior the Closing Date;

(ii)        a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met prior to the Closing Date;

(iii)        there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any governmental entity which would make consummation of the transactions contemplated hereby illegal; or

(iv)        the closing has not occurred on or prior to _______, 2017 (provided that the right to terminate this Agreement pursuant to this paragraph 8.2(iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

8.3        In the event that the Board of Trustees of the Henderson Trust or the Board of Trustees of the Janus Trust reasonably determines, after consultation with outside counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of such Board of Trustees (such fiduciary duty to be interpreted in accordance with the laws of the state in which such trust is organized), such party may terminate this Agreement with the written consent of the other party, which consent shall not be unreasonably withheld. The party seeking termination pursuant to this Section 8.3 shall provide written notice to the other party of the determination by the Board of Trustees of the party seeking termination and the facts and circumstances that form the basis for such determination.

8.4        In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or its respective directors, trustees, officers, agents or shareholders in respect of this Agreement other than with respect to Section 13.

9.         AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that at any time after the approval of this Agreement by Target Fund Shareholders, no amendment or modification shall be made which by law requires further approval by such shareholders without such further approval.

10.        NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, overnight courier, personal delivery or certified mail addressed to:

For the Henderson Trust or the Target Fund:

737 North Michigan Avenue, Suite 1700

Chicago, Illinois 60611

Attention: Secretary, Henderson Global Funds

Facsimile: 312-871-6293

With a copy to:

Henderson Group plc

201 Bishopsgate, 10th Floor

London EC2M 3AE

United Kingdom

Attention: General Counsel

Facsimile: +44-20-7818 4639

For HGINA:

737 North Michigan Avenue, Suite 1700

Chicago, Illinois 60611

Attention: Legal Counsel

Facsimile: 312-871-6293

With a copy to:

Henderson Group plc

201 Bishopsgate, 10th Floor

London EC2M 3AE

United Kingdom

Attention: General Counsel

Facsimile: +44-20-7818 4639

For the Janus Trust or the Acquiring Fund:

151 Detroit Street

Denver, Colorado 80206-4805

Attention: Michelle Rosenberg

Facsimile: 303-394-7714

For JCM:

151 Detroit Street

Denver, Colorado 80206-4805

Attention: Michelle Rosenberg

Facsimile: 303-394-7714

11.        COOPERATION AND EXCHANGE OF INFORMATION

Copies of all books and records of the Target Fund shall be delivered by the Henderson Trust to the Janus Trust at the Closing Date. Prior to the Closing and for a reasonable time thereafter, the Henderson Trust on behalf of the Target Fund and the Janus Trust on behalf of the Acquiring Fund will provide each other and their respective representatives with such cooperation, assistance and information as is reasonably necessary (i) for the filing of any tax return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment, or (ii) for any financial accounting purpose. Until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, each such party or their respective agents will retain all returns, schedules and work papers and all material records or other documents relating to tax matters and financial reporting of tax positions of the Target Fund and the Acquiring Fund for its taxable period first ending after the Closing Date and for all prior taxable periods for which the statute of limitation had not run at the Closing Date, provided that the Henderson Trust shall not be required to maintain any such documents that it has delivered to the Janus Trust.

12.        DISSOLUTION OF THE HENDERSON TRUST

Each series of the Henderson Trust (i) has entered into (or will enter into) an agreement and plan of reorganization pursuant to which the assets of such series would be transferred to, and the liabilities of such series would be assumed by, a series of the Janus Trust, (ii) will be reorganized into an entity, which after giving effect to such reorganization, is not required to register as an investment company or (iii) will adopt a plan of liquidation or engage in such other transaction or transactions which results in the liquidation of such series.    Upon the completion of all such transactions, the Henderson Trust will be terminated and dissolved in accordance with the Henderson Declaration of Trust, the laws of the State of Delaware and any other applicable law and shall not conduct any business except in connection with its dissolution and termination.

13.        INDEMNIFICATION

13.1    Each party (an “Indemnitor”) shall indemnify and hold the other and its officers, directors, trustees, agents and persons controlled by or controlling any of them (each an “Indemnified Party”) harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys’ fees and reasonable costs of investigation) including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (collectively, the “Losses”) arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor; provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party’s (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party’s position.

13.2    The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to Indemnitor within the earlier of ten (10) days of receipt of written notice to the Indemnified Party or thirty (30) days from discovery by the Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of the Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor. At any time after ten (10) days from the giving of such notice, the Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from the Indemnitor that the Indemnitor intends, at the Indemnitor’s sole cost and expense, to assume the defense of any such matter, in which case the Indemnified Party shall have the right, at no cost or expense to the Indemnitor, to participate in such defense. If the Indemnitor does not assume the defense of such matter, and in any event until the Indemnitor states in writing that it will assume the defense, the Indemnitor shall pay all costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnified Party shall consult with the Indemnitor and obtain indemnitor’s prior written consent to any payment or settlement of any such claim. The Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense. If the Indemnitor does not assume the defense, the Indemnified Party shall keep the Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

14.        HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

14.1    The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2    This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

14.3    The respective representations and warranties contained in Section 3 of this Agreement shall expire with, and be terminated by, the consummation of the Reorganization, and neither the Funds, nor any of their respective officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date.

14.4        This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts; provided that, in the case of any conflict between those laws and the 1940 Act, the latter shall govern.

14.5        This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

14.6        It is expressly agreed that the obligations of the Janus Trust hereunder shall not be binding upon any of the Trustees, consultants, shareholders, nominees, officers, agents or employees of the Janus Trust personally, but shall bind only the trust property of the Janus Trust, as provided in the Janus Declaration of Trust. The execution and delivery by such officers of the Janus Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Janus Trust as provided in the Janus Declaration of Trust. The Janus Trust is a series company with multiple series and has entered into this Agreement on behalf of the Acquiring Fund.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the date set forth above.

JANUS INVESTMENT FUND
For and on behalf of the Acquiring Fund

By:
Title:

Attest
By:
Title:

HENDERSON GLOBAL FUNDS
For and on behalf of the Target Fund

By:
Title:

Attest
By:
Title:

JANUS CAPITAL MANAGEMENT, LLC

By:
Title:

Attest
By:
Title:

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.

By:
Title:

Attest
By:
Title:

Before you invest, you may want to review the Fund’s Prospectus, which contains more information about the Fund and its risks. You can find the Fund’s Prospectus and other information about the Fund online at janus.com/info. You can also get this information at no cost by calling a Janus representative at 1-877-335-2687 or by sending an email request to prospectusrequest@janus.com.	[JANUS LOGO]

Summary Prospectus dated January 28, 2016
Janus Global Technology Fund

Ticker:	JATAX	Class A Shares	JATSX	Class S Shares	JAGTX	Class T Shares
	JAGCX	Class C Shares	JATIX	Class I Shares

INVESTMENT OBJECTIVE

Janus Global Technology Fund seeks long-term growth of capital.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund. Each share class has different expenses, but represents an investment in the same Fund. For Class A Shares, you may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $50,000 in the Fund or in other Janus mutual funds. More information about these and other discounts, as well as eligibility requirements for each share class, is available from your financial professional and in the “Purchases” section on page 83 of the Fund’s Prospectus and in the “Purchases” section on page 84 of the Fund’s Statement of Additional Information.

SHAREHOLDER FEES (fees paid directly from your investment)	Class A	Class C	Class S	Class I	Class T

Maximum Sales Charge (load) Imposed on Purchases (as a percentage of offering price)	5.75%	None	None	None	None
Maximum Deferred Sales Charge (load) (as a percentage of the lower of original purchase price or redemption proceeds)	None	1.00%	None	None	None

ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)	Class A	Class C	Class S	Class I	Class T

Management Fees	0.64%	0.64%	0.64%	0.64%	0.64%
Distribution/Service (12b-1) Fees	0.25%	1.00%	0.25%	None	None
Other Expenses	0.19%	0.15%	0.31%	0.15%	0.31%
Total Annual Fund Operating Expenses	1.08%	1.79%	1.20%	0.79%	0.95%

EXAMPLE:
The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and reinvest all dividends and distributions. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

If Shares are redeemed:	1 Year	3 Years	5 Years	10 Years
Class A Shares	$679	$899	$1,136	$1,816
Class C Shares	$282	$563	$970	$2,105
Class S Shares	$122	$381	$660	$1,455
Class I Shares	$81	$252	$439	$978
Class T Shares	$97	$303	$525	$1,166

If Shares are not redeemed:	1 Year	3 Years	5 Years	10 Years
Class A Shares	$679	$899	$1,136	$1,816
Class C Shares	$182	$563	$970	$2,105
Class S Shares	$122	$381	$660	$1,455
Class I Shares	$81	$252	$439	$978
Class T Shares	$97	$303	$525	$1,166

1 ï Janus Global Technology Fund
Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 39% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of companies that the portfolio managers believe will benefit significantly from advances or improvements in technology. These companies generally fall into two categories:

•	companies that the portfolio managers believe have or will develop products, processes, or services that will provide significant technological advancements or improvements; and

•	companies that the portfolio managers believe rely extensively on technology in connection with their operations or services.

Some of the industries and companies likely to be represented in the Fund’s portfolio include e-commerce (companies doing business through the Internet); computer (hardware and software); communications (voice, data, and wireless); and industrials.

The Fund implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Fund normally invests in issuers from several different countries, which may include the United States. The Fund may, under unusual circumstances, invest in a single country. The Fund may have significant exposure to emerging markets. The Fund may also invest in U.S. and foreign debt securities.

The portfolio managers apply a “bottom up” approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Fund’s investment policies.

The Fund may also take long or short positions in derivatives, which are instruments that have a value derived from, or directly linked to, an underlying asset, such as equity securities, fixed-income securities, commodities, currencies, interest rates, or market indices. For purposes of meeting its 80% investment policy, the Fund may include derivatives that have characteristics similar to the securities in which the Fund may directly invest. The types of derivatives in which the Fund may invest include options, futures, swaps, warrants, and forward exchange contracts. The Fund may use derivatives to hedge, to earn income or enhance returns, as a substitute for securities in which the Fund invests, to increase or decrease the Fund’s exposure to a particular market, to adjust the Fund’s currency exposure relative to its benchmark index, to gain access to foreign markets where direct investment may be restricted or unavailable, or to manage the Fund’s risk profile.

The Fund may lend portfolio securities on a short-term or long-term basis, in an amount equal to up to one-third of its total assets as determined at the time of the loan origination.

PRINCIPAL INVESTMENT RISKS

The biggest risk is that the Fund’s returns will vary, and you could lose money. The Fund is designed for long-term investors seeking an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

Foreign Exposure Risk. The Fund normally has significant exposure to foreign markets as a result of its investments in foreign securities, including investments in emerging markets, which can be more volatile than the U.S. markets. As a result, its returns and net asset value may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. In some foreign markets, there may not be protection against failure by other parties to complete transactions. It may not be possible for the Fund to repatriate capital, dividends, interest, and other income from a particular country or governmental entity. In addition, a market swing in one or more countries or regions where the Fund has invested a significant amount of its assets may have a greater effect on the Fund’s performance than it would in a more geographically diversified portfolio. To the extent the Fund invests in foreign debt securities, such investments are sensitive to changes in interest rates. Additionally, investments in securities of foreign governments involve

2 ï Janus Investment Fund
the risk that a foreign government may not be willing or able to pay interest or repay principal when due. The Fund’s investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

Emerging Markets Risk. The risks of foreign investing mentioned above are heightened when investing in emerging markets. Emerging markets securities involve a number of additional risks, which may result from less government supervision and regulation of business and industry practices (including the potential lack of strict finance and accounting controls and standards), stock exchanges, brokers, and listed companies, making these investments potentially more volatile in price and less liquid than investments in developed securities markets, resulting in greater risk to investors. There is a risk in developing countries that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, imposition or enforcement of foreign ownership limits, seizure, nationalization, sanctions or imposition of restrictions by various governmental entities on investment and trading, or creation of government monopolies, any of which may have a detrimental effect on the Fund’s investments. In addition, the Fund’s investments may be denominated in foreign currencies and therefore, changes in the value of a country’s currency compared to the U.S. dollar may affect the value of the Fund’s investments. To the extent that the Fund invests a significant portion of its assets in the securities of issuers in or companies of a single country or region, it is more likely to be impacted by events or conditions affecting that country or region, which could have a negative impact on the Fund’s performance. Some of the risks of investing directly in foreign and emerging market securities may be reduced when the Fund invests indirectly in foreign securities through various other investment vehicles including derivatives, which also involve other risks. As of September 30, 2015, approximately 9.4% of the Fund’s investments were in emerging markets.

Market Risk. The value of the Fund’s portfolio may decrease if the value of an individual company or security, or multiple companies or securities, in the portfolio decreases or if the portfolio managers’ belief about a company’s intrinsic worth is incorrect. Further, regardless of how well individual companies or securities perform, the value of the Fund’s portfolio could also decrease if there are deteriorating economic or market conditions. It is important to understand that the value of your investment may fall, sometimes sharply, in response to changes in the market, and you could lose money. Market risk may affect a single issuer, industry, economic sector, or the market as a whole.

Growth Securities Risk. The Fund invests in companies after assessing their growth potential. Securities of companies perceived to be “growth” companies may be more volatile than other stocks and may involve special risks. If the portfolio managers’ perception of a company’s growth potential is not realized, the securities purchased may not perform as expected, reducing the Fund’s returns. In addition, because different types of stocks tend to shift in and out of favor depending on market and economic conditions, “growth” stocks may perform differently from the market as a whole and other types of securities.

Industry Risk. Although the Fund does not concentrate its investments in specific industries or industry sectors, it may invest in companies related in such a way that they react similarly to certain market pressures. As a result, the Fund’s returns may be considerably more volatile than the returns of a fund that does not invest in similarly related companies.

Derivatives Risk. Derivatives can be highly volatile and involve risks in addition to the risks of the underlying referenced securities. Gains or losses from a derivative investment can be substantially greater than the derivative’s original cost, and can therefore involve leverage. Leverage may cause the Fund to be more volatile than if it had not used leverage. Derivatives can be complex instruments and may involve analysis that differs from that required for other investment types used by the Fund. If the value of a derivative does not correlate well with the particular market or other asset class to which the derivative is intended to provide exposure, the derivative may not produce the anticipated result. Derivatives can also reduce the opportunity for gain or result in losses by offsetting positive returns in other investments. Derivatives can be less liquid than other types of investments and entail the risk that the counterparty will default on its payment obligations. If the counterparty to a derivative transaction defaults, the Fund would risk the loss of the net amount of the payments that it contractually is entitled to receive. To the extent the Fund enters into short derivative positions, the Fund may be exposed to risks similar to those associated with short sales, including the risk that the Fund’s losses are theoretically unlimited.

Securities Lending Risk. The Fund may seek to earn additional income through lending its securities to certain qualified broker-dealers and institutions. There is the risk that when portfolio securities are lent, the securities may not be returned on a timely basis, and the Fund may experience delays and costs in recovering the security or gaining access to the collateral provided to the Fund to collateralize the loan. If the Fund is unable to recover a security on loan, the Fund may use the

3 ï Janus Global Technology Fund
collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.

Management Risk. The Fund is an actively managed investment portfolio and is therefore subject to the risk that the investment strategies employed for the Fund may fail to produce the intended results. The Fund may underperform its benchmark index or other mutual funds with similar investment objectives.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION

The following information provides some indication of the risks of investing in the Fund by showing how the Fund’s performance has varied over time. Class T Shares (formerly named Class J Shares, the initial share class) of the Fund commenced operations with the Fund’s inception. Class A Shares, Class C Shares, Class S Shares, and Class I Shares of the Fund commenced operations on July 6, 2009.

•	The performance shown for Class T Shares is calculated using the fees and expenses of Class T Shares in effect during the periods shown, net of any applicable fee and expense limitations or waivers.
•	The performance shown for Class A Shares, Class C Shares, and Class S Shares for periods prior to July 6, 2009, reflects the performance of the Fund’s former Class J Shares, calculated using the fees and expenses of each respective share class, without the effect of any fee and expense limitations or waivers.
•	The performance shown for Class I Shares for periods prior to July 6, 2009, reflects the performance of the Fund’s former Class J Shares, calculated using the fees and expenses of Class J Shares, net of any applicable fee and expense limitations or waivers.

If Class A Shares, Class C Shares, Class S Shares, and Class I Shares of the Fund had been available during periods prior to July 6, 2009, the performance shown for each respective share class may have been different. The performance shown for periods following the Fund’s commencement of Class A Shares, Class C Shares, Class S Shares, and Class I Shares reflects the fees and expenses of each respective share class, net of any applicable fee and expense limitations or waivers.

The bar chart depicts the change in performance from year to year during the periods indicated. The bar chart figures do not include any applicable sales charges that an investor may pay when they buy or sell Class A Shares or Class C Shares of the Fund. If sales charges were included, the returns would be lower. The table compares the Fund’s average annual returns for the periods indicated to broad-based securities market indices. The indices are not actively managed and are not available for direct investment. All figures assume reinvestment of dividends and distributions.

The Fund’s past performance (before and after taxes) does not necessarily indicate how it will perform in the future. Updated performance information is available at janus.com/advisor/mutual-funds or by calling 1-877-335-2687.

Annual Total Returns for Class T Shares (calendar year-end)

2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
7.98%	21.88%	−43.27%	57.29%	24.57%	−8.54%	19.28%	35.21%	9.27%	4.49%

Best Quarter: 2nd Quarter 2009 26.81% Worst Quarter: 4th Quarter 2008 −25.94%

4 ï Janus Investment Fund

Average Annual Total Returns (periods ended 12/31/15)
	1 Year	5 Years	10 Years	Since Inception (12/31/98)
Class T Shares

Return Before Taxes	4.49%	10.99%	9.44%	6.67%

Return After Taxes on Distributions	2.64%	9.37%	8.63%	6.16%

Return After Taxes on Distributions and Sale of Fund Shares(1)	4.09%	8.66%	7.73%	5.54%

S&P 500® Index	1.38%	12.57%	7.31%	4.99%
(reflects no deduction for expenses, fees, or taxes)

MSCI All Country World Information Technology Index	3.20%	10.64%	7.25%	3.21%
(reflects no deduction for expenses, fees, or taxes, except foreign withholding taxes)

Class A Shares

Return Before Taxes(2)	−1.64%	9.50%	8.67%	6.16%

S&P 500® Index	1.38%	12.57%	7.31%	4.99%
(reflects no deduction for expenses, fees, or taxes)

MSCI All Country World Information Technology Index	3.20%	10.64%	7.25%	3.21%
(reflects no deduction for expenses, fees, or taxes, except foreign withholding taxes)

Class C Shares

Return Before Taxes(3)	2.79%	10.04%	8.54%	5.77%

S&P 500® Index	1.38%	12.57%	7.31%	4.99%
(reflects no deduction for expenses, fees, or taxes)

MSCI All Country World Information Technology Index	3.20%	10.64%	7.25%	3.21%
(reflects no deduction for expenses, fees, or taxes, except foreign withholding taxes)

Class S Shares

Return Before Taxes	4.26%	10.70%	9.17%	6.39%

S&P 500® Index	1.38%	12.57%	7.31%	4.99%
(reflects no deduction for expenses, fees, or taxes)

MSCI All Country World Information Technology Index	3.20%	10.64%	7.25%	3.21%
(reflects no deduction for expenses, fees, or taxes, except foreign withholding taxes)

Class I Shares

Return Before Taxes	4.67%	11.12%	9.44%	6.67%

S&P 500® Index	1.38%	12.57%	7.31%	4.99%
(reflects no deduction for expenses, fees, or taxes)

MSCI All Country World Information Technology Index	3.20%	10.64%	7.25%	3.21%
(reflects no deduction for expenses, fees, or taxes, except foreign withholding taxes)

(1)	If the Fund incurs a loss, which generates a tax benefit, the Return After Taxes on Distributions and Sale of Fund Shares may exceed the Fund’s other return figures.
(2)	Calculated assuming maximum permitted sales loads.
(3)	The one year return is calculated to include the contingent deferred sales charge.

The Fund’s primary benchmark index is the S&P 500® Index. The Fund also compares its performance to the MSCI All Country World Information Technology Index. The indices are described below.

•	The S&P 500® Index is a commonly recognized, market-capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance.

5 ï Janus Global Technology Fund

•	The MSCI All Country World Information Technology Index is a capitalization weighted index that measures the performance of information technology securities from developed market countries and emerging market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

After-tax returns are calculated using distributions for the Fund’s Class T Shares (formerly named Class J Shares, the initial share class). After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your individual tax situation and may differ from those shown in the preceding table. The after-tax return information shown above does not apply to Fund shares held through a tax-deferred account, such as a 401(k) plan or an IRA.

After-tax returns are only shown for Class T Shares of the Fund. After-tax returns for the other classes of Shares will vary from those shown for Class T Shares due to varying sales charges (as applicable), fees, and expenses among the classes.

MANAGEMENT

Investment Adviser: Janus Capital Management LLC

Portfolio Managers: Denny Fish is Co-Portfolio Manager of the Fund, which he has co-managed since January 2016. Brinton Johns is Executive Vice President and Co-Portfolio Manager of the Fund, which he has co-managed since January 2014. J. Bradley Slingerlend, CFA, is Executive Vice President and Co-Portfolio Manager of the Fund, which he has managed or co-managed since May 2011.

PURCHASE AND SALE OF FUND SHARES

Minimum Investment Requirements*

Class A Shares, Class C Shares**, Class S Shares, and Class T Shares
Non-retirement accounts	$2,500

Certain tax-deferred accounts or UGMA/UTMA accounts	$500

Class I Shares

Institutional investors (investing directly with Janus)	$1,000,000

Through an intermediary institution
• non-retirement accounts	$2,500
• certain tax-deferred accounts or UGMA/UTMA accounts	$500

*	Exceptions to these minimums may apply for certain tax-deferred, tax-qualified and retirement plans, and accounts held through certain wrap programs.
**	The maximum purchase in Class C Shares is $500,000 for any single purchase.

Purchases, exchanges, and redemptions can generally be made only through institutional channels, such as financial intermediaries and retirement platforms. Class I Shares may be purchased directly by certain institutional investors. You should contact your financial intermediary or refer to your plan documents for information on how to invest in the Fund. Requests must be received in good order by the Fund or its agents (financial intermediary or plan sponsor, if applicable) prior to the close of the regular trading session of the New York Stock Exchange in order to receive that day’s net asset value. For additional information, refer to “Purchases,” “Exchanges,” and/or “Redemptions” in the Prospectus.

TAX INFORMATION

The Fund’s distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account (in which case you may be taxed upon withdrawal of your investment from such account).

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

If you purchase Class A Shares, Class C Shares, Class S Shares, Class I Shares, or Class T Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment or to recommend one share class over another. Ask your salesperson or visit your financial intermediary’s website for more information.

6 ï Janus Investment Fund
This page intentionally left blank.

Before you invest, you may want to review the Fund’s Prospectus, which contains more information about the Fund and its risks. You can find the Fund’s Prospectus and other information about the Fund online at janus.com/reports. You can also get this information at no cost by calling a Janus representative at 1-800-525-3713 or by sending an email request to prospectusorder@janus.com.	[JANUS LOGO]

Summary Prospectus dated January 28, 2016
Janus Global Technology Fund

Ticker:	JNGTX	Class D Shares*

*	Class D Shares are closed to certain new investors.

INVESTMENT OBJECTIVE

Janus Global Technology Fund seeks long-term growth of capital.

FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.

ANNUAL FUND OPERATING EXPENSES (expenses that you pay each year as a percentage of the value of your investment)	Class D

Management Fees	0.64%
Other Expenses	0.26%
Total Annual Fund Operating Expenses	0.90%

EXAMPLE:
The Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated, reinvest all dividends and distributions, and then redeem all of your Shares at the end of each period. The Example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Class D Shares	$92	$287	$498	$1,108

Portfolio Turnover: The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 39% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The Fund pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of companies that the portfolio managers believe will benefit significantly from advances or improvements in technology. These companies generally fall into two categories:

•	companies that the portfolio managers believe have or will develop products, processes, or services that will provide significant technological advancements or improvements; and

•	companies that the portfolio managers believe rely extensively on technology in connection with their operations or services.

Some of the industries and companies likely to be represented in the Fund’s portfolio include e-commerce (companies doing business through the Internet); computer (hardware and software); communications (voice, data, and wireless); and industrials.

The Fund implements this policy by investing primarily in equity securities of U.S. and foreign companies selected for their growth potential. The Fund normally invests in issuers from several different countries, which may include the United States. The Fund may, under unusual circumstances, invest in a single country. The Fund may have significant exposure to emerging markets. The Fund may also invest in U.S. and foreign debt securities.

1 ï Janus Global Technology Fund
The portfolio managers apply a “bottom up” approach in choosing investments. In other words, the portfolio managers look at companies one at a time to determine if a company is an attractive investment opportunity and if it is consistent with the Fund’s investment policies.

The Fund may also take long or short positions in derivatives, which are instruments that have a value derived from, or directly linked to, an underlying asset, such as equity securities, fixed-income securities, commodities, currencies, interest rates, or market indices. For purposes of meeting its 80% investment policy, the Fund may include derivatives that have characteristics similar to the securities in which the Fund may directly invest. The types of derivatives in which the Fund may invest include options, futures, swaps, warrants, and forward exchange contracts. The Fund may use derivatives to hedge, to earn income or enhance returns, as a substitute for securities in which the Fund invests, to increase or decrease the Fund’s exposure to a particular market, to adjust the Fund’s currency exposure relative to its benchmark index, to gain access to foreign markets where direct investment may be restricted or unavailable, or to manage the Fund’s risk profile.

The Fund may lend portfolio securities on a short-term or long-term basis, in an amount equal to up to one-third of its total assets as determined at the time of the loan origination.

PRINCIPAL INVESTMENT RISKS

The biggest risk is that the Fund’s returns will vary, and you could lose money. The Fund is designed for long-term investors seeking an equity portfolio, including common stocks. Common stocks tend to be more volatile than many other investment choices.

Foreign Exposure Risk. The Fund normally has significant exposure to foreign markets as a result of its investments in foreign securities, including investments in emerging markets, which can be more volatile than the U.S. markets. As a result, its returns and net asset value may be affected to a large degree by fluctuations in currency exchange rates or political or economic conditions in a particular country. In some foreign markets, there may not be protection against failure by other parties to complete transactions. It may not be possible for the Fund to repatriate capital, dividends, interest, and other income from a particular country or governmental entity. In addition, a market swing in one or more countries or regions where the Fund has invested a significant amount of its assets may have a greater effect on the Fund’s performance than it would in a more geographically diversified portfolio. To the extent the Fund invests in foreign debt securities, such investments are sensitive to changes in interest rates. Additionally, investments in securities of foreign governments involve the risk that a foreign government may not be willing or able to pay interest or repay principal when due. The Fund’s investments in emerging market countries may involve risks greater than, or in addition to, the risks of investing in more developed countries.

Emerging Markets Risk. The risks of foreign investing mentioned above are heightened when investing in emerging markets. Emerging markets securities involve a number of additional risks, which may result from less government supervision and regulation of business and industry practices (including the potential lack of strict finance and accounting controls and standards), stock exchanges, brokers, and listed companies, making these investments potentially more volatile in price and less liquid than investments in developed securities markets, resulting in greater risk to investors. There is a risk in developing countries that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, imposition or enforcement of foreign ownership limits, seizure, nationalization, sanctions or imposition of restrictions by various governmental entities on investment and trading, or creation of government monopolies, any of which may have a detrimental effect on the Fund’s investments. In addition, the Fund’s investments may be denominated in foreign currencies and therefore, changes in the value of a country’s currency compared to the U.S. dollar may affect the value of the Fund’s investments. To the extent that the Fund invests a significant portion of its assets in the securities of issuers in or companies of a single country or region, it is more likely to be impacted by events or conditions affecting that country or region, which could have a negative impact on the Fund’s performance. Some of the risks of investing directly in foreign and emerging market securities may be reduced when the Fund invests indirectly in foreign securities through various other investment vehicles including derivatives, which also involve other risks. As of September 30, 2015, approximately 9.4% of the Fund’s investments were in emerging markets.

Market Risk. The value of the Fund’s portfolio may decrease if the value of an individual company or security, or multiple companies or securities, in the portfolio decreases or if the portfolio managers’ belief about a company’s intrinsic worth is incorrect. Further, regardless of how well individual companies or securities perform, the value of the Fund’s portfolio could also decrease if there are deteriorating economic or market conditions. It is important to understand that the value of your

2 ï Janus Investment Fund
investment may fall, sometimes sharply, in response to changes in the market, and you could lose money. Market risk may affect a single issuer, industry, economic sector, or the market as a whole.

Growth Securities Risk. The Fund invests in companies after assessing their growth potential. Securities of companies perceived to be “growth” companies may be more volatile than other stocks and may involve special risks. If the portfolio managers’ perception of a company’s growth potential is not realized, the securities purchased may not perform as expected, reducing the Fund’s returns. In addition, because different types of stocks tend to shift in and out of favor depending on market and economic conditions, “growth” stocks may perform differently from the market as a whole and other types of securities.

Industry Risk. Although the Fund does not concentrate its investments in specific industries or industry sectors, it may invest in companies related in such a way that they react similarly to certain market pressures. As a result, the Fund’s returns may be considerably more volatile than the returns of a fund that does not invest in similarly related companies.

Derivatives Risk. Derivatives can be highly volatile and involve risks in addition to the risks of the underlying referenced securities. Gains or losses from a derivative investment can be substantially greater than the derivative’s original cost, and can therefore involve leverage. Leverage may cause the Fund to be more volatile than if it had not used leverage. Derivatives can be complex instruments and may involve analysis that differs from that required for other investment types used by the Fund. If the value of a derivative does not correlate well with the particular market or other asset class to which the derivative is intended to provide exposure, the derivative may not produce the anticipated result. Derivatives can also reduce the opportunity for gain or result in losses by offsetting positive returns in other investments. Derivatives can be less liquid than other types of investments and entail the risk that the counterparty will default on its payment obligations. If the counterparty to a derivative transaction defaults, the Fund would risk the loss of the net amount of the payments that it contractually is entitled to receive. To the extent the Fund enters into short derivative positions, the Fund may be exposed to risks similar to those associated with short sales, including the risk that the Fund’s losses are theoretically unlimited.

Securities Lending Risk. The Fund may seek to earn additional income through lending its securities to certain qualified broker-dealers and institutions. There is the risk that when portfolio securities are lent, the securities may not be returned on a timely basis, and the Fund may experience delays and costs in recovering the security or gaining access to the collateral provided to the Fund to collateralize the loan. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.

Management Risk. The Fund is an actively managed investment portfolio and is therefore subject to the risk that the investment strategies employed for the Fund may fail to produce the intended results. The Fund may underperform its benchmark index or other mutual funds with similar investment objectives.

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PERFORMANCE INFORMATION

The following information provides some indication of the risks of investing in the Fund by showing how the Fund’s performance has varied over time. Class D Shares of the Fund commenced operations on February 16, 2010, as a result of the restructuring of Class J Shares, the predecessor share class. The performance shown for Class D Shares for periods prior to February 16, 2010, reflects the performance of the Fund’s former Class J Shares, calculated using the fees and expenses in effect during the periods shown, net of any applicable fee and expense limitations or waivers. If Class D Shares of the Fund had been available during periods prior to February 16, 2010, the performance shown may have been different. The performance shown for periods following the Fund’s commencement of Class D Shares reflects the fees and expenses of Class D Shares, net of any applicable fee and expense limitations or waivers.

The bar chart depicts the change in performance from year to year during the periods indicated. The table compares the Fund’s average annual returns for the periods indicated to broad-based securities market indices. The indices are not actively managed and are not available for direct investment. All figures assume reinvestment of dividends and distributions.

The Fund’s past performance (before and after taxes) does not necessarily indicate how it will perform in the future. Updated performance information is available at janus.com/allfunds or by calling 1-800-525-3713.

3 ï Janus Global Technology Fund

Annual Total Returns for Class D Shares (calendar year-end)

2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
7.98%	21.88%	−43.27%	57.29%	24.64%	−8.41%	19.31%	35.24%	9.35%	4.55%

Best Quarter: 2nd Quarter 2009 26.81% Worst Quarter: 4th Quarter 2008 −25.94%

Average Annual Total Returns (periods ended 12/31/15)

	1 Year	5 Years	10 Years	Since Inception (12/31/98)

Class D Shares

Return Before Taxes	4.55%	11.06%	9.48%	6.70%

Return After Taxes on Distributions	2.70%	9.44%	8.67%	6.18%

Return After Taxes on Distributions and Sale of Fund Shares(1)	4.12%	8.71%	7.76%	5.56%

S&P 500® Index	1.38%	12.57%	7.31%	4.99%
(reflects no deduction for expenses, fees, or taxes)

MSCI All Country World Information Technology Index	3.20%	10.64%	7.25%	3.21%
(reflects no deduction for expenses, fees, or taxes, except foreign withholding taxes)

(1)	If the Fund incurs a loss, which generates a tax benefit, the Return After Taxes on Distributions and Sale of Fund Shares may exceed the Fund’s other return figures.

The Fund’s primary benchmark index is the S&P 500® Index. The Fund also compares its performance to the MSCI All Country World Information Technology Index. The indices are described below.

•	The S&P 500® Index is a commonly recognized, market-capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance.

•	The MSCI All Country World Information Technology Index is a capitalization weighted index that measures the performance of information technology securities from developed market countries and emerging market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

After-tax returns are calculated using distributions for the Fund’s Class D Shares for the periods following February 16, 2010; and for the Fund’s Class J Shares, the predecessor share class, for the periods prior to February 16, 2010. If Class D Shares of the Fund had been available during these earlier periods, distributions may have been different and thus, after-tax returns may have been different from those shown. After-tax returns are calculated using the historically highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on your individual tax situation and may differ from those shown in the preceding table. The after-tax return information shown above does not apply to Fund shares held through a tax-deferred account, such as a 401(k) plan or an IRA.

4 ï Janus Investment Fund
MANAGEMENT

Investment Adviser: Janus Capital Management LLC

Portfolio Managers: Denny Fish is Co-Portfolio Manager of the Fund, which he has co-managed since January 2016. Brinton Johns is Executive Vice President and Co-Portfolio Manager of the Fund, which he has co-managed since January 2014. J. Bradley Slingerlend, CFA, is Executive Vice President and Co-Portfolio Manager of the Fund, which he has managed or co-managed since May 2011.

PURCHASE AND SALE OF FUND SHARES

Minimum Investment Requirements
To open a new regular Fund account	$2,500

To open a new UGMA/UTMA account, Coverdell Education Savings Account, or a retirement Fund account
• without an automatic investment program	$1,000
• with an automatic investment program of $50 per month	$500

To add to any existing type of Fund account without an automatic investment program	$100

You may generally purchase, exchange, or redeem Fund Shares on any business day by written request, wire transfer, telephone, and in most cases, online at janus.com/individual. You may conduct transactions by mail (Janus, P.O. Box 55932, Boston, MA 02205-5932), or by telephone at 1-800-525-3713. Purchase, exchange, or redemption requests must be received in good order by the Fund or its agents prior to the close of the regular trading session of the New York Stock Exchange in order to receive that day’s net asset value. For additional information, refer to “To Open an Account or Buy Shares,” “To Exchange Shares,” and/or “To Sell Shares” in the Prospectus.

TAX INFORMATION

The Fund’s distributions are taxable, and will be taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account (in which case you may be taxed upon withdrawal of your investment from such account).

PAYMENTS TO BROKER-DEALERS AND OTHER FINANCIAL INTERMEDIARIES

With respect to certain other classes of shares, the Fund and its related companies may pay select broker-dealer firms or other financial intermediaries for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing a broker-dealer or other intermediary or a salesperson to recommend the Fund over another investment or to recommend one share class over another.

5 ï Janus Global Technology Fund

ANNUAL REPORT September 30, 2016

Janus Global Technology Fund

Janus Investment Fund

HIGHLIGHTS • Portfolio management perspective • Investment strategy behind your fund • Fund performance, characteristics and holdings

Table of Contents

Janus Global Technology Fund

Janus Global Technology Fund (unaudited)

FUND SNAPSHOT

Our mission is to find companies that benefit from the high pace of change in technology. We believe technology markets are complex, adaptive systems that demonstrate emergent properties and inherently unpredictable changes. We construct a portfolio with special attention to downside risk that seeks to balance resilience and optionality. Combined with deep fundamental industry analysis and thoughtful valuation and scenario analysis, we seek to invest in stocks that have the potential to outperform without relying on difficult predictions about the future.

Denny Fish co-portfolio manager	Brinton Johns co-portfolio manager	Brad Slingerlend co-portfolio manager

PERFORMANCE

During the 12 months ended September 30, 2016, Janus Global Technology Fund’s Class T Shares returned 25.37%. By comparison, the Fund’s primary benchmark, the S&P 500 Index, returned 15.43% while the Fund’s secondary benchmark, the MSCI All Country World Information Technology Index, returned 22.87%.

MARKET ENVIRONMENT

Global technology stocks began the period on firm footing before selling off significantly during the winter as global growth weighed on investors’ risk appetite. Markets then turned and registered steady advances over the remainder of the period. Technology stocks far outpaced broader equities markets. All subsectors within the benchmark delivered positive performance with semiconductor equipment and home entertainment software leading the way.

PERFORMANCE DISCUSSION

The Fund outperformed both its primary benchmark, the S&P 500 Index, and also its secondary benchmark, the MSCI All Country World Information Technology Index, for the period. Since we believe technology markets are complex, we construct a portfolio with special attention to downside risk that seeks to balance resilience and optionality. We believe our focus on less-volatile stocks than the benchmark’s holdings, in addition to companies that can benefit from the high pace of change in technology, can provide better performance long term.

The stock of Internet giant Alphabet rose steadily over the period, capped with a well-received earnings report. Both top- and bottom-line growth accelerated, with multiple operating units contributing. Included in this was search and YouTube revenue growth, which rose roughly 30% year over year. Operating margins also widened to just under 35%.

A leading contributor to performance was semiconductor intellectual property licensing company ARM Holdings. During the period, SoftBank of Japan announced a $32 billion acquisition of ARM. Given our favorable view of the company, we can see why SoftBank pursued the deal. ARM continues to experience increasing royalty revenues from the growth in smartphones and revenue licensing from semiconductor manufacturers. ARM cores are quickly becoming the de facto building block on which logic semiconductor companies build their processors. While historically strong in mobile, ARM’s advantage is moving into the home, industrial, medical and other markets as well. In the wake of the acquisition announcement, we have exited our position in the company.

Samsung Electronics was a contributor, in part, on the back of the strong position of its semiconductor business. Mid period, the company released an earnings report covering the prior quarter, which showed improving sales in mobile handsets and its display business. We think Samsung’s semiconductor business mainly DRAM and NAND will become the more important driver of earnings going forward thanks to high demand for these products as well as limited incremental supply. Samsung’s new V-NAND 3D memory chip is, in our view, fast becoming the only choice for new high-end mobile platforms, where size is major consideration. Samsung’s OLED display is also likely to be adopted by Apple for its flagship smartphone next year. We expect these products to dominate the market until competitors are able to roll out viable substitutes.

Janus Investment Fund	1

Janus Global Technology Fund (unaudited)

Many software names caught up in the cooling sentiment toward the subsector during the early part of the period. We viewed the market’s concern misplaced and used the sell-off as an opportunity to add to several positions. Tableau Software, on the other hand, we believed was suffering from increased competition and slower growth. Consequently we exited our position in the company. Tableau was a leading detractor for the period.

Cognizant Technology was a leading detractor from performance. While the entire technology consulting subsector was weighed down, Cognizant suffered from company-specific issues, namely the allegations of financial impropriety within its Indian operation. The market had concerns that the company’s corporate and government customers may end their relationships with Cognizant given strict compliance requirements.

LendingClub’s stock sold off considerably on corporate governance concerns following the dismissal of the CEO. Despite our due diligence on the name and favorable view of the prospects, unpredictable behavior by the CEO caught us off guard and risked the reputation of the company going forward. Consequently, we exited our position in LendingClub.

Please see the Derivative Instruments section in the "Notes to Financial Statements" for a discussion of derivatives used by the Fund.

OUTLOOK

Many of the developments that we have positioned the portfolio to capitalize upon continued during the period. The transition to the cloud is accelerating. The broad adoption of the cloud, including software as a service (SaaS) and infrastructure as a service (IaaS), has resulted in impressive growth rates for industry leaders. The same dynamic, however, has placed legacy software and hardware companies under increasing pressure.

The risks to legacy technology companies are underappreciated. While results in several legacy names have come under pressure, many investors continue to hold them due to attractive dividend yields and their still-dominant position in industry benchmarks. Yet, investors often do not understand the risks to underlying business models. This is especially true for software companies that were slow in adopting SaaS and hardware firms that overlooked the threat of the cloud. We continue to avoid larger legacy companies whose existing business models we seriously question.

Consolidation within semiconductors is reshaping the landscape. With topline growth elusive, companies are seeking to reap synergies from consolidation in order to fuel earnings growth. Aiding the trend are companies becoming more open to selling, discounted valuations and cheap financing. While smartphones garner headlines, we believe that other segments, including autos and health care, may have more attractive growth trajectories, as they are earlier in the lifecycle of software adoption.

Global economic growth remains challenged. While low growth poses a risk across sectors, technology’s prospects could benefit from a weak environment as companies are required to achieve productivity gains to drive earnings growth. Investment in technology will be a key ingredient in harvesting such efficiencies.

Privacy considerations along with the specter of increased government scrutiny may cast a shadow over certain Internet names. Technology has moved faster than regulation. Eventually, governments may reassert their influence. We are also cognizant of recent instances of authorities using their power to pick winners or issue punitive tax rulings. A spotlight on privacy may cause Internet users, who have largely been complacent, to re-examine their attitude toward privacy.

While we expect our growth technology investments to achieve commanding positions over the next several years, we have taken steps to help inoculate our portfolios to nearer term downside risk in the face of potential market volatility. We continue to balance position sizes with risk, seeking to flexibly take advantage of opportunities.

Thank you for your investment in Janus Global Technology Fund.

2	SEPTEMBER 30, 2016

Janus Global Technology Fund (unaudited)

Fund At A Glance

September 30, 2016

	5 Top Performers - Holdings		5 Bottom Performers - Holdings
		Contribution		Contribution
	Alphabet Inc - Class C	2.59%	Tableau Software Inc - Class A	-0.47%
	ARM Holdings PLC	2.25%	American Express Co	-0.35%
	Samsung Electronics Co Ltd	1.47%	Cognizant Technology Solutions Corp	-0.30%
	Alibaba Group Holding Ltd (ADR)	1.36%	Seagate Technology PLC	-0.25%
	Facebook Inc	1.18%	LendingClub Corp	-0.14%

	3 Top Performers - Sectors*
		Fund	Fund Weighting	MSCI All Country World Information Technology Index
		Contribution	(Average % of Equity)	Weighting
	Information Technology	4.36%	82.74%	100.00%
	Telecommunication Services	0.11%	0.19%	0.00%
	Other**	-0.06%	1.98%	0.00%

	4 Bottom Performers - Sectors*
		Fund	Fund Weighting	MSCI All Country World Information Technology Index
		Contribution	(Average % of Equity)	Weighting
	Industrials	-0.32%	1.34%	0.00%
	Financials	-0.32%	5.21%	0.00%
	Consumer Discretionary	-0.31%	8.19%	0.00%
	Real Estate	-0.16%	0.35%	0.00%

Security contribution to performance is measured by using an algorithm that multiplies the daily performance of each security with the previous day’s ending weight in the portfolio and is gross of advisory fees. Fixed income securities and certain equity securities, such as private placements and some share classes of equity securities, are excluded.

*	Based on sector classification according to the Global Industry Classification Standard (“GICS”) codes, which are the exclusive property and a service mark of MSCI Inc. and Standard & Poor’s.
**	Not a GICS classified sector.

Janus Investment Fund	3

Janus Global Technology Fund (unaudited)

Fund At A Glance

September 30, 2016

5 Largest Equity Holdings - (% of Net Assets)
Alphabet Inc - Class C
Internet Software & Services	8.8%
Microsoft Corp
Software	5.0%
Apple Inc
Technology Hardware, Storage & Peripherals	3.9%
Amphenol Corp
Electronic Equipment, Instruments & Components	3.7%
American Tower Corp
Equity Real Estate Investment Trusts (REITs)	3.1%
24.5%

Asset Allocation - (% of Net Assets)
Common Stocks	97.1%
Investment Companies	4.9%
Preferred Stocks	0.2%
Securities Sold Short	(0.7)%
Other	(1.5)%
100.0%

Emerging markets comprised 12.4% of total net assets.

Top Country Allocations - Long Positions - (% of Investment Securities)
As of September 30, 2016	As of September 30, 2015

4	SEPTEMBER 30, 2016

Janus Global Technology Fund (unaudited)

Performance

See important disclosures on the next page.

					Expense Ratios -
Average Annual Total Return - for the periods ended September 30, 2016					per the January 28, 2016 prospectuses
	One Year	Five Year	Ten Year	Since Inception*	Total Annual Fund Operating Expenses
Class A Shares at NAV	25.20%	17.28%	10.91%	7.11%	1.08%
Class A Shares at MOP	18.00%	15.90%	10.25%	6.75%
Class C Shares at NAV	24.39%	16.51%	10.11%	6.34%	1.79%
Class C Shares at CDSC	23.39%	16.51%	10.11%	6.34%
Class D Shares(1)	25.41%	17.55%	11.09%	7.28%	0.90%
Class I Shares	25.58%	17.63%	11.05%	7.26%	0.79%
Class S Shares	25.07%	17.18%	10.77%	6.97%	1.20%
Class T Shares	25.37%	17.48%	11.05%	7.26%	0.95%
S&P 500 Index	15.43%	16.37%	7.24%	5.22%
MSCI All Country World Information Technology Index	22.87%	15.98%	8.30%	3.80%
Morningstar Quartile - Class T Shares	2nd	2nd	1st	2nd
Morningstar Ranking - based on total returns for Technology Funds	55/202	52/201	37/193	54/126

Returns quoted are past performance and do not guarantee future results; current performance may be lower or higher. Investment returns and principal value will vary; there may be a gain or loss when shares are sold. For the most recent month-end performance call 877.33JANUS(52687) (or 800.525.3713 if you hold shares directly with Janus Capital) or visit janus.com/advisor/mutual-funds (or janus.com/allfunds if you hold shares directly with Janus Capital).

Maximum Offering Price (MOP) returns include the maximum sales charge of 5.75%. Net Asset Value (NAV) returns exclude this charge, which would have reduced returns.

CDSC returns include a 1% contingent deferred sales charge (CDSC) on Shares redeemed within 12 months of purchase. Net Asset Value (NAV) returns exclude this charge, which would have reduced returns.

A Fund’s performance may be affected by risks that include those associated with nondiversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to a Fund may also include, but are not limited to, those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity-linked investments and companies with relatively small market capitalizations. Each Fund has different risks. Please see a Janus prospectus for more information about risks, Fund holdings and other details.

Janus Investment Fund	5

Janus Global Technology Fund (unaudited)

Performance

Foreign securities are subject to additional risks including currency fluctuations, political and economic uncertainty, increased volatility, lower liquidity and differing financial and information reporting standards, all of which are magnified in emerging markets.

High absolute short-term performance is not typical and may not be achieved in the future. Such results should not be the sole basis for evaluating material facts in making an investment decision.

The Fund will normally invest at least 80% of its net assets, measured at the time of purchase, in the type of securities described by its name.

Returns include reinvestment of all dividends and distributions and do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares. The returns do not include adjustments in accordance with generally accepted accounting principles required at the period end for financial reporting purposes.

See Financial Highlights for actual expense ratios during the reporting period.

Class A Shares, Class C Shares, and Class S Shares commenced operations on July 6, 2009. Performance shown for each class for periods prior to July 6, 2009, reflects the performance of the Fund’s Class J Shares, the initial share class (renamed Class T Shares effective February 16, 2010), calculated using the fees and expenses of each respective class, without the effect of any fee and expense limitations or waivers.

Class D Shares commenced operations on February 16, 2010. Performance shown for periods prior to February 16, 2010, reflects the performance of the Fund’s former Class J Shares, calculated using the fees and expenses in effect during the periods shown, net of any applicable fee and expense limitations or waivers.

Class I Shares commenced operations on July 6, 2009. Performance shown for periods prior to July 6, 2009, reflects the performance of the Fund’s former Class J Shares, calculated using the fees and expenses of Class J Shares, net of any applicable fee and expense limitations or waivers.

If each share class of the Fund had been available during periods prior to its commencement, the performance shown may have been different. The performance shown for periods following the Fund's commencement of each share class reflects the fees and expenses of each respective share class, net of any applicable fee and expense limitations or waivers. Please refer to the Fund's prospectuses for further details concerning historical performance.

Ranking is for the share class shown only; other classes may have different performance characteristics.

© 2016 Morningstar, Inc. All Rights Reserved.

There is no assurance that the investment process will consistently lead to successful investing.

See Notes to Schedule of Investments and Other Information for index definitions.

A Fund’s portfolio may differ significantly from the securities held in an index. An index is unmanaged and not available for direct investment; therefore, its performance does not reflect the expenses associated with the active management of an actual portfolio.

See “Useful Information About Your Fund Report.”

Effective January 12, 2016, Denny Fish, Brinton Johns and Bradley Slingerlend are Co-Portfolio Managers of the Fund.

*The Fund’s inception date – December 31, 1998

(1) Closed to certain new investors.

6	SEPTEMBER 30, 2016

Janus Global Technology Fund (unaudited)

Expense Examples

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, such as sales charges (loads) on purchase payments (applicable to Class A Shares only); and (2) ongoing costs, including management fees; 12b-1 distribution and shareholder servicing fees; transfer agent fees and expenses payable pursuant to the Transfer Agency Agreement; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. The example is based upon an investment of $1,000 invested at the beginning of the period and held for the six-months indicated, unless noted otherwise in the table and footnotes below.

Actual Expenses

The information in the table under the heading “Actual” provides information about actual account values and actual expenses. You may use the information in these columns, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the appropriate column for your share class under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during the period.

Hypothetical Example for Comparison Purposes

The information in the table under the heading “Hypothetical (5% return before expenses)” provides information about hypothetical account values and hypothetical expenses based upon the Fund’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds. Additionally, for an analysis of the fees associated with an investment in any share class or other similar funds, please visit www.finra.org/fundanalyzer.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transaction costs. These fees are fully described in the Fund’s prospectuses. Therefore, the hypothetical examples are useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

	Actual			Hypothetical (5% return before expenses)
	Beginning Account Value (4/1/16)	Ending Account Value (9/30/16)	Expenses Paid During Period (4/1/16 - 9/30/16)†	Beginning Account Value (4/1/16)	Ending Account Value (9/30/16)	Expenses Paid During Period (4/1/16 - 9/30/16)†	Net Annualized Expense Ratio (4/1/16 - 9/30/16)
Class A Shares	$1,000.00	$1,165.30	$5.85	$1,000.00	$1,019.60	$5.45	1.08%
Class C Shares	$1,000.00	$1,161.70	$9.24	$1,000.00	$1,016.45	$8.62	1.71%
Class D Shares	$1,000.00	$1,166.70	$4.77	$1,000.00	$1,020.60	$4.45	0.88%
Class I Shares	$1,000.00	$1,167.10	$4.28	$1,000.00	$1,021.05	$3.99	0.79%
Class S Shares	$1,000.00	$1,165.50	$6.55	$1,000.00	$1,018.95	$6.11	1.21%
Class T Shares	$1,000.00	$1,166.80	$5.09	$1,000.00	$1,020.30	$4.75	0.94%
†

Expenses Paid During Period are equal to the Net Annualized Expense Ratio multiplied by the average account value over the period, multiplied by 183/366 (to reflect the one-half year period). Expenses in the examples include the effect of applicable fee waivers and/or expense reimbursements, if any. Had such waivers and/or reimbursements not been in effect, your expenses would have been higher. Please refer to the Notes to Financial Statements or the Fund’s prospectuses for more information regarding waivers and/or reimbursements.

Janus Investment Fund	7

Janus Global Technology Fund

Schedule of Investments

September 30, 2016

Shares		Value
Common Stocks – 97.1%
Aerospace & Defense – 0.3%
Teledyne Technologies Inc*	31,787	$3,430,771
Communications Equipment – 1.4%
CommScope Holding Co Inc*	569,578	17,149,994
Diversified Telecommunication Services – 0.4%
SBA Communications Corp*	41,287	4,630,750
Electronic Equipment, Instruments & Components – 7.7%
Amphenol Corp	714,229	46,367,747
Belden Inc	155,767	10,746,365
Flex Ltd*	753,518	10,262,915
National Instruments Corp	431,727	12,261,047
TE Connectivity Ltd	287,793	18,528,113
		98,166,187
Equity Real Estate Investment Trusts (REITs) – 4.1%
American Tower Corp	341,541	38,706,842
Equinix Inc	35,907	12,935,497
		51,642,339
Household Durables – 1.3%
Sony Corp	494,900	16,073,633
Information Technology Services – 4.2%
Accenture PLC	107,786	13,168,216
Amdocs Ltd	213,466	12,349,008
Cognizant Technology Solutions Corp*	209,958	10,017,096
Gartner Inc*	136,600	12,082,270
InterXion Holding NV*	150,355	5,445,858
		53,062,448
Internet & Direct Marketing Retail – 6.3%
Amazon.com Inc*	17,153	14,362,378
Ctrip.com International Ltd (ADR)*	349,441	16,273,467
Etsy Inc*	508,163	7,256,568
JD.com Inc (ADR)*,#	116,551	3,040,816
MakeMyTrip Ltd*	188,133	4,439,939
Netflix Inc*	100,018	9,856,774
Priceline Group Inc*	16,775	24,684,245
		79,914,187
Internet Software & Services – 23.6%
Alibaba Group Holding Ltd (ADR)*,#	287,518	30,416,529
Alphabet Inc - Class C*	143,871	111,584,990
Care.com Inc*	405,808	4,041,848
ChannelAdvisor Corp*	405,396	5,241,770
CoStar Group Inc*	52,514	11,370,856
Envestnet Inc*	225,579	8,222,355
Facebook Inc*	270,826	34,738,851
Instructure Inc*	106,339	2,697,820
Mail.Ru Group Ltd (GDR)*	136,588	2,395,754
MercadoLibre Inc	73,067	13,515,203
Okta Inc*,§	554,772	6,665,863
Shutterstock Inc*,#	169,186	10,777,148
SPS Commerce Inc*	109,599	8,045,663
Tencent Holdings Ltd	1,103,700	30,309,701
Zillow Group Inc - Class A*,#	231,689	7,981,686
Zillow Group Inc - Class C*,#	329,488	11,416,759
		299,422,796
Media – 1.4%
Walt Disney Co	194,194	18,032,855
Professional Services – 1.4%
CEB Inc	68,309	3,720,791
IHS Markit Ltd*	162,786	6,112,614
Verisk Analytics Inc*	100,522	8,170,428
		18,003,833

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

8	SEPTEMBER 30, 2016

Janus Global Technology Fund

Schedule of Investments

September 30, 2016

Shares		Value
Common Stocks – (continued)
Semiconductor & Semiconductor Equipment – 14.0%
Analog Devices Inc	91,451	$5,894,017
ASML Holding NV	94,949	10,418,357
KLA-Tencor Corp	51,973	3,623,038
Lam Research Corp#	92,021	8,715,309
Maxim Integrated Products Inc	164,539	6,570,042
Microchip Technology Inc#	531,446	33,024,054
NXP Semiconductors NV*	175,843	17,937,744
ON Semiconductor Corp*	949,069	11,692,530
QUALCOMM Inc	337,368	23,109,708
Taiwan Semiconductor Manufacturing Co Ltd	5,791,000	33,720,168
Texas Instruments Inc	115,483	8,104,597
Xilinx Inc	259,647	14,109,218
		176,918,782
Software – 23.6%
Activision Blizzard Inc	448,969	19,889,327
Adobe Systems Inc*	255,873	27,772,455
Apptio Inc*,§	188,929	3,689,783
Apptio Inc*	47,055	1,021,094
Aspen Technology Inc*	91,405	4,276,840
Atlassian Corp PLC*	96,894	2,903,913
Blackbaud Inc	109,838	7,286,653
Cadence Design Systems Inc*	999,625	25,520,426
Constellation Software Inc/Canada	36,385	16,404,038
Globant SA*	62,637	2,638,270
Guidewire Software Inc*	83,582	5,013,248
Lyft Inc*,§	96,726	2,591,183
Microsoft Corp	1,089,811	62,773,114
Nexon Co Ltd	206,400	3,206,233
Nice Ltd (ADR)	117,114	7,839,611
Nintendo Co Ltd	35,460	9,304,796
PROS Holdings Inc*	349,997	7,913,432
salesforce.com Inc*	310,975	22,181,847
ServiceNow Inc*	96,364	7,627,211
SS&C Technologies Holdings Inc	362,817	11,664,567
Tyler Technologies Inc*	51,301	8,784,270
Ultimate Software Group Inc*	49,048	10,024,921
Workday Inc*	199,567	18,298,298
Zendesk Inc*	337,894	10,376,725
		299,002,255
Technology Hardware, Storage & Peripherals – 6.7%
Apple Inc†	440,808	49,833,344
Samsung Electronics Co Ltd	24,382	35,381,798
		85,215,142
Wireless Telecommunication Services – 0.7%
SoftBank Group Corp	138,000	8,876,970
Total Common Stocks (cost $879,351,880)		1,229,542,942
Preferred Stocks – 0.2%
Electronic Equipment, Instruments & Components – 0.2%
Belden Inc, 6.7500% (cost $2,740,000)	27,400	2,751,782
Investment Companies – 4.9%
Investments Purchased with Cash Collateral from Securities Lending – 2.8%
Janus Cash Collateral Fund LLC, 0.3951%ºº,£	35,956,678	35,956,678
Money Markets – 2.1%
Janus Cash Liquidity Fund LLC, 0.3767%ºº,£	26,129,589	26,129,589
Total Investment Companies (cost $62,086,267)		62,086,267
Total Investments (total cost $944,178,147) – 102.2%		1,294,380,991

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	9

Janus Global Technology Fund

Schedule of Investments

September 30, 2016

Shares		Value
Securities Sold Short – (0.7)%
Common Stocks Sold Short – (0.7)%
Communications Equipment – (0.2)%
Arista Networks Inc*	16,041	$(1,364,768)
Palo Alto Networks Inc*	8,339	(1,328,653)
		(2,693,421)
Household Durables – (0.1)%
Nikon Corp	113,200	(1,622,954)
Internet Software & Services – (0.3)%
NetEase Inc (ADR)	8,026	(1,932,500)
Talend SA (ADR)*	38,669	(1,011,581)
		(2,944,081)
Semiconductor & Semiconductor Equipment – (0.1)%
Synaptics Inc*	17,618	(1,032,062)
Total Securities Sold Short (proceeds $8,041,559)		(8,292,518)
Liabilities, net of Cash, Receivables and Other Assets – (1.5)%		(19,056,717)
Net Assets – 100%		$1,267,031,756

Summary of Investments by Country - (Long Positions) (unaudited)

		% of
		Investment
Country	Value	Securities
United States	$1,031,240,782	79.7%
China	80,040,513	6.2
Japan	37,461,632	2.9
South Korea	35,381,798	2.7
Netherlands	33,801,959	2.6
Taiwan	33,720,168	2.6
Canada	16,404,038	1.3
Israel	7,839,611	0.6
United Kingdom	6,112,614	0.5
India	4,439,939	0.3
Australia	2,903,913	0.2
Argentina	2,638,270	0.2
Russia	2,395,754	0.2

Total	$1,294,380,991	100.0%

Summary of Investments by Country - (Short Positions) (unaudited)

		% of Securities Sold Short

Country	Value
United States	$(3,725,483)	44.9%
China	(1,932,500)	23.3
Japan	(1,622,954)	19.6
France	(1,011,581)	12.2

Total	$(8,292,518)	100.0%

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

10	SEPTEMBER 30, 2016

Janus Global Technology Fund

Schedule of Investments

September 30, 2016

Schedule of Foreign Currency Contracts, Open

Counterparty/ Currency	Settlement Date	Currency Units Sold	Currency Value	Unrealized Appreciation/ (Depreciation)
Bank of America:
Japanese Yen	11/10/16	134,505,000	$1,328,897	$(3,117)
Citibank NA:
Japanese Yen	10/13/16	57,000,000	562,433	3,560
Japanese Yen	10/13/16	485,534,000	4,790,885	(41,242)

			5,353,318	(37,682)
HSBC Securities (USA), Inc.:
British Pound	10/13/16	1,147,000	1,486,695	26,849
Japanese Yen	10/13/16	195,200,000	1,926,087	(21,117)

			3,412,782	5,732
JPMorgan Chase & Co.:
Japanese Yen	11/10/16	1,050,781,000	10,381,622	(13,521)
RBC Capital Markets Corp.:
Japanese Yen	10/27/16	798,600,000	7,885,383	51,275
Total			$28,362,002	$2,687

Schedule of OTC Written Options
Counterparty	Reference Asset	Number of Contracts	Exercise Price	Expiration Date	Premiums Received	Unrealized Appreciation/ (Depreciation)	Options Written, at Value

Written Put Options:
JPMorgan Chase & Co.	Netflix Inc	124	$85.00	10/16	$21,328	$10,394	$(10,934)
JPMorgan Chase & Co.	Netflix Inc	124	90.00	10/16	37,448	14,616	(22,832)
Morgan Stanley & Co.	Workday Inc	154	82.50	12/16	38,808	4,312	(34,496)
Total		402			$97,584	$29,322	$(68,262)

See Notes to Schedule of Investments and Other Information and Notes to Financial Statements.

Janus Investment Fund	11

Janus Global Technology Fund

Notes to Schedule of Investments and Other Information

MSCI All Country World Information Technology Index

A capitalization weighted index that measures the performance of information technology securities from developed market countries and emerging market countries. The index includes reinvestment of dividends, net of foreign withholding taxes.

S&P 500® Index	Measures broad U.S. equity performance.

ADR	American Depositary Receipt
GDR	Global Depositary Receipt
LLC	Limited Liability Company
OTC	Over-the-Counter
PLC	Public Limited Company

*	Non-income producing security.

†

A portion of this security has been segregated to cover margin or segregation requirements on open futures contracts, forward currency contracts, options contracts, short sales, swap agreements, and/or securities with extended settlement dates, the value of which, as of September 30, 2016, is $47,594,050.

ºº	Rate shown is the 7-day yield as of September 30, 2016.

#	Loaned security; a portion of the security is on loan at September 30, 2016.

£

The Fund may invest in certain securities that are considered affiliated companies. As defined by the Investment Company Act of 1940, as amended, an affiliated company is one in which the Fund owns 5% or more of the outstanding voting securities, or a company which is under common ownership or control. The following securities were considered affiliated companies for all or some portion of the year ended September 30, 2016. Unless otherwise indicated, all information in the table is for the year ended September 30, 2016.

	Share			Share
	Balance			Balance	Realized	Dividend	Value
	at 9/30/15	Purchases	Sales	at 9/30/16	Gain/(Loss)	Income	at 9/30/16

Janus Cash Collateral Fund LLC	52,489,955	419,603,376	(436,136,653)	35,956,678	$—	$1,207,154(1)	$35,956,678
Janus Cash Liquidity Fund LLC	4,533,000	248,366,945	(226,770,356)	26,129,589	—	57,637	26,129,589

Total					$—	$1,264,791	$62,086,267
(1)	Net of income paid to the securities lending agent and rebates paid to the borrowing counterparties.

§				Schedule of Restricted and Illiquid Securities (as of September 30, 2016)
				Value as a
	Acquisition			% of Net
	Date	Cost	Value	Assets
Apptio Inc	5/2/13	$4,287,668	$3,689,783	0.3%
Lyft Inc	12/17/15	2,591,183	2,591,183	0.2
Okta Inc	5/23/14	4,387,063	6,665,863	0.5
Total		$11,265,914	$12,946,829	1.0%

The Fund has registration rights for certain restricted securities held as of September 30, 2016. The issuer incurs all registration costs.

12	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Schedule of Investments and Other Information

The following is a summary of the inputs that were used to value the Fund's investments in securities and other financial instruments as of September 30, 2016. See Notes to Financial Statements for more information.

Valuation Inputs Summary
	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs
Assets
Investments in Securities:
Common Stocks
Internet Software & Services	$ 292,756,933	$ -	$ 6,665,863
Software	292,721,289	3,689,783	2,591,183
All Other	631,117,891	-	-
Preferred Stocks	-	2,751,782	-
Investment Companies	-	62,086,267	-
Total Investments in Securities	$ 1,216,596,113	$ 68,527,832	$ 9,257,046
Other Financial Instruments(a):
Forward Currency Contracts	$ -	$ 81,684	$ -
Total Assets	$ 1,216,596,113	$ 68,609,516	$ 9,257,046
Liabilities
Investments in Securities Sold Short:
Common Stocks	$ 8,292,518	$ -	$ -
Other Financial Instruments(a):
Forward Currency Contracts	$ -	$ 78,997	$ -
Options Written, at Value	-	68,262	-
Total Liabilities	$ 8,292,518	$ 147,259	$ -

(a) Other financial instruments include forward currency, futures, written options, written swaptions and swap contracts. Forward currency contracts are reported at their unrealized appreciation/(depreciation) at measurement date, which represents the change in the contract’s value from trade date. Futures, certain written options on futures, and centrally cleared swap contracts are reported at their variation margin at measurement date, which represents the amount due to/from the Fund at that date. Written options, written swaption and other swap contracts are reported at their market value at measurement date.

Janus Investment Fund	13

Janus Global Technology Fund

Statement of Assets and Liabilities

September 30, 2016

See footnotes at the end of the Statement.

Assets:
Investments, at cost	$944,178,148
Unaffiliated investments, at value(1)	1,232,294,725
Affiliated investments, at value	62,086,267
Cash	5,891
Deposits with brokers for short sales	8,041,559
Forward currency contracts	81,684
Closed foreign currency contracts	3,529
Non-interested Trustees' deferred compensation	22,177
Receivables:
Investments sold	32,782,479
Fund shares sold	1,689,434
Dividends	500,901
Dividends from affiliates	14,473
Foreign tax reclaims	4,834
Other assets	4,327
Total Assets	1,337,532,280
Liabilities:
Collateral for securities loaned (Note 3)	35,956,678
Short sales, at value(2)	8,292,518
Forward currency contracts	78,997
Options written, at value(3)	68,262
Closed foreign currency contracts	200,478
Payables:	—
Investments purchased	24,354,739
Advisory fees	694,398
Fund shares repurchased	471,139
Transfer agent fees and expenses	226,331
Professional fees	22,757
Non-interested Trustees' deferred compensation fees	22,177
Fund administration fees	10,307
12b-1 Distribution and shareholder servicing fees	9,068
Non-interested Trustees' fees and expenses	7,200
Custodian fees	2,724
Accrued expenses and other payables	82,751
Total Liabilities	70,500,524
Net Assets	$1,267,031,756

See Notes to Financial Statements.

14	SEPTEMBER 30, 2016

Janus Global Technology Fund

Statement of Assets and Liabilities

September 30, 2016

Net Assets Consist of:
Capital (par value and paid-in surplus)	$861,545,742
Undistributed net investment income/(loss)	(1,952,251)
Undistributed net realized gain/(loss) from investments and foreign currency transactions	57,451,245
Unrealized net appreciation/(depreciation) of investments, foreign currency translations and non-interested Trustees’ deferred compensation	349,987,020
Total Net Assets	$1,267,031,756
Net Assets - Class A Shares	$12,831,902
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	532,225
Net Asset Value Per Share(4)	$24.11
Maximum Offering Price Per Share(5)	$25.58
Net Assets - Class C Shares	$5,991,809
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	264,773
Net Asset Value Per Share(4)	$22.63
Net Assets - Class D Shares	$805,753,757
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	32,887,822
Net Asset Value Per Share	$24.50
Net Assets - Class I Shares	$41,814,133
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	1,696,007
Net Asset Value Per Share	$24.65
Net Assets - Class S Shares	$5,934,853
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	248,647
Net Asset Value Per Share	$23.87
Net Assets - Class T Shares	$394,705,302
Shares Outstanding, $0.01 Par Value (unlimited shares authorized)	16,169,365
Net Asset Value Per Share	$24.41

(1) Includes $35,147,450 of securities on loan. See Note 3 in Notes to Financial Statements.

(2) Proceeds $8,041,559.

(3) Premiums received $97,584.

(4) Redemption price per share may be reduced for any applicable contingent deferred sales charge.

(5) Maximum offering price is computed at 100/94.25 of net asset value.

See Notes to Financial Statements.

Janus Investment Fund	15

Janus Global Technology Fund

Statement of Operations

For the year ended September 30, 2016

Investment Income:
Dividends	$9,124,317
Affiliated securities lending income, net	1,207,154
Dividends from affiliates	57,637
Interest proceeds from short sales	607
Other income	382
Foreign tax withheld	(646,571)
Total Investment Income	9,743,526
Expenses:
Advisory fees	7,119,293
12b-1Distribution and shareholder servicing fees:
Class A Shares	27,903
Class C Shares	49,082
Class S Shares	10,854
Transfer agent administrative fees and expenses:
Class D Shares	865,404
Class S Shares	10,881
Class T Shares	854,626
Transfer agent networking and omnibus fees:
Class A Shares	12,743
Class C Shares	5,901
Class I Shares	25,025
Other transfer agent fees and expenses:
Class A Shares	1,765
Class C Shares	728
Class D Shares	242,266
Class I Shares	1,569
Class S Shares	131
Class T Shares	6,440
Shareholder reports expense	265,350
Registration fees	110,603
Fund administration fees	99,745
Professional fees	74,503
Short sale fees and expenses	47,243
Short sales dividends expense	35,602
Custodian fees	29,749
Non-interested Trustees’ fees and expenses	29,243
Other expenses	120,202
Total Expenses	10,046,851
Less: Excess Expense Reimbursement	(33,091)
Net Expenses	10,013,760
Net Investment Income/(Loss)	(270,234)
Net Realized Gain/(Loss) on Investments:
Investments and foreign currency transactions	58,057,023
Short sales	278,059
Written options contracts	433,962
Total Net Realized Gain/(Loss) on Investments	58,769,044
Change in Unrealized Net Appreciation/Depreciation:
Investments, foreign currency translations and non-interested Trustees’ deferred compensation	193,498,259
Short sales	(4,129)
Written options contracts	(95,489)
Total Change in Unrealized Net Appreciation/Depreciation	193,398,641
Net Increase/(Decrease) in Net Assets Resulting from Operations	$251,897,451

See Notes to Financial Statements.

16	SEPTEMBER 30, 2016

Janus Global Technology Fund

Statements of Changes in Net Assets

	Year ended September 30, 2016	Year ended September 30, 2015

Operations:
Net investment income/(loss)	$(270,234)	$1,989,022
Net realized gain/(loss) on investments	58,769,044	82,030,258
Change in unrealized net appreciation/depreciation	193,398,641	(62,903,648)
Net Increase/(Decrease) in Net Assets Resulting from Operations	251,897,451	21,115,632
Dividends and Distributions to Shareholders:
Dividends from Net Investment Income
Class A Shares	(20,693)	—
Class D Shares	(2,417,483)	(761,155)
Class I Shares	(120,084)	(35,565)
Class S Shares	(5,072)	—
Class T Shares	(1,090,469)	(204,075)
Total Dividends from Net Investment Income	(3,653,801)	(1,000,795)
Distributions from Net Realized Gain from Investment Transactions
Class A Shares	(795,839)	(1,359,893)
Class C Shares	(398,877)	(520,994)
Class D Shares	(51,885,662)	(108,947,034)
Class I Shares	(1,860,505)	(2,719,239)
Class S Shares	(266,915)	(420,773)
Class T Shares	(25,233,470)	(50,040,139)
Total Distributions from Net Realized Gain from Investment Transactions	(80,441,268)	(164,008,072)
Net Decrease from Dividends and Distributions to Shareholders	(84,095,069)	(165,008,867)
Capital Share Transactions:
Class A Shares	1,804,230	2,079,710
Class C Shares	513,042	2,279,127
Class D Shares	25,471,060	58,656,251
Class I Shares	15,601,202	7,060,016
Class S Shares	1,963,656	1,258,725
Class T Shares	30,774,192	42,184,768
Net Increase/(Decrease) from Capital Share Transactions	76,127,382	113,518,597
Net Increase/(Decrease) in Net Assets	243,929,764	(30,374,638)
Net Assets:
Beginning of period	1,023,101,992	1,053,476,630
End of period	$1,267,031,756	$1,023,101,992

Undistributed Net Investment Income/(Loss)	$(1,952,251)	$1,901,676

See Notes to Financial Statements.

Janus Investment Fund	17

Janus Global Technology Fund

Financial Highlights

Class A Shares
For a share outstanding during each year ended September 30	2016	2015	2014		2013	2012
Net Asset Value, Beginning of Period	$20.80	$24.21	$22.84		$18.47	$15.05
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.04)(1)	—(1)(2)	(0.02)(1)		0.01	(0.03)
Net realized and unrealized gain/(loss)	5.03	0.44	3.18		4.43	3.45
Total from Investment Operations	4.99	0.44	3.16		4.44	3.42
Less Dividends and Distributions:
Dividends (from net investment income)	(0.04)	—	—		—	—
Distributions (from capital gains)	(1.64)	(3.85)	(1.79)		(0.07)	—
Redemption fees	N/A	N/A	N/A		N/A	—(3)
Total Dividends and Distributions	(1.68)	(3.85)	(1.79)		(0.07)	—
Net Asset Value, End of Period	$24.11	$20.80	$24.21		$22.84	$18.47
Total Return*	25.20%	1.63%	14.49%		24.11%	22.72%
Net Assets, End of Period (in thousands)	$12,832	$9,423	$8,617		$5,849	$3,550
Average Net Assets for the Period (in thousands)	$11,091	$10,126	$7,596		$4,439	$3,262
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.08%	1.08%	1.11%		1.09%	1.18%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.08%	1.08%	1.11%		1.09%	1.18%
Ratio of Net Investment Income/(Loss)	(0.20)%	0.01%	(0.08)%		(0.10)%	(0.35)%
Portfolio Turnover Rate	42%	39%	57%		36%	49%
				1

Class C Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$19.70	$23.26	$22.16	$18.04	$14.79
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.18)(1)	(0.14)(1)	(0.18)(1)	(0.02)	(0.16)
Net realized and unrealized gain/(loss)	4.75	0.43	3.07	4.21	3.41
Total from Investment Operations	4.57	0.29	2.89	4.19	3.25
Less Dividends and Distributions:
Dividends (from net investment income)	—	—	—	—	—
Distributions (from capital gains)	(1.64)	(3.85)	(1.79)	(0.07)	—
Redemption fees	N/A	N/A	N/A	N/A	—(3)
Total Dividends and Distributions	(1.64)	(3.85)	(1.79)	(0.07)	—
Net Asset Value, End of Period	$22.63	$19.70	$23.26	$22.16	$18.04
Total Return*	24.39%	0.97%	13.67%	23.29%	21.97%
Net Assets, End of Period (in thousands)	$5,992	$4,702	$3,031	$2,152	$1,234
Average Net Assets for the Period (in thousands)	$5,295	$4,137	$2,672	$1,506	$1,063
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.75%	1.72%	1.82%	1.82%	1.99%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.75%	1.72%	1.82%	1.81%	1.99%
Ratio of Net Investment Income/(Loss)	(0.87)%	(0.64)%	(0.81)%	(0.83)%	(1.17)%
Portfolio Turnover Rate	42%	39%	57%	36%	49%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

(2) Less than $0.005 on a per share basis.

(3) Redemption fees aggregated less than $0.005 on a per share basis. Redemption fees were eliminated effective April 2, 2012.

See Notes to Financial Statements.

18	SEPTEMBER 30, 2016

Janus Global Technology Fund

Financial Highlights

Class D Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$21.11	$24.49	$23.04	$18.60	$15.10
Income/(Loss) from Investment Operations:
Net investment income/(loss)	—(1)(2)	0.04(1)	0.03(1)	0.02	—(2)
Net realized and unrealized gain/(loss)	5.11	0.46	3.21	4.49	3.50
Total from Investment Operations	5.11	0.50	3.24	4.51	3.50
Less Dividends and Distributions:
Dividends (from net investment income)	(0.08)	(0.03)	—	—	—
Distributions (from capital gains)	(1.64)	(3.85)	(1.79)	(0.07)	—
Redemption fees	N/A	N/A	N/A	N/A	—(3)
Total Dividends and Distributions	(1.72)	(3.88)	(1.79)	(0.07)	—
Net Asset Value, End of Period	$24.50	$21.11	$24.49	$23.04	$18.60
Total Return*	25.41%	1.87%	14.73%	24.31%	23.18%
Net Assets, End of Period (in thousands)	$805,754	$669,625	$705,264	$655,911	$574,770
Average Net Assets for the Period (in thousands)	$716,771	$727,258	$699,807	$596,429	$562,124
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.88%	0.90%	0.88%	0.92%	0.94%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.88%	0.90%	0.88%	0.92%	0.94%
Ratio of Net Investment Income/(Loss)	0.00%(4)	0.20%	0.12%	0.06%	(0.12)%
Portfolio Turnover Rate	42%	39%	57%	36%	49%

Class I Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$21.23	$24.62	$23.13	$18.66	$15.15
Income/(Loss) from Investment Operations:
Net investment income/(loss)	0.02(1)	0.07(1)	0.05(1)	0.04	—(2)
Net realized and unrealized gain/(loss)	5.15	0.44	3.23	4.50	3.51
Total from Investment Operations	5.17	0.51	3.28	4.54	3.51
Less Dividends and Distributions:
Dividends (from net investment income)	(0.11)	(0.05)	—	—	—
Distributions (from capital gains)	(1.64)	(3.85)	(1.79)	(0.07)	—
Redemption fees	N/A	N/A	N/A	N/A	—(3)
Total Dividends and Distributions	(1.75)	(3.90)	(1.79)	(0.07)	—
Net Asset Value, End of Period	$24.65	$21.23	$24.62	$23.13	$18.66
Total Return*	25.58%	1.92%	14.84%	24.40%	23.17%
Net Assets, End of Period (in thousands)	$41,814	$21,748	$17,322	$9,679	$7,737
Average Net Assets for the Period (in thousands)	$28,300	$19,837	$13,502	$8,188	$7,067
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.80%	0.79%	0.82%	0.81%	0.92%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.80%	0.79%	0.82%	0.81%	0.92%
Ratio of Net Investment Income/(Loss)	0.08%	0.30%	0.21%	0.16%	(0.10)%
Portfolio Turnover Rate	42%	39%	57%	36%	49%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

(2) Less than $0.005 on a per share basis.

(3) Redemption fees aggregated less than $0.005 on a per share basis. Redemption fees were eliminated effective April 2, 2012.

(4) Less than 0.005%.

See Notes to Financial Statements.

Janus Investment Fund	19

Janus Global Technology Fund

Financial Highlights

Class S Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$20.62	$24.04	$22.71	$18.39	$14.99
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.07)(1)	(0.02)(1)	(0.04)(1)	0.01	—(2)
Net realized and unrealized gain/(loss)	4.99	0.45	3.16	4.38	3.40
Total from Investment Operations	4.92	0.43	3.12	4.39	3.40
Less Dividends and Distributions:
Dividends (from net investment income)	(0.03)	—	—	—	—
Distributions (from capital gains)	(1.64)	(3.85)	(1.79)	(0.07)	—
Redemption fees	N/A	N/A	N/A	N/A	—(3)
Total Dividends and Distributions	(1.67)	(3.85)	(1.79)	(0.07)	—
Net Asset Value, End of Period	$23.87	$20.62	$24.04	$22.71	$18.39
Total Return*	25.07%	1.59%	14.39%	23.94%	22.68%
Net Assets, End of Period (in thousands)	$5,935	$3,202	$2,357	$1,226	$532
Average Net Assets for the Period (in thousands)	$4,320	$2,982	$2,040	$772	$340
Ratios to Average Net Assets**:
Ratio of Gross Expenses	1.21%	1.20%	1.20%	1.22%	1.26%
Ratio of Net Expenses (After Waivers and Expense Offsets)	1.21%	1.20%	1.20%	1.22%	1.26%
Ratio of Net Investment Income/(Loss)	(0.34)%	(0.11)%	(0.18)%	(0.24)%	(0.40)%
Portfolio Turnover Rate	42%	39%	57%	36%	49%

Class T Shares
For a share outstanding during each year ended September 30	2016	2015	2014	2013	2012
Net Asset Value, Beginning of Period	$21.04	$24.41	$22.99	$18.56	$15.09
Income/(Loss) from Investment Operations:
Net investment income/(loss)	(0.01)(1)	0.04(1)	0.01(1)	—(2)	(0.02)
Net realized and unrealized gain/(loss)	5.09	0.46	3.20	4.50	3.49
Total from Investment Operations	5.08	0.50	3.21	4.50	3.47
Less Dividends and Distributions:
Dividends (from net investment income)	(0.07)	(0.02)	—	—	—
Distributions (from capital gains)	(1.64)	(3.85)	(1.79)	(0.07)	—
Redemption fees	N/A	N/A	N/A	N/A	—(3)
Total Dividends and Distributions	(1.71)	(3.87)	(1.79)	(0.07)	—
Net Asset Value, End of Period	$24.41	$21.04	$24.41	$22.99	$18.56
Total Return*	25.37%	1.87%	14.62%	24.31%	23.00%
Net Assets, End of Period (in thousands)	$394,705	$314,403	$316,886	$283,627	$247,798
Average Net Assets for the Period (in thousands)	$339,697	$335,533	$308,011	$255,617	$244,166
Ratios to Average Net Assets**:
Ratio of Gross Expenses	0.95%	0.95%	0.95%	0.97%	1.01%
Ratio of Net Expenses (After Waivers and Expense Offsets)	0.94%	0.93%	0.94%	0.96%	1.01%
Ratio of Net Investment Income/(Loss)	(0.06)%	0.16%	0.06%	0.02%	(0.19)%
Portfolio Turnover Rate	42%	39%	57%	36%	49%

* Total return not annualized for periods of less than one full year.

** Annualized for periods of less than one full year.

(1) Per share amounts are calculated based on average shares outstanding during the year or period.

(2) Less than $0.005 on a per share basis.

(3) Redemption fees aggregated less than $0.005 on a per share basis. Redemption fees were eliminated effective April 2, 2012.

See Notes to Financial Statements.

20	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

1. Organization and Significant Accounting Policies

Janus Global Technology Fund (the “Fund”) is a series fund. The Fund is part of Janus Investment Fund (the “Trust”), which is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and therefore has applied the specialized accounting and reporting guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946. The Trust offers forty-five funds which include multiple series of shares, with differing investment objectives and policies. The Fund seeks long-term growth of capital. The Fund is classified as diversified, as defined in the 1940 Act.

The Fund offers multiple classes of shares in order to meet the needs of various types of investors. Each class represents an interest in the same portfolio of investments. Certain financial intermediaries may not offer all classes of shares. Class D Shares are closed to certain new investors.

Shareholders, including other funds, individuals, accounts, as well as the Fund’s portfolio manager(s) and/or investment personnel, may from time to time own (beneficially or of record) a significant percentage of the Fund’s Shares and can be considered to “control” the Fund when that ownership exceeds 25% of the Fund’s assets (and which may differ from control as determined in accordance with accounting principles generally accepted in the United States of America).

Class A Shares and Class C Shares are generally offered through financial intermediary platforms including, but not limited to, traditional brokerage platforms, mutual fund wrap fee programs, bank trust platforms, and retirement platforms.

Class D Shares are generally no longer being made available to new investors who do not already have a direct account with the Janus funds. Class D Shares are available only to investors who hold accounts directly with the Janus funds, to immediate family members or members of the same household of an eligible individual investor, and to existing beneficial owners of sole proprietorships or partnerships that hold accounts directly with the Janus funds.

Class I Shares are available through certain financial intermediary platforms including, but not limited to, mutual fund wrap fee programs, managed account programs, asset allocation programs, bank trust platforms, as well as certain retirement platforms. Class I Shares are also available to certain direct institutional investors including, but not limited to, corporations, certain retirement plans, public plans, and foundations/endowments.

Class S Shares are offered through financial intermediary platforms including, but not limited to, retirement platforms and asset allocation, mutual fund wrap, or other discretionary or nondiscretionary fee-based investment advisory programs. In addition, Class S Shares may be available through certain financial intermediaries who have an agreement with Janus Capital Management LLC (“Janus Capital”) or its affiliates to offer Class S Shares on their supermarket platforms.

Class T Shares are available through certain financial intermediary platforms including, but not limited to, mutual fund wrap fee programs, managed account programs, asset allocation programs, bank trust platforms, as well as certain retirement platforms. In addition, Class T Shares may be available through certain financial intermediaries who have an agreement with Janus Capital or its affiliates to offer Class T Shares on their supermarket platforms.

The following accounting policies have been followed by the Fund and are in conformity with accounting principles generally accepted in the United States of America.

Investment Valuation

Securities held by the Fund are valued in accordance with policies and procedures established by and under the supervision of the Trustees (the “Valuation Procedures”). Equity securities traded on a domestic securities exchange are generally valued at the closing prices on the primary market or exchange on which they trade. If such price is lacking for the trading period immediately preceding the time of determination, such securities are valued at their current bid price. Equity securities that are traded on a foreign exchange are generally valued at the closing prices on such markets. In the event that there is no current trading volume on a particular security in such foreign exchange, the bid price from the primary exchange is generally used to value the security. Securities that are traded on the over-the-counter (“OTC”) markets are generally valued at their closing or latest bid prices as available. Foreign securities and currencies are converted to U.S. dollars using the applicable exchange rate in effect at the close of the New York Stock Exchange (“NYSE”). The Fund will determine the market value of individual securities held by it by using prices provided by one or more approved professional pricing services or, as needed, by obtaining market quotations from independent broker-

Janus Investment Fund	21

Janus Global Technology Fund

Notes to Financial Statements

dealers. Most debt securities are valued in accordance with the evaluated bid price supplied by the pricing service that is intended to reflect market value. The evaluated bid price supplied by the pricing service is an evaluation that may consider factors such as security prices, yields, maturities and ratings. Certain short-term securities maturing within 60 days or less may be evaluated and valued on an amortized cost basis provided that the amortized cost determined approximates market value. Securities for which market quotations or evaluated prices are not readily available or deemed unreliable are valued at fair value determined in good faith under the Valuation Procedures. Circumstances in which fair value pricing may be utilized include, but are not limited to: (i) a significant event that may affect the securities of a single issuer, such as a merger, bankruptcy, or significant issuer-specific development; (ii) an event that may affect an entire market, such as a natural disaster or significant governmental action; (iii) a nonsignificant event such as a market closing early or not opening, or a security trading halt; and (iv) pricing of a nonvalued security and a restricted or nonpublic security. Special valuation considerations may apply with respect to “odd-lot” fixed-income transactions which, due to their small size, may receive evaluated prices by pricing services which reflect a large block trade and not what actually could be obtained for the odd-lot position. The Fund uses systematic fair valuation models provided by independent third parties to value international equity securities in order to adjust for stale pricing, which may occur between the close of certain foreign exchanges and the close of the NYSE.

Valuation Inputs Summary

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurements. This standard emphasizes that fair value is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or liability and establishes a hierarchy that prioritizes inputs to valuation techniques used to measure fair value. These inputs are summarized into three broad levels:

Level 1 – Unadjusted quoted prices in active markets the Fund has the ability to access for identical assets or liabilities.

Level 2 – Observable inputs other than unadjusted quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Assets or liabilities categorized as Level 2 in the hierarchy generally include: debt securities fair valued in accordance with the evaluated bid or ask prices supplied by a pricing service; securities traded on OTC markets and listed securities for which no sales are reported that are fair valued at the latest bid price (or yield equivalent thereof) obtained from one or more dealers transacting in a market for such securities or by a pricing service approved by the Fund’s Trustees; certain short-term debt securities with maturities of 60 days or less that are fair valued at amortized cost; and equity securities of foreign issuers whose fair value is determined by using systematic fair valuation models provided by independent third parties in order to adjust for stale pricing which may occur between the close of certain foreign exchanges and the close of the NYSE. Other securities that may be categorized as Level 2 in the hierarchy include, but are not limited to, preferred stocks, bank loans, swaps, investments in unregistered investment companies, options, and forward contracts.

Level 3 – Unobservable inputs for the asset or liability to the extent that relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions that a market participant would use in valuing the asset or liability, and that would be based on the best information available.

There have been no significant changes in valuation techniques used in valuing any such positions held by the Fund since the beginning of the fiscal year.

The inputs or methodology used for fair valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of inputs used as of September 30, 2016 to fair value the Fund’s investments in securities and other financial instruments is included in the “Valuation Inputs Summary” in the Notes to Schedule of Investments and Other Information.

The Fund did not hold a significant amount of Level 3 securities as of September 30, 2016.

The Fund recognizes transfers between the levels as of the beginning of the fiscal year. The following describes the amounts of transfers between Level 1, Level 2 and Level 3 of the fair value hierarchy during the year.

22	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

Financial assets of $85,236,174 were transferred out of Level 2 to Level 1 since certain foreign equity prices were applied a fair valuation adjustment factor at the end of the prior fiscal year and no factor was applied at the end of the current period.

Financial assets of $4,287,668 were transferred out of Level 3 to Level 2 since certain security’s prices were determined using other significant observable inputs at the end of the current fiscal year and significant unobservable inputs at the end of the prior fiscal year.

Investment Transactions and Investment Income

Investment transactions are accounted for as of the date purchased or sold (trade date). Dividend income is recorded on the ex-dividend date. Certain dividends from foreign securities will be recorded as soon as the Fund is informed of the dividend, if such information is obtained subsequent to the ex-dividend date. Dividends from foreign securities may be subject to withholding taxes in foreign jurisdictions. Interest income is recorded on the accrual basis and includes amortization of premiums and accretion of discounts. Gains and losses are determined on the identified cost basis, which is the same basis used for federal income tax purposes. Income, as well as gains and losses, both realized and unrealized, are allocated daily to each class of shares based upon the ratio of net assets represented by each class as a percentage of total net assets.

Expenses

The Fund bears expenses incurred specifically on its behalf. Each class of shares bears a portion of general expenses, which are allocated daily to each class of shares based upon the ratio of net assets represented by each class as a percentage of total net assets. Expenses directly attributable to a specific class of shares are charged against the operations of such class.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Indemnifications

In the normal course of business, the Fund may enter into contracts that contain provisions for indemnification of other parties against certain potential liabilities. The Fund’s maximum exposure under these arrangements is unknown, and would involve future claims that may be made against the Fund that have not yet occurred. Currently, the risk of material loss from such claims is considered remote.

Foreign Currency Translations

The Fund does not isolate that portion of the results of operations resulting from the effect of changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held at the date of the financial statements. Net unrealized appreciation or depreciation of investments and foreign currency translations arise from changes in the value of assets and liabilities, including investments in securities held at the date of the financial statements, resulting from changes in the exchange rates and changes in market prices of securities held.

Currency gains and losses are also calculated on payables and receivables that are denominated in foreign currencies. The payables and receivables are generally related to foreign security transactions and income translations.

Foreign currency-denominated assets and forward currency contracts may involve more risks than domestic transactions, including currency risk, counterparty risk, political and economic risk, regulatory risk and equity risk. Risks may arise from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

Dividends and Distributions

The Fund generally declares and distributes dividends of net investment income and realized capital gains (if any) annually. The Fund may treat a portion of the amount paid to redeem shares as a distribution of investment company taxable income and realized capital gains that are reflected in the net asset value. This practice, commonly referred to as “equalization,” has no effect on the redeeming shareholder or a Fund’s total return, but may reduce the amounts that would otherwise be required to be paid as taxable dividends to the remaining shareholders. It is possible that the Internal Revenue Service (IRS) could challenge the Funds’ equalization methodology or calculations, and any such challenge could result in additional tax, interest, or penalties to be paid by the Fund.

Janus Investment Fund	23

Janus Global Technology Fund

Notes to Financial Statements

The Fund may make certain investments in real estate investment trusts (“REITs”) which pay dividends to their shareholders based upon funds available from operations. It is quite common for these dividends to exceed the REITs’ taxable earnings and profits, resulting in the excess portion of such dividends being designated as a return of capital. If the Fund distributes such amounts, such distributions could constitute a return of capital to shareholders for federal income tax purposes.

Federal Income Taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income in accordance with the requirements of Subchapter M of the Internal Revenue Code. Management has analyzed the Fund’s tax positions taken for all open federal income tax years, generally a three-year period, and has concluded that no provision for federal income tax is required in the Fund’s financial statements. The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

2. Derivative Instruments

The Fund may invest in various types of derivatives, which may at times result in significant derivative exposure. A derivative is a financial instrument whose performance is derived from the performance of another asset. The Fund may invest in derivative instruments including, but not limited to: futures contracts, put options, call options, options on future contracts, options on foreign currencies, options on recovery locks, options on security and commodity indices, swaps, forward contracts, structured investments, and other equity-linked derivatives. Each derivative instrument that was held by the Fund during the year ended September 30, 2016 is discussed in further detail below. A summary of derivative activity by the Fund is reflected in the tables at the end of this section.

The Fund may use derivative instruments for hedging purposes (to offset risks associated with an investment, currency exposure, or market conditions), to adjust currency exposure relative to a benchmark index, or for speculative purposes (to earn income and seek to enhance returns). When the Fund invests in a derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative’s cost. The Fund may not use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly. The Fund’s ability to use derivative instruments may also be limited by tax considerations.

Investments in derivatives in general are subject to market risks that may cause their prices to fluctuate over time. Investments in derivatives may not directly correlate with the price movements of the underlying instrument. As a result, the use of derivatives may expose the Fund to additional risks that it would not be subject to if it invested directly in the securities underlying those derivatives. The use of derivatives may result in larger losses or smaller gains than otherwise would be the case. Derivatives can be volatile and may involve significant risks.

In pursuit of its investment objective, the Fund may seek to use derivatives to increase or decrease exposure to the following market risk factors:

• Commodity Risk – the risk related to the change in value of commodities or commodity-linked investments due to changes in the overall market movements, volatility of the underlying benchmark, changes in interest rates, or other factors affecting a particular industry of commodity such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political, and regulatory developments.

•  Counterparty Risk – the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

• Credit Risk – the risk an issuer will be unable to make principal and interest payments when due, or will default on its obligations.

• Currency Risk – the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

• Equity Risk – the risk related to the change in value of equity securities as they relate to increases or decreases in the general market.

• Index Risk – if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Fund could receive lower interest payments or experience a

24	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

reduction in the value of the derivative to below what the Fund paid. Certain indexed securities, including inverse securities (which move in an opposite direction to the index), may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.

• Interest Rate Risk – the risk that the value of fixed-income securities will generally decline as prevailing interest rates rise, which may cause the Fund’s NAV to likewise decrease.

• Leverage Risk – the risk associated with certain types of leveraged investments or trading strategies pursuant to which relatively small market movements may result in large changes in the value of an investment. The Fund creates leverage by investing in instruments, including derivatives, where the investment loss can exceed the original amount invested. Certain investments or trading strategies, such as short sales, that involve leverage can result in losses that greatly exceed the amount originally invested.

• Liquidity Risk – the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Derivatives may generally be traded OTC or on an exchange. Derivatives traded OTC are agreements that are individually negotiated between parties and can be tailored to meet a purchaser’s needs. OTC derivatives are not guaranteed by a clearing agency and may be subject to increased credit risk.

In an effort to mitigate credit risk associated with derivatives traded OTC, the Fund may enter into collateral agreements with certain counterparties whereby, subject to certain minimum exposure requirements, the Fund may require the counterparty to post collateral if the Fund has a net aggregate unrealized gain on all OTC derivative contracts with a particular counterparty. There is no guarantee that counterparty exposure is reduced and these arrangements are dependent on Janus Capital’s ability to establish and maintain appropriate systems and trading.

Forward Foreign Currency Exchange Contracts

A forward foreign currency exchange contract (“forward currency contract”) is an obligation to buy or sell a specified currency at a future date at a negotiated rate (which may be U.S. dollars or a foreign currency). The Fund may enter into forward currency contracts for hedging purposes, including, but not limited to, reducing exposure to changes in foreign currency exchange rates on foreign portfolio holdings and locking in the U.S. dollar cost of firm purchase and sale commitments for securities denominated in or exposed to foreign currencies. The Fund may also invest in forward currency contracts for nonhedging purposes such as seeking to enhance returns. The Fund is subject to currency risk and counterparty risk in the normal course of pursuing its investment objective through its investments in forward currency contracts.

Forward currency contracts are valued by converting the foreign value to U.S. dollars by using the current spot U.S. dollar exchange rate and/or forward rate for that currency. Exchange and forward rates as of the close of the NYSE shall be used to value the forward currency contracts. The unrealized appreciation/(depreciation) for forward currency contracts is reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations for the change in unrealized net appreciation/depreciation (if applicable). The gain or loss arising from the difference between the U.S. dollar cost of the original contract and the value of the foreign currency in U.S. dollars upon closing a forward currency contract is reported on the Statement of Operations (if applicable).

During the year, the Fund entered into forward currency contracts with the obligation to sell foreign currencies in the future at an agreed upon rate in order to decrease exposure to currency risk associated with foreign currency denominated securities held by the Fund.

During the year ended September 30, 2016, the average ending monthly currency value amounts on sold forward currency contracts is $25,075,609.

Options Contracts

An options contract provides the purchaser with the right, but not the obligation, to buy (call option) or sell (put option) a financial instrument at an agreed upon price on or before a specified date. The purchaser pays a premium to the seller for this right. The seller has the corresponding obligation to sell or buy a financial instrument if the purchaser (owner) "exercises" the option. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option are adjusted by the amount of premium received or paid.

Janus Investment Fund	25

Janus Global Technology Fund

Notes to Financial Statements

Upon expiration, or closing of the option transaction, a realized gain or loss is reported on the Statement of Operations (if applicable). The difference between the premium paid/received and the market value of the option is recorded as unrealized appreciation or depreciation. The net change in unrealized appreciation or depreciation is reported on the Statement of Operations (if applicable). Option contracts are typically valued using an approved vendor’s option valuation model. To the extent reliable market quotations are available, option contracts are valued using market quotations. In cases when an approved vendor cannot provide coverage for an option and there is no reliable market quotation, a broker quotation or an internal valuation using the Black-Scholes model, the Cox-Rubenstein Binomial Option Pricing Model, or other appropriate option pricing model is used. Certain options contracts are marked-to-market daily, and the daily variation margin is recorded as a receivable or payable on the Statement of Assets and Liabilities as “Variation margin receivable” or “Variation margin payable” (if applicable).

The Fund may use options contracts to hedge against changes in interest rates, the values of equities, or foreign currencies. The Fund generally invests in options to hedge against adverse movements in the value of portfolio holdings. The use of such instruments may involve certain additional risks as a result of unanticipated movements in the market. A lack of correlation between the value of an instrument underlying an option and the asset being hedged, or unexpected adverse price movements, could render the Fund’s hedging strategy unsuccessful. In addition, there can be no assurance that a liquid secondary market will exist for any option purchased or sold. The Fund may be subject to counterparty risk, interest rate risk, liquidity risk, equity risk, commodity risk, and currency risk in the normal course of pursuing its investment objective through its investments in options contracts.

Options traded on an exchange are regulated and the terms of the options are standardized. Options traded OTC expose the Fund to counterparty risk in the event that the counterparty does not perform. This risk is mitigated by having a netting arrangement between the Fund and the counterparty and by having the counterparty post collateral to cover the Fund’s exposure to the counterparty.

In writing an option, the Fund bears the risk of an unfavorable change in the price of the security underlying the written option. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option. Options written are reported as a liability on the Statement of Assets and Liabilities as “Options written, at value” (if applicable). The risk in writing call options is that the Fund gives up the opportunity for profit if the market price of the security increases and the options are exercised. The risk in writing put options is that the Fund may incur a loss if the market price of the security decreases and the options are exercised. The risk in buying options is that the Fund pays a premium whether or not the options are exercised. Exercise of an option written by the Fund could result in the Fund buying or selling a security at a price different from the current market value.

During the year, the Fund wrote call options on various equity securities for the purpose of decreasing exposure to individual equity risk and/or generating income.

During the year, the Fund wrote put options on various equity securities for the purpose of increasing exposure to individual equity risk and/or generating income.

During the year ended September 30, 2016, the average ending monthly market value amounts on written call and put options are $29,195 and $26,111, respectively.

26	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

Written option activity for the year ended September 30, 2016 is indicated in the table below:

	Number of	Premiums
	Contracts	Received
Options outstanding at September 30, 2015	850	$ 252,450
Options written	2,403	339,191
Options closed	(1,441)	(168,787)
Options expired	(1,240)	(314,900)
Options exercised	(170)	(10,370)
Options outstanding at September 30, 2016	402	$ 97,584

The following table, grouped by derivative type, provides information about the fair value and location of derivatives within the Statement of Assets and Liabilities as of September 30, 2016.

Fair Value of Derivative Instruments (not accounted for as hedging instruments) as of September 30, 2016

	Currency Contracts	Equity Contracts	Total
Asset Derivatives:
Forward currency contracts	$81,684	$ -	$81,684

Liability Derivatives:
Forward currency contracts	$78,997	$ -	$78,997
Options written, at value	-	68,262	68,262

Total Liability Derivatives	$78,997	$68,262	$147,259

The following tables provide information about the effect of derivatives and hedging activities on the Fund’s Statement of Operations for the year ended September 30, 2016.

The effect of Derivative Instruments (not accounted for as hedging instruments) on the Statement of Operations for the year ended September 30, 2016

Amount of Realized Gain/(Loss) Recognized on Derivatives
Derivative	Currency Contracts		Equity Contracts	Total
Investments and foreign currency transactions	$(234,338)	(a)	$ -	$(234,338)
Written options contracts	-		433,962	433,962

Total	$(234,338)		$433,962	$ 199,624

Amount of Change in Unrealized Appreciation/Depreciation Recognized on Derivatives
Derivative	Currency Contracts		Equity Contracts	Total
Investments, foreign currency translations and non-interested Trustees' deferred compensation	$(174,580)	(a)	$ -	$(174,580)
Written options contracts	-		(95,489)	(95,489)

Total	$(174,580)		$ (95,489)	$(270,069)
(a)	Amounts relate to forward currency contracts.
(b) Amounts relate to purchased options.

Please see the Fund’s Statement of Operations for the Fund’s “Net Realized and Unrealized Gain/(Loss) on Investments.”

Janus Investment Fund	27

Janus Global Technology Fund

Notes to Financial Statements

3. Other Investments and Strategies

Additional Investment Risk

The financial crisis in both the U.S. and global economies over the past several years has resulted, and may continue to result, in a significant decline in the value and liquidity of many securities of issuers worldwide in the equity and fixed-income/credit markets. In response to the crisis, the United States and certain foreign governments, along with the U.S. Federal Reserve and certain foreign central banks, took steps to support the financial markets. The withdrawal of this support, a failure of measures put in place to respond to the crisis, or investor perception that such efforts were not sufficient could each negatively affect financial markets generally, and the value and liquidity of specific securities. In addition, policy and legislative changes in the United States and in other countries continue to impact many aspects of financial regulation. The effect of these changes on the markets, and the practical implications for market participants, including the Fund, may not be fully known for some time. As a result, it may also be unusually difficult to identify both investment risks and opportunities, which could limit or preclude the Fund’s ability to achieve its investment objective. Therefore, it is important to understand that the value of your investment may fall, sometimes sharply, and you could lose money.

The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) provided for widespread regulation of financial institutions, consumer financial products and services, broker-dealers, OTC derivatives, investment advisers, credit rating agencies, and mortgage lending, which expanded federal oversight in the financial sector, including the investment management industry. Many provisions of the Dodd-Frank Act remain pending and will be implemented through future rulemaking. Therefore, the ultimate impact of the Dodd-Frank Act and the regulations under the Dodd-Frank Act on the Fund and the investment management industry as a whole, is not yet certain.

A number of countries in the European Union (“EU”) have experienced, and may continue to experience, severe economic and financial difficulties. In particular, many EU nations are susceptible to economic risks associated with high levels of debt, notably due to investments in sovereign debt of countries such as Greece, Italy, Spain, Portugal, and Ireland. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts. Many other issuers have faced difficulties obtaining credit or refinancing existing obligations. Financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit. As a result, financial markets in the EU experienced extreme volatility and declines in asset values and liquidity. Responses to these financial problems by European governments, central banks, and others, including austerity measures and reforms, may not work, may result in social unrest, and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets, and asset valuations around the world. Greece, Ireland, and Portugal have already received one or more "bailouts" from other Eurozone member states, and it is unclear how much additional funding they will require or if additional Eurozone member states will require bailouts in the future. The risk of investing in securities in the European markets may also be heightened due to the referendum in which the United Kingdom voted to exit the EU (known as "Brexit"). One or more other countries may also abandon the euro and/or withdraw from the EU, placing its currency and banking system in jeopardy.

Certain areas of the world have historically been prone to and economically sensitive to environmental events such as, but not limited to, hurricanes, earthquakes, typhoons, flooding, tidal waves, tsunamis, erupting volcanoes, wildfires or droughts, tornadoes, mudslides, or other weather-related phenomena. Such disasters, and the resulting physical or economic damage, could have a severe and negative impact on the Fund’s investment portfolio and, in the longer term, could impair the ability of issuers in which the Fund invests to conduct their businesses as they would under normal conditions. Adverse weather conditions may also have a particularly significant negative effect on issuers in the agricultural sector and on insurance companies that insure against the impact of natural disasters.

Counterparties

Fund transactions involving a counterparty are subject to the risk that the counterparty or a third party will not fulfill its obligation to the Fund (“counterparty risk”). Counterparty risk may arise because of the counterparty’s financial condition (i.e., financial difficulties, bankruptcy, or insolvency), market activities and developments, or other reasons, whether foreseen or not. A counterparty’s inability to fulfill its obligation may result in significant financial loss to the Fund. The Fund may be unable to recover its investment from the counterparty or may obtain a limited recovery, and/or recovery

28	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

may be delayed. The extent of the Fund’s exposure to counterparty risk with respect to financial assets and liabilities approximates its carrying value. See the "Offsetting Assets and Liabilities" section of this Note for further details.

The Fund may be exposed to counterparty risk through participation in various programs, including, but not limited to, lending its securities to third parties, cash sweep arrangements whereby the Fund’s cash balance is invested in one or more types of cash management vehicles, as well as investments in, but not limited to, repurchase agreements, debt securities, and derivatives, including various types of swaps, futures and options. The Fund intends to enter into financial transactions with counterparties that Janus Capital believes to be creditworthy at the time of the transaction. There is always the risk that Janus Capital’s analysis of a counterparty’s creditworthiness is incorrect or may change due to market conditions. To the extent that the Fund focuses its transactions with a limited number of counterparties, it will have greater exposure to the risks associated with one or more counterparties.

Emerging Market Investing

Within the parameters of its specific investment policies, the Fund may invest in securities of issuers or companies from or with exposure to one or more “developing countries” or “emerging market countries.” To the extent that the Fund invests a significant amount of its assets in one or more of these countries, its returns and net asset value may be affected to a large degree by events and economic conditions in such countries. The risks of foreign investing are heightened when investing in emerging markets, which may result in the price of investments in emerging markets experiencing sudden and sharp price swings. In many developing markets, there is less government supervision and regulation of business and industry practices (including the potential lack of strict finance and accounting controls and standards), stock exchanges, brokers, and listed companies, making these investments potentially more volatile in price and less liquid than investments in developed securities markets, resulting in greater risk to investors. There is a risk in developing countries that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, imposition or enforcement of foreign ownership limits, seizure, nationalization, sanctions or imposition of restrictions by various governmental entities on investment and trading, or creation of government monopolies, any of which may have a detrimental effect on the Fund’s investments. In addition, the Fund’s investments may be denominated in foreign currencies and therefore, changes in the value of a country’s currency compared to the U.S. dollar may affect the value of the Fund’s investments. To the extent that the Fund invests a significant portion of its assets in the securities of issuers in or companies of a single country or region, it is more likely to be impacted by events or conditions affecting that country or region, which could have a negative impact on the Fund’s performance.

Offsetting Assets and Liabilities

The Fund presents gross and net information about transactions that are either offset in the financial statements or subject to an enforceable master netting arrangement or similar agreement with a designated counterparty, regardless of whether the transactions are actually offset in the Statement of Assets and Liabilities.

In order to better define its contractual rights and to secure rights that will help the Fund mitigate its counterparty risk, the Fund has entered into an International Swaps and Derivatives Association, Inc. Master Agreement (“ISDA Master Agreement”) or similar agreement with its derivative contract counterparties. An ISDA Master Agreement is a bilateral agreement between the Fund and a counterparty that governs OTC derivatives and forward foreign currency exchange contracts and typically contains, among other things, collateral posting terms and netting provisions in the event of a default and/or termination event. Under an ISDA Master Agreement, in the event of a default and/or termination event, the Fund may offset with each counterparty certain derivative financial instruments’ payables and/or receivables with collateral held and/or posted and create one single net payment. For financial reporting purposes, the Fund does not offset certain derivative financial instruments’ payables and receivables and related collateral on the Statement of Assets and Liabilities.

Janus Investment Fund	29

Janus Global Technology Fund

Notes to Financial Statements

The following tables present gross amounts of recognized assets and/or liabilities and the net amounts after deducting collateral that has been pledged by counterparties or has been pledged to counterparties (if applicable). For corresponding information grouped by type of instrument, see either the “Fair Value of Derivative Instruments as of September 30, 2016” table located in Note 2 of these Notes to Financial Statements and/or the Fund’s Schedule of Investments.

Offsetting of Financial Assets and Derivative Assets

	Gross Amounts
	of Recognized	Offsetting Asset	Collateral
Counterparty	Assets	or Liability(a)	Pledged(b)	Net Amount

Citibank NA	$3,560	$(3,560)	$—	$—
Deutsche Bank AG	35,147,450	—	(35,147,450)	—
HSBC Securities (USA), Inc.	26,849	(21,117)	—	5,732
RBC Capital Markets Corp.	51,275	—	—	51,275

Total	$35,229,134	$(24,677)	$(35,147,450)	$57,007
Offsetting of Financial Liabilities and Derivative Liabilities

	Gross Amounts
	of Recognized	Offsetting Asset	Collateral
Counterparty	Liabilities	or Liability(a)	Pledged(b)	Net Amount

Bank of America	$3,117	$—	$—	$3,117
Citibank NA	41,242	(3,560)	—	37,682
Goldman Sachs International	8,292,518	—	(8,292,518)	—
HSBC Securities (USA), Inc.	21,117	(21,117)	—	—
JPMorgan Chase & Co.	47,287	—	—	47,287
Morgan Stanley & Co.	34,496	—	—	34,496

Total	$8,439,777	$(24,677)	$(8,292,518)	$122,582
(a)

Represents the amount of assets or liabilities that could be offset with the same counterparty under master netting or similar agreements that management elects not to offset on the Statement of Assets and Liabilities.

(b)	Collateral pledged is limited to the net outstanding amount due to/from an individual counterparty. The actual collateral amounts pledged may exceed these amounts and may fluctuate in value.

Deutsche Bank AG acts as securities lending agent and a limited purpose custodian or subcustodian to receive and disburse cash balances and cash collateral, hold short-term investments, hold collateral, and perform other custodian functions. Securities on loan will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, time deposits, repurchase agreements, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. The value of the collateral must be at least 102% of the market value of the loaned securities that are denominated in U.S. dollars and 105% of the market value of the loaned securities that are not denominated in U.S. dollars. Upon receipt of cash collateral, Janus Capital intends to invest the cash collateral in a cash management vehicle for which Janus Capital serves as investment adviser, Janus Cash Collateral Fund LLC. Loaned securities and related collateral are marked-to-market each business day based upon the market value of the loaned securities at the close of business, employing the most recent available pricing information. Collateral levels are then adjusted based on this mark-to-market evaluation.

Goldman Sachs International is the broker and/or custodian for short sales. Short sales held by the Fund are fully collateralized by restricted cash or other securities, which are denoted on the accompanying Schedule of Investments.

The Fund does not exchange collateral on its forward currency contracts with its counterparties; however, the Fund may segregate cash or high-grade securities in an amount at all times equal to or greater than the Fund’s commitment with respect to these contracts. Such segregated assets, if with the Fund’s custodian, are denoted on the accompanying Schedule of Investments and are evaluated daily to ensure their market value equals or exceeds the current market value of the Fund’s corresponding forward currency contracts.

30	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

The Fund may require the counterparty to pledge securities as collateral daily (based on the daily valuation of the financial asset) if the Fund has a net aggregate unrealized gain on OTC derivative contracts with a particular counterparty. The Fund may deposit cash as collateral with the counterparty and/or custodian daily (based on the daily valuation of the financial asset) if the Fund has a net aggregate unrealized loss on OTC derivative contracts with a particular counterparty. The collateral amounts are subject to minimum exposure requirements and initial margin requirements. Collateral amounts are monitored and subsequently adjusted up or down as valuations fluctuate by at least the minimum exposure requirement. Collateral may reduce the risk of loss.

Real Estate Investing

The Fund may invest in equity and debt securities of real estate-related companies. Such companies may include those in the real estate industry or real estate-related industries. These securities may include common stocks, corporate bonds, preferred stocks, and other equity securities, including, but not limited to, mortgage-backed securities, real estate-backed securities, securities of REITs and similar REIT-like entities. A REIT is a trust that invests in real estate-related projects, such as properties, mortgage loans, and construction loans. REITs are generally categorized as equity, mortgage, or hybrid REITs. A REIT may be listed on an exchange or traded OTC.

Restricted Security Transactions

Restricted securities held by the Fund may not be sold except in exempt transactions or in a public offering registered under the Securities Act of 1933, as amended. The risk of investing in such securities is generally greater than the risk of investing in the securities of widely held, publicly traded companies. Lack of a secondary market and resale restrictions may result in the inability of the Fund to sell a security at a fair price and may substantially delay the sale of the security. In addition, these securities may exhibit greater price volatility than securities for which secondary markets exist.

Securities Lending

Under procedures adopted by the Trustees, the Fund may seek to earn additional income by lending securities to qualified parties. Deutsche Bank AG acts as securities lending agent and a limited purpose custodian or subcustodian to receive and disburse cash balances and cash collateral, hold short-term investments, hold collateral, and perform other custodian functions. The Fund may lend portfolio securities in an amount equal to up to 1/3 of its total assets as determined at the time of the loan origination. There is the risk of delay in recovering a loaned security or the risk of loss in collateral rights if the borrower fails financially. In addition, Janus Capital makes efforts to balance the benefits and risks from granting such loans. All loans will be continuously secured by collateral which may consist of cash, U.S. Government securities, domestic and foreign short-term debt instruments, letters of credit, time deposits, repurchase agreements, money market mutual funds or other money market accounts, or such other collateral as permitted by the SEC. If the Fund is unable to recover a security on loan, the Fund may use the collateral to purchase replacement securities in the market. There is a risk that the value of the collateral could decrease below the cost of the replacement security by the time the replacement investment is made, resulting in a loss to the Fund.

Upon receipt of cash collateral, Janus Capital may invest it in affiliated or non-affiliated cash management vehicles, whether registered or unregistered entities, as permitted by the 1940 Act and rules promulgated thereunder. Janus Capital currently intends to invest the cash collateral in a cash management vehicle for which Janus Capital serves as investment adviser, Janus Cash Collateral Fund LLC. An investment in Janus Cash Collateral Fund LLC is generally subject to the same risks that shareholders experience when investing in similarly structured vehicles, such as the potential for significant fluctuations in assets as a result of the purchase and redemption activity of the securities lending program, a decline in the value of the collateral, and possible liquidity issues. Such risks may delay the return of the cash collateral and cause the Fund to violate its agreement to return the cash collateral to a borrower in a timely manner. As adviser to the Fund and Janus Cash Collateral Fund LLC, Janus Capital has an inherent conflict of interest as a result of its fiduciary duties to both the Fund and Janus Cash Collateral Fund LLC. Additionally, Janus Capital receives an investment advisory fee of 0.05% for managing Janus Cash Collateral Fund LLC, but it may not receive a fee for managing certain other affiliated cash management vehicles in which the Fund may invest, and therefore may have an incentive to allocate preferred investment opportunities to investment vehicles for which it is receiving a fee.

The value of the collateral must be at least 102% of the market value of the loaned securities that are denominated in U.S. dollars and 105% of the market value of the loaned securities that are not denominated in U.S. dollars. Loaned securities and related collateral are marked-to-market each business day based upon the market value of the loaned securities at the close of business, employing the most recent available pricing information. Collateral levels are then adjusted based on this mark-to-market evaluation.

Janus Investment Fund	31

Janus Global Technology Fund

Notes to Financial Statements

The cash collateral invested by Janus Capital is disclosed in the Schedule of Investments (if applicable). Income earned from the investment of the cash collateral, net of rebates paid to, or fees paid by, borrowers and less the fees paid to the lending agent are included as “Affiliated securities lending income, net” on the Statement of Operations. As of September 30, 2016, securities lending transactions accounted for as secured borrowings with an overnight and continuous contractual maturity are $35,147,450 for equity securities. Gross amounts of recognized liabilities for securities lending (collateral received) as of September 30, 2016 is $35,956,678, resulting in the net amount due to the counterparty of $809,228.

Short Sales

The Fund may engage in “short sales against the box.” Short sales against the box involve either selling short a security that the Fund owns or selling short a security that the Fund has the right to obtain, for delivery at a specified date in the future. The Fund may enter into short sales against the box to hedge against anticipated declines in the market price of portfolio securities. The Fund does not deliver from its portfolio the securities sold short and does not immediately receive the proceeds of the short sale. The Fund borrows the securities sold short and receives proceeds from the short sale only when it delivers the securities to the lender. If the value of the securities sold short increases prior to the scheduled delivery date, the Fund loses the opportunity to participate in the gain.

The Fund may also engage in other short sales. The Fund may engage in short sales when the portfolio manager(s) and/or investment personnel anticipate that a security’s market purchase price will be less than its borrowing price. To complete the transaction, the Fund must borrow the security to deliver it to the purchaser and buy that same security in the market to return it to the lender. Although the potential for gain as a result of a short sale is limited to the price at which the Fund sold the security short less the cost of borrowing the security, the potential for loss is theoretically unlimited because there is no limit to the cost of replacing the borrowed security. There is no assurance the Fund will be able to close out a short position at a particular time or at an acceptable price. A gain or a loss will be recognized upon termination of a short sale. Short sales held by the Fund are fully collateralized by restricted cash or other securities, which are denoted on the accompanying Schedule of Investments. The Fund is also required to pay the lender of the security any dividends or interest that accrues on a borrowed security during the period of the loan. Depending on the arrangements made with the broker or custodian, the Fund may or may not receive any payments (including interest) on collateral it has deposited with the broker. The Fund pays stock loan fees, disclosed on the Statement of Operations, on assets borrowed from the security broker.

The Fund may also enter into short positions through derivative instruments, such as options contracts, futures contracts, and swap agreements, which may expose the Fund to similar risks. To the extent that the Fund enters into short derivative positions, the Fund may be exposed to risks similar to those associated with short sales, including the risk that the Fund’s losses are theoretically unlimited.

4. Investment Advisory Agreements and Other Transactions with Affiliates

The Fund pays Janus Capital an investment advisory fee which is calculated daily and paid monthly. The Fund’s contractual investment advisory fee rate (expressed as an annual rate) is 0.64% of its average daily net assets.

Janus Services LLC (“Janus Services”), a wholly-owned subsidiary of Janus Capital, is the Fund’s transfer agent. In addition, Janus Services provides or arranges for the provision of certain other administrative services including, but not limited to, recordkeeping, accounting, order processing, and other non-distribution related shareholder services for the Fund. Janus Services is not compensated for its services related to the shares, except for out-of-pocket costs. These amounts are disclosed as “Other transfer agent fees and expenses” on the Statement of Operations.

Certain, but not all, intermediaries may charge administrative fees (such as networking and omnibus) to investors in Class A Shares, Class C Shares, and Class I Shares for administrative services provided on behalf of such investors. These administrative fees are paid by the Class A Shares, Class C Shares, and Class I Shares of the Fund to Janus Services, which uses such fees to reimburse intermediaries. Consistent with the Transfer Agency Agreement between Janus Services and the Fund, Janus Services may negotiate the level, structure, and/or terms of the administrative fees with intermediaries requiring such fees on behalf of the Fund. Janus Capital and its affiliates benefit from an increase in assets that may result from such relationships. The Funds’ Trustees have set limits on fees that the Funds may incur with respect to administrative fees paid for omnibus or networked accounts. Such limits are subject to change by the Trustees in the future. These amounts are disclosed as “Transfer agent networking and omnibus fees” on the Statement of Operations.

32	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

The Fund’s Class D Shares pay an administrative services fee at an annual rate of 0.12% of the average daily net assets of Class D Shares for shareholder services provided by Janus Services. Janus Services provides or arranges for the provision of shareholder services including, but not limited to, recordkeeping, accounting, answering inquiries regarding accounts, transaction processing, transaction confirmations, and the mailing of prospectuses and shareholder reports. These amounts are disclosed as “Transfer agent administrative fees and expenses” on the Statement of Operations.

Janus Services receives an administrative services fee at an annual rate of up to 0.25% of the average daily net assets of the Fund’s Class S Shares and Class T Shares for providing or procuring administrative services to investors in Class S Shares and Class T Shares of the Fund. Janus Services expects to use all or a significant portion of this fee to compensate retirement plan service providers, broker-dealers, bank trust departments, financial advisors, and other financial intermediaries for providing these services. Janus Services or its affiliates may also pay fees for services provided by intermediaries to the extent the fees charged by intermediaries exceed the 0.25% of net assets charged to Class S Shares and Class T Shares of the Fund. Janus Services may keep certain amounts retained for reimbursement of out-of-pocket costs incurred for servicing clients of Class S Shares and Class T Shares. These amounts are disclosed as “Transfer agent administrative fees and expenses” on the Statement of Operations.

Shareholder services provided by these financial intermediaries may include, but are not limited to, recordkeeping, subaccounting, order processing, providing order confirmations, periodic statements, forwarding prospectuses, shareholder reports, and other materials to existing customers, answering inquiries regarding accounts, and other administrative services. Order processing includes the submission of transactions through the National Securities Clearing Corporation (“NSCC”) or similar systems, or those processed on a manual basis with Janus Capital.

Janus Services is compensated for its services related to the Fund’s Class D Shares. In addition to the administrative fees discussed above, Janus Services receives reimbursement for out-of-pocket costs it incurs for serving as transfer agent and providing, or arranging for, servicing to shareholders. These amounts are disclosed as “Other transfer agent fees and expenses” on the Statement of Operations.

Under a distribution and shareholder servicing plan (the “Plan”) adopted in accordance with Rule 12b-1 under the 1940 Act, the Fund pays the Trust’s distributor, Janus Distributors LLC (“Janus Distributors”), a wholly-owned subsidiary of Janus Capital, a fee for the sale and distribution and/or shareholder servicing of the Shares at an annual rate of up to 0.25% of the Class A Shares’ average daily net assets, of up to 1.00% of the Class C Shares’ average daily net assets, and of up to 0.25% of the Class S Shares’ average daily net assets. Under the terms of the Plan, the Trust is authorized to make payments to Janus Distributors for remittance to retirement plan service providers, broker-dealers, bank trust departments, financial advisors, and other financial intermediaries, as compensation for distribution and/or shareholder services performed by such entities for their customers who are investors in the Fund. These amounts are disclosed as “12b-1 Distribution and shareholder servicing fees” on the Statement of Operations. Payments under the Plan are not tied exclusively to actual 12b-1 distribution and shareholder service expenses, and the payments may exceed 12b-1 distribution and shareholder service expenses actually incurred. If any of the Fund’s actual 12b-1 distribution and shareholder service expenses incurred during a calendar year are less than the payments made during a calendar year, the Fund will be refunded the difference. Refunds, if any, are included in “12b-1 Distribution fees and shareholder servicing fees” in the Statement of Operations.

Janus Capital furnishes certain administration, compliance, and accounting services for the Fund and is reimbursed by the Fund for certain of its costs in providing those services (to the extent Janus Capital seeks reimbursement and such costs are not otherwise waived). In addition, employees of Janus Capital and/or its affiliates may serve as officers of the Trust. The Fund also pays for salaries, fees, and expenses of certain Janus Capital employees and Fund officers, with respect to certain specified administration functions they perform on behalf of the Fund. The Fund pays these costs based on out-of-pocket expenses incurred by Janus Capital, and these costs are separate and apart from advisory fees and other expenses paid in connection with the investment advisory services Janus Capital provides to the Fund. These amounts are disclosed as “Fund administration fees” on the Statement of Operations. Some expenses related to compensation payable to the Fund's Chief Compliance Officer and compliance staff are shared with the Fund. Total compensation of $698,017 was paid to the Chief Compliance Officer and certain compliance staff by the Trust during the year ended September 30, 2016. The Fund's portion is reported as part of “Other expenses” on the Statement of Operations.

Janus Investment Fund	33

Janus Global Technology Fund

Notes to Financial Statements

The Board of Trustees has adopted a deferred compensation plan (the “Deferred Plan”) for independent Trustees to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Fund. All deferred fees are credited to an account established in the name of the Trustees. The amounts credited to the account then increase or decrease, as the case may be, in accordance with the performance of one or more of the Janus funds that are selected by the Trustees. The account balance continues to fluctuate in accordance with the performance of the selected fund or funds until final payment of all amounts are credited to the account. The fluctuation of the account balance is recorded by the Fund as unrealized appreciation/(depreciation) and is included as of September 30, 2016 on the Statement of Assets and Liabilities in the asset, “Non-interested Trustees’ deferred compensation,” and liability, “Non-interested Trustees’ deferred compensation fees.” Additionally, the recorded unrealized appreciation/(depreciation) is included in “Unrealized net appreciation/(depreciation) of investments, foreign currency translations and non-interested Trustees’ deferred compensation” on the Statement of Assets and Liabilities. Deferred compensation expenses for the year ended September 30, 2016 are included in “Non-interested Trustees’ fees and expenses” on the Statement of Operations. Trustees are allowed to change their designation of mutual funds from time to time. Amounts will be deferred until distributed in accordance with the Deferred Plan. Deferred fees of $111,925 were paid by the Trust to a Trustee under the Deferred Plan during the year ended September 30, 2016.

Pursuant to the provisions of the 1940 Act and related rules, the Fund may participate in an affiliated or nonaffiliated cash sweep program. In the cash sweep program, uninvested cash balances of the Fund may be used to purchase shares of affiliated or nonaffiliated money market funds or cash management pooled investment vehicles. The Fund is eligible to participate in the cash sweep program (the “Investing Funds”). As adviser, Janus Capital has an inherent conflict of interest because of its fiduciary duties to the affiliated money market funds or cash management pooled investment vehicles and the Investing Funds. Janus Cash Liquidity Fund LLC is an affiliated unregistered cash management pooled investment vehicle that invests primarily in highly-rated short-term fixed-income securities. Janus Cash Liquidity Fund LLC currently maintains a NAV of $1.00 per share and distributes income daily in a manner consistent with a registered product compliant with Rule 2a-7 under the 1940 Act. There are no restrictions on the Fund's ability to withdraw investments from Janus Cash Liquidity Fund LLC at will, and there are no unfunded capital commitments due from the Fund to Janus Cash Liquidity Fund LLC. The units of Janus Cash Liquidity Fund LLC are not charged any management fee, sales charge or service fee.

Any purchases and sales, realized gains/losses and recorded dividends from affiliated investments during the year ended September 30, 2016 can be found in a table located in the Notes to Schedule of Investments and Other Information.

Class A Shares include a 5.75% upfront sales charge of the offering price of the Fund. The sales charge is allocated between Janus Distributors and financial intermediaries. During the year ended September 30, 2016, Janus Distributors retained upfront sales charges of $11,454.

A contingent deferred sales charge (“CDSC”) of 1.00% will be deducted with respect to Class A Shares purchased without a sales load and redeemed within 12 months of purchase, unless waived. Any applicable CDSC will be 1.00% of the lesser of the original purchase price or the value of the redemption of the Class A Shares redeemed. There were no CDSCs paid by redeeming shareholders of Class A Shares to Janus Distributors during the year ended September 30, 2016.

A CDSC of 1.00% will be deducted with respect to Class C Shares redeemed within 12 months of purchase, unless waived. Any applicable CDSC will be 1.00% of the lesser of the original purchase price or the value of the redemption of the Class C Shares redeemed. During the year ended September 30, 2016, redeeming shareholders of Class C Shares paid CDSCs of $2,748.

The Fund is permitted to purchase or sell securities (“cross-trade”) between itself and other funds or accounts managed by Janus Capital Management LLC in accordance with Rule 17a-7 under the Investment Company Act of 1940 (“Rule 17a-7”), when the transaction is consistent with the investment objectives and policies of the Fund and in accordance with the Internal Cross Trade Procedures adopted by the Trust’s Board of Trustees. These procedures have been designed to ensure that any cross-trade of securities by the Fund from or to another fund or account that is or could be considered an affiliate of the Fund under certain limited circumstances by virtue of having a common investment adviser, common Officer, or common Trustee complies with Rule 17a-7. Under these procedures, each cross-trade is effected at the current market price to save costs where allowed. During the year ended September 30, 2016, the Fund engaged in cross trades amounting to $2,902,771 in sales, resulting in a net realized gain of $859,091. The net

34	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

realized gain is included in “Investments and foreign currency transactions” within the “Net Realized and Unrealized Gain/(Loss) on Investments” section of the Fund’s Statement of Operations.

5. Federal Income Tax

The tax components of capital shown in the table below represent: (1) distribution requirements the Fund must satisfy under the income tax regulations; (2) losses or deductions the Fund may be able to offset against income and gains realized in future years; and (3) unrealized appreciation or depreciation of investments for federal income tax purposes.

Other book to tax differences primarily consist of deferred compensation, derivatives, and foreign currency contract adjustments. The Fund has elected to treat gains and losses on forward foreign currency contracts as capital gains and losses, if applicable. Other foreign currency gains and losses on debt instruments are treated as ordinary income for federal income tax purposes pursuant to Section 988 of the Internal Revenue Code.

			Loss Deferrals		Other Book	Net Tax
Undistributed Ordinary Income	Undistributed Long-Term Gains	Accumulated Capital Losses	Late-Year Ordinary Loss	Post-October Capital Loss	to Tax Differences	Appreciation/ (Depreciation)
$ -	$ 58,455,846	$ -	$ (338,123)	$ -	$ 10,270	$347,358,021

The aggregate cost of investments and the composition of unrealized appreciation and depreciation of investment securities for federal income tax purposes as of September 30, 2016 are noted below.

Unrealized appreciation and unrealized depreciation in the table below exclude appreciation/depreciation on foreign currency translations. The primary differences between book and tax appreciation or depreciation of investments are wash sale loss deferrals and investments in passive foreign investment companies.

Federal Tax Cost	Unrealized Appreciation	Unrealized (Depreciation)	Net Tax Appreciation/ (Depreciation)
$ 946,772,011	$356,761,899	$ (9,152,919)	$ 347,608,980

Information on the tax components of securities sold short as of September 30, 2016 is as follows:

Federal Tax Cost	Unrealized (Appreciation)	Unrealized Depreciation	Net Tax (Appreciation)/ Depreciation
$ (8,041,559)	$ (1,142,762)	$ 891,803	$ (250,959)

Income and capital gains distributions are determined in accordance with income tax regulations that may differ from accounting principles generally accepted in the United States of America. These differences are due to differing treatments for items such as net short-term gains, deferral of wash sale losses. foreign currency transactions, passive foreign investment companies, net investment losses and capital loss carryovers. Certain permanent differences such as tax returns of capital and net investment losses noted below have been reclassified to capital.

For the year ended September 30, 2016
Distributions
From Ordinary Income	From Long-Term Capital Gains	Tax Return of Capital	Net Investment Loss
$ 10,201,956	$ 73,893,113	$ -	$ -

For the year ended September 30, 2015
Distributions
From Ordinary Income	From Long-Term Capital Gains	Tax Return of Capital	Net Investment Loss
$ 9,069,459	$ 155,939,408	$ -	$ -

Janus Investment Fund	35

Janus Global Technology Fund

Notes to Financial Statements

Permanent book to tax basis differences may result in reclassifications between the components of net assets. These differences have no impact on the results of operations or net assets. The following reclassifications have been made to the Fund:

Increase/(Decrease) to Capital	Increase/(Decrease) to Undistributed Net Investment Income/Loss	Increase/(Decrease) to Undistributed Net Realized Gain/Loss
$ 668,837	$ 70,108	$ (738,945)

Capital has been adjusted by $668,837, all of which is long-term capital gain, for distributions in connection with Fund share redemptions (tax equalization).

6. Capital Share Transactions

	Year ended September 30, 2016		Year ended September 30, 2015
	Shares	Amount	Shares	Amount

Class A Shares:
Shares sold	236,007	$ 5,193,981	198,632	$ 4,419,234
Reinvested dividends and distributions	34,597	727,566	56,061	1,178,971
Shares repurchased	(191,364)	(4,117,317)	(157,683)	(3,518,495)
Net Increase/(Decrease)	79,240	$ 1,804,230	97,010	$ 2,079,710
Class C Shares:
Shares sold	129,998	$ 2,591,450	143,267	$ 3,033,696
Reinvested dividends and distributions	15,610	309,700	22,680	454,052
Shares repurchased	(119,460)	(2,388,108)	(57,640)	(1,208,621)
Net Increase/(Decrease)	26,148	$ 513,042	108,307	$ 2,279,127
Class D Shares:
Shares sold	1,923,565	$42,881,125	1,309,794	$29,982,515
Reinvested dividends and distributions	2,494,258	53,227,475	5,050,327	107,571,968
Shares repurchased	(3,256,384)	(70,637,540)	(3,434,814)	(78,898,232)
Net Increase/(Decrease)	1,161,439	$25,471,060	2,925,307	$58,656,251
Class I Shares:
Shares sold	884,386	$20,039,902	405,138	$ 9,233,082
Reinvested dividends and distributions	86,104	1,846,931	116,167	2,488,291
Shares repurchased	(298,754)	(6,285,631)	(200,741)	(4,661,357)
Net Increase/(Decrease)	671,736	$15,601,202	320,564	$ 7,060,016
Class S Shares:
Shares sold	129,509	$ 2,728,759	59,785	$ 1,349,909
Reinvested dividends and distributions	13,057	271,987	20,171	420,773
Shares repurchased	(49,213)	(1,037,090)	(22,697)	(511,957)
Net Increase/(Decrease)	93,353	$ 1,963,656	57,259	$ 1,258,725
Class T Shares:
Shares sold	3,680,220	$82,366,324	2,604,296	$59,427,391
Reinvested dividends and distributions	1,216,394	25,872,697	2,315,813	49,187,854
Shares repurchased	(3,673,183)	(77,464,829)	(2,953,383)	(66,430,477)
Net Increase/(Decrease)	1,223,431	$30,774,192	1,966,726	$42,184,768

7. Purchases and Sales of Investment Securities

For the year ended September 30, 2016, the aggregate cost of purchases and proceeds from sales of investment securities (excluding any short-term securities, short-term options contracts, and in-kind transactions) was as follows:

Purchases of Securities	Proceeds from Sales of Securities	Purchases of Long- Term U.S. Government Obligations	Proceeds from Sales of Long-Term U.S. Government Obligations
$455,935,144	$ 496,832,396	$ -	$ -

36	SEPTEMBER 30, 2016

Janus Global Technology Fund

Notes to Financial Statements

8. Subsequent Event

Management has evaluated whether any events or transactions occurred subsequent to September 30, 2016 and through the date of issuance of the Fund’s financial statements and determined that there were no material events or transactions that would require recognition or disclosure in the Fund’s financial statements other than the following:

On October 3, 2016, Janus Capital Group Inc. (“JCGI”), the direct parent of Janus Capital Management LLC, the investment adviser to the Fund (“Janus Capital”), and Henderson Group plc (“Henderson”) announced that they had entered into an Agreement and Plan of Merger (“Merger Agreement”) relating to the business combination of Henderson and JCGI (the “Merger”). Pursuant to the Merger Agreement, a newly formed, direct wholly-owned subsidiary of Henderson will merge with and into JCGI, with JCGI as the surviving corporation and a direct wholly-owned subsidiary of Henderson. The Merger is expected to close in the second quarter of 2017, subject to requisite shareholder and regulatory approvals.

The consummation of the Merger will be deemed to be an “assignment” (as defined in the Investment Company Act of 1940, as amended) of the advisory agreement between the Fund and Janus Capital. In addition, the consummation of the Merger will be deemed to be an assignment of the subadvisory agreements between Janus Capital and each of Perkins Investment Management LLC (“Perkins”) and Janus Singapore Pte. Limited (“Janus Singapore”). As a result, the consummation of the Merger will cause such advisory and subadvisory agreements to terminate automatically in accordance with their respective terms. It is anticipated that the Board of Trustees of the Fund (the “Trustees”) will consider a new advisory agreement with Janus Capital and new subadvisory agreements with each of Perkins and Janus Singapore, as applicable, after taking into consideration the potential post-merger ownership structure of Janus Capital. If approved by the Trustees, the new agreements will be presented to the Fund’s shareholders for approval, and, if so approved by shareholders, will take effect upon the consummation of the Merger or such later time as shareholder approval is obtained.

Janus Investment Fund	37

Janus Global Technology Fund

Notes to Financial Statements

To the Board of Trustees of Janus Investment Fund and Shareholders of Janus Global Technology Fund:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Janus Global Technology Fund (one of the funds constituting Janus Investment Fund, hereafter referred to as the “Fund”) at September 30, 2016, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fund’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at September 30, 2016 by correspondence with the custodian, transfer agent and brokers, provide a reasonable basis for our opinion.

Denver, Colorado

November 11, 2016

38	SEPTEMBER 30, 2016

Janus Global Technology Fund

Report of Independent Registered Public Accounting Firm

Proxy Voting Policies and Voting Record

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to its portfolio securities is available without charge: (i) upon request, by calling 1-800-525-0020 (toll free); (ii) on the Fund’s website at janus.com/proxyvoting; and (iii) on the SEC’s website at http://www.sec.gov. Additionally, information regarding the Fund’s proxy voting record for the most recent twelve-month period ended June 30 is also available, free of charge, through janus.com/proxyvoting and from the SEC’s website at http://www.sec.gov.

Quarterly Portfolio Holdings

The Fund files its complete portfolio holdings (schedule of investments) with the SEC for the first and third quarters of each fiscal year on Form N-Q within 60 days of the end of such fiscal quarter. The Fund’s Form N-Q: (i) is available on the SEC’s website at http://www.sec.gov; (ii) may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. (information on the Public Reference Room may be obtained by calling 1-800-SEC-0330); and (iii) is available without charge, upon request, by calling Janus at 1-800-525-0020 (toll free).

APPROVAL OF ADVISORY AGREEMENTS DURING THE PERIOD

The Trustees of Janus Investment Fund and Janus Aspen Series, each of whom serves as an “independent” Trustee (the “Trustees”), oversee the management of each Fund of Janus Investment Fund and each Portfolio of Janus Aspen Series (each, a “Fund” and collectively, the “Funds”), and as required by law, determine annually whether to continue the investment advisory agreement for each Fund and the subadvisory agreements for the 16 Funds that utilize subadvisers.

In connection with their most recent consideration of those agreements for each Fund, the Trustees received and reviewed information provided by Janus Capital and the respective subadvisers in response to requests of the Trustees and their independent legal counsel. They also received and reviewed information and analysis provided by, and in response to requests of, their independent fee consultant. Throughout their consideration of the agreements, the Trustees were advised by their independent legal counsel. The Trustees met with management to consider the agreements, and also met separately in executive session with their independent legal counsel and their independent fee consultant.

At a meeting held on December 9, 2015, based on the Trustees’ evaluation of the information provided by Janus Capital, the subadvisers, and the independent fee consultant, as well as other information, the Trustees determined that the overall arrangements between each Fund and Janus Capital and each subadviser, as applicable, were fair and reasonable in light of the nature, extent and quality of the services provided by Janus Capital, its affiliates and the subadvisers, the fees charged for those services, and other matters that the Trustees considered relevant in the exercise of their business judgment. At that meeting, the Trustees unanimously approved the continuation of the investment advisory agreement for each Fund, and the subadvisory agreement for each subadvised Fund, for the period from either January 1 or February 1, 2016 through January 1 or February 1, 2017, respectively, subject to earlier termination as provided for in each agreement.

In considering the continuation of those agreements, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors described below, none of which by itself was considered dispositive. However, the material factors and conclusions that formed the basis for the Trustees’ determination to approve the continuation of the agreements are discussed separately below. Also included is a summary of the independent fee consultant’s conclusions and opinions that arose during, and were included as part of, the Trustees’ consideration of the agreements. “Management fees,” as used herein, reflect actual annual advisory fees and any administration fees (excluding out of pocket costs), net of any waivers.

Nature, Extent and Quality of Services

The Trustees reviewed the nature, extent and quality of the services provided by Janus Capital and the subadvisers to the Funds, taking into account the investment objective, strategies and policies of each Fund, and the knowledge the Trustees gained from their regular meetings with management on at least a quarterly basis and their ongoing review of information related to the Funds. In addition, the Trustees reviewed the resources and key personnel of Janus Capital and each subadviser, particularly noting those employees who provide investment and risk management services to the Funds. The Trustees also considered other services provided to the Funds by Janus Capital or the subadvisers, such as managing the execution of portfolio transactions and the selection of broker-dealers for those transactions. The Trustees considered Janus Capital’s role as administrator to the Funds, noting that Janus Capital does not receive a fee

Janus Investment Fund	39

Janus Global Technology Fund

Additional Information (unaudited)

for its services but is reimbursed for its out-of-pocket costs. The Trustees considered the role of Janus Capital in monitoring adherence to the Funds’ investment restrictions, providing support services for the Trustees and Trustee committees, and overseeing communications with shareholders and the activities of other service providers, including monitoring compliance with various policies and procedures of the Funds and with applicable securities laws and regulations.

In this regard, the independent fee consultant noted that Janus Capital provides a number of different services for the Funds and Fund shareholders, ranging from investment management services to various other servicing functions, and that, in its opinion, Janus Capital is a capable provider of those services. The independent fee consultant also provided its belief that Janus Capital has developed a number of institutional competitive advantages that should enable it to provide superior investment and service performance over the long term.

The Trustees concluded that the nature, extent and quality of the services provided by Janus Capital or the subadviser to each Fund were appropriate and consistent with the terms of the respective advisory and subadvisory agreements, and that, taking into account steps taken to address those Funds whose performance lagged that of their peers for certain periods, the Funds were likely to benefit from the continued provision of those services. They also concluded that Janus Capital and each subadviser had sufficient personnel, with the appropriate education and experience, to serve the Funds effectively and had demonstrated its ability to attract well-qualified personnel.

Performance of the Funds

The Trustees considered the performance results of each Fund over various time periods. They noted that they considered Fund performance data throughout the year, including periodic meetings with each Fund’s portfolio manager(s), and also reviewed information comparing each Fund’s performance with the performance of comparable funds and peer groups identified by Broadridge Financial Solutions, Inc. (“Broadridge”), an independent data provider, and with the Fund’s benchmark index. In this regard, the independent fee consultant found that the overall Funds’ performance has been strong: for the 36 months ended September 30, 2015, approximately 70% of the Funds were in the top two Broadridge quartiles of performance, and for the 12 months ended September 30, 2015, approximately 61% of the Funds were in the top two Broadridge quartiles of performance.

The Trustees considered the performance of each Fund, noting that performance may vary by share class, and noted the following:

Fixed-Income Funds and Money Market Funds

• For Janus Flexible Bond Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Global Bond Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Unconstrained Bond Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, the steps Janus Capital had taken or was taking to improve performance, and its limited performance history.

• For Janus High-Yield Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Multi-Sector Income Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Real Return Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

40	SEPTEMBER 30, 2016

Janus Global Technology Fund

Additional Information (unaudited)

• For Janus Short-Term Bond Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Government Money Market Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance.

• For Janus Money Market Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance.

Asset Allocation Funds

• For Janus Global Allocation Fund – Conservative, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Allocation Fund – Growth, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Global Allocation Fund – Moderate, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

Alternative Fund

• For Janus Diversified Alternatives Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 12 months ended May 31, 2015.

Value Funds

• For Perkins International Value Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Perkins Global Value Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Large Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Mid Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

• For Perkins Select Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital and Perkins had taken or were taking to improve performance, and that the performance trend was improving.

Janus Investment Fund	41

Janus Global Technology Fund

Additional Information (unaudited)

• For Perkins Small Cap Value Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital and Perkins had taken or were taking to improve performance, and that the performance trend was improving.

• For Perkins Value Plus Income Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

Mathematical Funds

• For INTECH Emerging Markets Managed Volatility Fund, the Trustees noted that, due to limited performance for the Fund, performance history was not a material factor.

• For INTECH Global Income Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For INTECH International Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital and INTECH had taken or were taking to improve performance.

• For INTECH U.S. Core Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For INTECH U.S. Managed Volatility Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

Growth and Core Funds

• For Janus Balanced Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Contrarian Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Enterprise Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Forty Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Growth and Income Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and in the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Research Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

42	SEPTEMBER 30, 2016

Janus Global Technology Fund

Additional Information (unaudited)

• For Janus Triton Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Twenty Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Venture Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

Global and International Funds

• For Janus Asia Equity Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, the steps Janus Capital had taken or was taking to improve performance, and that the performance trend was improving.

• For Janus Emerging Markets Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Life Sciences Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Real Estate Fund, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Research Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Select Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Global Technology Fund, the Trustees noted that the Fund’s performance was in the third Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance and the steps Janus Capital had taken or was taking to improve performance.

• For Janus International Equity Fund, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Overseas Fund, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

Janus Investment Fund	43

Janus Global Technology Fund

Additional Information (unaudited)

Janus Aspen Series

• For Janus Aspen Balanced Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Enterprise Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Flexible Bond Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Forty Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Allocation Portfolio – Moderate, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Research Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 36 months ended May 31, 2015 and the second Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Technology Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the third Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Global Unconstrained Bond Portfolio, the Trustees noted that, due to limited performance for the Fund, performance history was not a material factor.

• For Janus Aspen INTECH U.S. Low Volatility Portfolio, the Trustees noted that the Fund’s performance was in the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Janus Portfolio, the Trustees noted that the Fund’s performance was in the second Broadridge quartile for the 36 months ended May 31, 2015 and the first Broadridge quartile for the 12 months ended May 31, 2015.

• For Janus Aspen Overseas Portfolio, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital had taken or was taking to improve performance.

• For Janus Aspen Perkins Mid Cap Value Portfolio, the Trustees noted that the Fund’s performance was in the bottom Broadridge quartile for the 36 months ended May 31, 2015 and the bottom Broadridge quartile for the 12 months ended May 31, 2015. The Trustees noted the reasons for the Fund’s underperformance, noting that the Fund has a performance fee structure that results in lower management fees during periods of underperformance, and the steps Janus Capital and Perkins had taken or were taking to improve performance.

In consideration of each Fund’s performance, the Trustees concluded that, taking into account the factors relevant to performance, as well as other considerations, including steps taken to improve performance, the Fund’s performance warranted continuation of the Fund’s investment advisory and subadvisory agreement(s).

Costs of Services Provided

The Trustees examined information regarding the fees and expenses of each Fund in comparison to similar information for other comparable funds as provided by Broadridge, an independent data provider. They also reviewed an analysis of that information provided by their independent fee consultant and noted that the rate of management (investment advisory and any administration, but excluding out-of-pocket costs) fees for many of the Funds, after applicable waivers,

44	SEPTEMBER 30, 2016

Janus Global Technology Fund

Additional Information (unaudited)

was below the mean management fee rate of the respective peer group of funds selected by an independent data provider. The Trustees also examined information regarding the subadvisory fees charged for subadvisory services, as applicable, noting that all such fees were paid by Janus Capital out of its management fees collected from such Fund.

The independent fee consultant provided its belief that the management fees charged by Janus Capital to each of the Funds under the current investment advisory and administration agreements are reasonable in relation to the services provided by Janus Capital. The independent fee consultant found: (1) the total expenses and management fees of the Funds to be reasonable relative to other mutual funds; (2) total expenses, on average, were 14% below the mean total expenses of their respective Broadridge Expense Group peers and 24% below the mean total expenses for their Broadridge Expense Universes; (3) management fees for the Funds, on average, were 15% below the mean management fees for their Expense Groups and 19% below the mean for their Expense Universes; and (4) Fund expenses at the functional level for each asset and share class category were reasonable. The Trustees also considered the total expenses for each share class of each Fund compared to the mean total expenses for its Broadridge Expense Group peers and to mean total expenses for its Broadridge Expense Universe.

The independent fee consultant concluded that, based on its strategic review of expenses at the complex, category and individual fund level, Fund expenses were found to be reasonable relative to both Expense Group and Expense Universe benchmarks. Further, for certain Funds, the independent fee consultant also performed a systematic “focus list” analysis of expenses in the context of the performance or service delivered to each set of investors in each share class in each selected Fund. Based on this analysis, the independent fee consultant found that the combination of service quality/performance and expenses on these individual Funds and share classes were reasonable in light of performance trends, performance histories, and existence of performance fees, breakpoints, and expense waivers on such Funds.

The Trustees considered the methodology used by Janus Capital and each subadviser in determining compensation payable to portfolio managers, the competitive environment for investment management talent, and the competitive market for mutual funds in different distribution channels.

The Trustees also reviewed management fees charged by Janus Capital and each subadviser to comparable separate account clients and to comparable non-affiliated funds subadvised by Janus Capital or by a subadviser (for which Janus Capital or the subadviser provides only or primarily portfolio management services). Although in most instances subadvisory and separate account fee rates for various investment strategies were lower than management fee rates for Funds having a similar strategy, the Trustees considered that Janus Capital noted that, under the terms of the management agreements with the Funds, Janus Capital performs significant additional services for the Funds that it does not provide to those other clients, including administration services, oversight of the Funds’ other service providers, trustee support, regulatory compliance and numerous other services, and that, in serving the Funds, Janus Capital assumes many legal risks and other costs that it does not assume in servicing its other clients. Moreover, they noted that the independent fee consultant found that: (1) the management fees Janus Capital charges to the Funds are reasonable in relation to the management fees Janus Capital charges to its institutional and subadvised accounts; (2) these institutional and subadvised accounts have different service and infrastructure needs; (3) the average spread between management fees charged to the Funds and those charged to Janus Capital’s institutional accounts is reasonable relative to the average spreads seen in the industry; and (4) by one estimation methodology, the fee margins implied by Janus Capital’s subadvised fees when compared to its mutual fund fees are reasonable relative to the estimated fee margins in the industry and relative to estimated fee margins of fund managers using Janus Capital as a subadviser.

The Trustees considered the fees for each Fund for its fiscal year ended in 2014, and noted the following with regard to each Fund’s total expenses, net of applicable fee waivers (the Fund’s “total expenses”):

Fixed-Income Funds and Money Market Funds

• For Janus Flexible Bond Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

Janus Investment Fund	45

Janus Global Technology Fund

Additional Information (unaudited)

• For Janus Global Bond Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Unconstrained Bond Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus High-Yield Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Multi-Sector Income Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus has contractually agreed to limit the Fund’s expenses.

• For Janus Real Return Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for all share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Short-Term Bond Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for all share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Government Money Market Fund, the Trustees noted that the Fund’s total expenses exceeded the peer group mean for both share classes. The Trustees considered that management fees for this Fund are higher than the peer group mean due to the Fund’s management fee including other costs, such as custody and transfer agent services, while many funds in the peer group pay these expenses separately from their management fee. In addition, the Trustees considered that Janus Capital voluntarily waives one-half of its advisory fee and other expenses in order to maintain a positive yield.

• For Janus Money Market Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes. In addition, the Trustees considered that Janus Capital voluntarily waives one-half of its advisory fee and other expenses in order to maintain a positive yield.

Asset Allocation Funds

• For Janus Global Allocation Fund – Conservative, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Allocation Fund – Growth, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Allocation Fund – Moderate, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

Alternative Fund

• For Janus Diversified Alternatives Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

Value Funds

• For Perkins International Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Global Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable.

46	SEPTEMBER 30, 2016

Janus Global Technology Fund

Additional Information (unaudited)

• For Perkins Large Cap Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Mid Cap Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Perkins Select Value Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Perkins Small Cap Value Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Perkins Value Plus Income Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

Mathematical Funds

• For INTECH Emerging Markets Managed Volatility Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For INTECH Global Income Managed Volatility Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For INTECH International Managed Volatility Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For INTECH U.S. Core Fund, the Trustees noted that although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For INTECH U.S. Managed Volatility Fund, the Trustees noted that the Fund’s total expenses exceeded the peer group mean for one share class. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

Growth and Core Funds

• For Janus Balanced Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Contrarian Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Enterprise Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Forty Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

Janus Investment Fund	47

Janus Global Technology Fund

Additional Information (unaudited)

• For Janus Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Growth and Income Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Research Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Triton Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Twenty Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Venture Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

Global and International Funds

• For Janus Asia Equity Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Emerging Markets Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for certain share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Life Sciences Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Real Estate Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Global Research Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Select Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus Global Technology Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

• For Janus International Equity Fund, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses, although this limit did not apply because the Fund’s total expenses were already below the applicable fee limit.

• For Janus Overseas Fund, the Trustees noted that the Fund’s total expenses were below the peer group mean for all share classes.

Janus Aspen Series

• For Janus Aspen Balanced Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

48	SEPTEMBER 30, 2016

Janus Global Technology Fund

Additional Information (unaudited)

• For Janus Aspen Enterprise Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Flexible Bond Portfolio, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for one share class, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

• For Janus Aspen Forty Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Allocation Portfolio - Moderate, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for both share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital has contractually agreed to limit the Fund’s expenses.

• For Janus Aspen Global Research Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Technology Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Global Unconstrained Bond Portfolio, the Trustees noted that, although the Fund’s total expenses exceeded the peer group mean for both share classes, overall the Fund’s total expenses were reasonable. The Trustees also noted that Janus Capital had contractually agreed to limit the Fund’s expenses.

• For Janus Aspen INTECH U.S. Low Volatility Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for its sole share class.

• For Janus Aspen Janus Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Overseas Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

• For Janus Aspen Perkins Mid Cap Value Portfolio, the Trustees noted that the Fund’s total expenses were below the peer group mean for both share classes.

The Trustees reviewed information on the profitability to Janus Capital and its affiliates of their relationships with each Fund, as well as an explanation of the methodology utilized by Janus Capital when allocating various expenses of Janus Capital and its affiliates with respect to contractual relationships with the Funds and other clients. The Trustees also reviewed the financial statements and corporate structure of Janus Capital’s parent company. In their review, the Trustees considered whether Janus Capital and each subadviser receive adequate incentives and resources to manage the Funds effectively. The Trustees recognized that profitability comparisons among fund managers are difficult because very little comparative information is publicly available, and the profitability of any fund manager is affected by numerous factors, including the organizational structure of the particular fund manager, the types of funds and other accounts it manages, possible other lines of business, the methodology for allocating expenses, and the fund manager’s capital structure and cost of capital. However, taking into account those factors and the analysis provided by the Trustees’ independent fee consultant, and based on the information available, the Trustees concluded that Janus Capital’s profitability with respect to each Fund in relation to the services rendered was reasonable.

The independent fee consultant found that, while assessing the reasonableness of expenses in light of Janus Capital’s profits is dependent on comparisons with other publicly-traded mutual fund advisers, and that these comparisons are limited in accuracy by differences in complex size, business mix, institutional account orientation, and other factors, after accepting these limitations, the level of profit earned by Janus Capital from managing the Funds is reasonable.

The Trustees concluded that the management fees payable by each Fund to Janus Capital and its affiliates, as well as the fees paid by Janus Capital to the subadvisers of subadvised Funds, were reasonable in relation to the nature, extent, and quality of the services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies, the fees Janus Capital and the subadvisers charge to other clients, and, as applicable, the impact of fund performance on management fees payable by the Funds. The Trustees also concluded that each Fund’s total expenses were reasonable, taking into account the size of the Fund, the quality of services

Janus Investment Fund	49

Janus Global Technology Fund

Additional Information (unaudited)

provided by Janus Capital and any subadviser, the investment performance of the Fund, and any expense limitations agreed to or provided by Janus Capital.

Economies of Scale

The Trustees considered information about the potential for Janus Capital to realize economies of scale as the assets of the Funds increase. They noted that their independent fee consultant provided an analysis of economies of scale, which included discussion of analysis from prior years. They also noted that, although many Funds pay advisory fees at a base fixed rate as a percentage of net assets, without any breakpoints, their independent fee consultant concluded that 85% of these Funds have contractual management fees (gross of waivers) below their Broadridge expense group averages and, overall, 80% of the Funds are below their respective expense group averages for contractual management fees. They also noted that for those Funds whose expenses are being reduced by the contractual expense limitations of Janus Capital, Janus Capital is subsidizing the Funds because they have not reached adequate scale. Moreover, as the assets of some of the Funds have declined in the past few years, certain Funds have benefited from having advisory fee rates that have remained constant rather than increasing as assets declined. In addition, performance fee structures have been implemented for various Funds that have caused the effective rate of advisory fees payable by such a Fund to vary depending on the investment performance of the Fund relative to its benchmark index over the measurement period; and a few Funds have fee schedules with breakpoints and reduced fee rates above certain asset levels. The Trustees also noted that the Funds share directly in economies of scale through the lower charges of third-party service providers that are based in part on the combined scale of all of the Funds. Based on all of the information they reviewed, including research and analysis conducted by the Trustees’ independent fee consultant, the Trustees concluded that the current fee structure of each Fund was reasonable and that the current rates of fees do reflect a sharing between Janus Capital and the Fund of any economies of scale that may be present at the current asset level of the Fund.

The independent fee consultant concluded that, given the limitations of various analytical approaches to economies of scale considered in prior years, and their conflicting results, its analyses could not confirm or deny the existence of economies of scale in the Janus complex. Further, the independent fee consultant provided its belief that Fund investors are well-served by the fee levels and performance fee structures in place on the Funds in light of any economies of scale that may be present at Janus Capital.

Other Benefits to Janus Capital

The Trustees also considered benefits that accrue to Janus Capital and its affiliates and subadvisers to the Funds from their relationships with the Funds. They recognized that two affiliates of Janus Capital separately serve the Funds as transfer agent and distributor, respectively, and the transfer agent receives compensation directly from the non-money market funds for services provided. The Trustees also considered Janus Capital’s past and proposed use of commissions paid by the Funds on portfolio brokerage transactions to obtain proprietary and third-party research products and services benefiting the Fund and/or other clients of Janus Capital and/or Janus Capital, and/or a subadviser to a Fund. The Trustees concluded that Janus Capital’s and the subadvisers’ use of these types of client commission arrangements to obtain proprietary and third-party research products and services was consistent with regulatory requirements and guidelines and was likely to benefit each Fund. The Trustees also concluded that, other than the services provided by Janus Capital and its affiliates and subadvisers pursuant to the agreements and the fees to be paid by each Fund therefor, the Funds and Janus Capital and the subadvisers may potentially benefit from their relationship with each other in other ways. They concluded that Janus Capital and/or the subadvisers benefits from the receipt of research products and services acquired through commissions paid on portfolio transactions of the Funds and that the Funds benefit from Janus Capital’s and/or the subadvisers’ receipt of those products and services as well as research products and services acquired through commissions paid by other clients of Janus Capital and/or other clients of the subadvisers. They further concluded that the success of any Fund could attract other business to Janus Capital, the subadvisers or other Janus funds, and that the success of Janus Capital and the subadvisers could enhance Janus Capital’s and the subadvisers’ ability to serve the Funds.

50	SEPTEMBER 30, 2016

Janus Global Technology Fund

Additional Information (unaudited)

Management Commentary

The Management Commentary in this report includes valuable insight as well as statistical information to help you understand how your Fund’s performance and characteristics stack up against those of comparable indices.

If the Fund invests in foreign securities, this report may include information about country exposure. Country exposure is based primarily on the country of risk. A company may be allocated to a country based on other factors such as location of the company’s principal office, the location of the principal trading market for the company’s securities, or the country where a majority of the company’s revenues are derived.

Please keep in mind that the opinions expressed in the Management Commentary are just that: opinions. They are a reflection based on best judgment at the time this report was compiled, which was September 30, 2016. As the investing environment changes, so could opinions. These views are unique and are not necessarily shared by fellow employees or by Janus in general.

Performance Overviews

Performance overview graphs compare the performance of a hypothetical $10,000 investment in the Fund with one or more widely used market indices. When comparing the performance of the Fund with an index, keep in mind that market indices are not available for investment and do not reflect deduction of expenses.

Average annual total returns are quoted for a Fund with more than one year of performance history. Average annual total return is calculated by taking the growth or decline in value of an investment over a period of time, including reinvestment of dividends and distributions, then calculating the annual compounded percentage rate that would have produced the same result had the rate of growth been constant throughout the period. Average annual total return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares.

Cumulative total returns are quoted for a Fund with less than one year of performance history. Cumulative total return is the growth or decline in value of an investment over time, independent of the period of time involved. Cumulative total return does not reflect the deduction of taxes that a shareholder would pay on Fund distributions or redemptions of Fund shares.

Pursuant to federal securities rules, expense ratios shown in the performance chart reflect subsidized (if applicable) and unsubsidized ratios. The total annual fund operating expenses ratio is gross of any fee waivers, reflecting the Fund’s unsubsidized expense ratio. The net annual fund operating expenses ratio (if applicable) includes contractual waivers of Janus Capital and reflects the Fund’s subsidized expense ratio. Ratios may be higher or lower than those shown in the “Financial Highlights” in this report.

Schedule of Investments

Following the performance overview section is the Fund’s Schedule of Investments. This schedule reports the types of securities held in the Fund on the last day of the reporting period. Securities are usually listed by type (common stock, corporate bonds, U.S. Government obligations, etc.) and by industry classification (banking, communications, insurance, etc.). Holdings are subject to change without notice.

The value of each security is quoted as of the last day of the reporting period. The value of securities denominated in foreign currencies is converted into U.S. dollars.

If the Fund invests in foreign securities, it will also provide a summary of investments by country. This summary reports the Fund exposure to different countries by providing the percentage of securities invested in each country. The country of each security represents the country of risk. The Fund’s Schedule of Investments relies upon the industry group and country classifications published by Barclays and/or MSCI Inc.

Tables listing details of individual forward currency contracts, futures, written options, swaptions, and swaps follow the Fund’s Schedule of Investments (if applicable).

Statement of Assets and Liabilities

This statement is often referred to as the “balance sheet.” It lists the assets and liabilities of the Fund on the last day of the reporting period.

Janus Investment Fund	51

Janus Global Technology Fund

Useful Information About Your Fund Report (unaudited)

The Fund’s assets are calculated by adding the value of the securities owned, the receivable for securities sold but not yet settled, the receivable for dividends declared but not yet received on securities owned, and the receivable for Fund shares sold to investors but not yet settled. The Fund’s liabilities include payables for securities purchased but not yet settled, Fund shares redeemed but not yet paid, and expenses owed but not yet paid. Additionally, there may be other assets and liabilities such as unrealized gain or loss on forward currency contracts.

The section entitled “Net Assets Consist of” breaks down the components of the Fund’s net assets. Because the Fund must distribute substantially all earnings, you will notice that a significant portion of net assets is shareholder capital.

The last section of this statement reports the net asset value (“NAV”) per share on the last day of the reporting period. The NAV is calculated by dividing the Fund’s net assets for each share class (assets minus liabilities) by the number of shares outstanding.

Statement of Operations

This statement details the Fund’s income, expenses, realized gains and losses on securities and currency transactions, and changes in unrealized appreciation or depreciation of Fund holdings.

The first section in this statement, entitled “Investment Income,” reports the dividends earned from securities and interest earned from interest-bearing securities in the Fund.

The next section reports the expenses incurred by the Fund, including the advisory fee paid to the investment adviser, transfer agent fees and expenses, and printing and postage for mailing statements, financial reports and prospectuses. Expense offsets and expense reimbursements, if any, are also shown.

The last section lists the amounts of realized gains or losses from investment and foreign currency transactions, and changes in unrealized appreciation or depreciation of investments and foreign currency-denominated assets and liabilities. The Fund will realize a gain (or loss) when it sells its position in a particular security. A change in unrealized gain (or loss) refers to the change in net appreciation or depreciation of the Fund during the reporting period. “Net Realized and Unrealized Gain/(Loss) on Investments” is affected both by changes in the market value of Fund holdings and by gains (or losses) realized during the reporting period.

Statements of Changes in Net Assets

These statements report the increase or decrease in the Fund’s net assets during the reporting period. Changes in the Fund’s net assets are attributable to investment operations, dividends and distributions to investors, and capital share transactions. This is important to investors because it shows exactly what caused the Fund’s net asset size to change during the period.

The first section summarizes the information from the Statement of Operations regarding changes in net assets due to the Fund’s investment operations. The Fund’s net assets may also change as a result of dividend and capital gains distributions to investors. If investors receive their dividends and/or distributions in cash, money is taken out of the Fund to pay the dividend and/or distribution. If investors reinvest their dividends and/or distributions, the Fund’s net assets will not be affected. If you compare the Fund’s “Net Decrease from Dividends and Distributions” to “Reinvested Dividends and Distributions,” you will notice that dividends and distributions have little effect on the Fund’s net assets. This is because the majority of the Fund’s investors reinvest their dividends and/or distributions.

The reinvestment of dividends and distributions is included under “Capital Share Transactions.” “Capital Shares” refers to the money investors contribute to the Fund through purchases or withdrawals via redemptions. The Fund’s net assets will increase and decrease in value as investors purchase and redeem shares from the Fund.

Financial Highlights

This schedule provides a per-share breakdown of the components that affect the Fund’s NAV for current and past reporting periods as well as total return, asset size, ratios, and portfolio turnover rate.

The first line in the table reflects the NAV per share at the beginning of the reporting period. The next line reports the net investment income/(loss) per share. Following is the per share total of net gains/(losses), realized and unrealized. Per share dividends and distributions to investors are then subtracted to arrive at the NAV per share at the end of the period. The next line reflects the total return for the period. Also included are ratios of expenses and net investment income to average net assets.

52	SEPTEMBER 30, 2016

Janus Global Technology Fund

Useful Information About Your Fund Report (unaudited)

The Fund’s expenses may be reduced through expense offsets and expense reimbursements. The ratios shown reflect expenses before and after any such offsets and reimbursements.

The ratio of net investment income/(loss) summarizes the income earned less expenses, divided by the average net assets of the Fund during the reporting period. Do not confuse this ratio with the Fund’s yield. The net investment income ratio is not a true measure of the Fund’s yield because it does not take into account the dividends distributed to the Fund’s investors.

The next figure is the portfolio turnover rate, which measures the buying and selling activity in the Fund. Portfolio turnover is affected by market conditions, changes in the asset size of the Fund, fluctuating volume of shareholder purchase and redemption orders, the nature of the Fund’s investments, and the investment style and/or outlook of the portfolio manager(s) and/or investment personnel. A 100% rate implies that an amount equal to the value of the entire portfolio was replaced once during the fiscal year; a 50% rate means that an amount equal to the value of half the portfolio is traded in a year; and a 200% rate means that an amount equal to the value of the entire portfolio is traded every six months.

Janus Investment Fund	53

Janus Global Technology Fund

Useful Information About Your Fund Report (unaudited)

A Special Meeting of Shareholders of the Fund was held on June 14, 2016. At the meeting, the following matter was voted on and approved by the Shareholders. Each whole or fractional vote reported represents one whole or fractional dollar of net asset value held on the record date for the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal

To elect eight Trustees, each of whom is considered “independent.”

54	SEPTEMBER 30, 2016

Janus Global Technology Fund

Shareholder Meeting (unaudited)

For federal income tax purposes, the Fund designated the following for the year ended September 30, 2016:

Capital Gain Distributions	$74,561,950
Dividends Received Deduction Percentage	100%
Qualified Dividend Income Percentage	100%

Janus Investment Fund	55

Janus Global Technology Fund

Designation Requirements (unaudited)

The Fund’s Statement of Additional Information includes additional information about the Trustees and officers and is available, without charge, by calling 1-877-335-2687.

The following are the Trustees and officers of the Trust, together with a brief description of their principal occupations during the last five years (principal occupations for certain Trustees may include periods over five years).

Each Trustee has served in that capacity since he or she was originally elected or appointed. The Trustees do not serve a specified term of office. Each Trustee will hold office until the termination of the Trust or his or her earlier death, resignation, retirement, incapacity, or removal. Under the Fund’s Governance Procedures and Guidelines, the policy is for Trustees to retire no later than the end of the calendar year in which the Trustee turns 75. The Trustees review the Fund’s Governance Procedures and Guidelines from time to time and may make changes they deem appropriate. The Fund’s Nominating and Governance Committee will consider nominees for the position of Trustee recommended by shareholders. Shareholders may submit the name of a candidate for consideration by the Committee by submitting their recommendations to the Trust’s Secretary. Each Trustee is currently a Trustee of one other registered investment company advised by Janus Capital: Janus Aspen Series. Collectively, these two registered investment companies consist of 58 series or funds.

The Trust’s officers are elected annually by the Trustees for a one-year term. Certain officers also serve as officers of Janus Aspen Series. Certain officers of the Fund may also be officers and/or directors of Janus Capital. Fund officers receive no compensation from the Fund, except for the Fund’s Chief Compliance Officer, as authorized by the Trustees.

56	SEPTEMBER 30, 2016

Janus Global Technology Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William F. McCalpin 151 Detroit Street Denver, CO 80206 DOB: 1957	Chairman Trustee	1/08-Present 6/02-Present	Managing Partner, Impact Investments, Athena Capital Advisors LLC (independent registered investment advisor) (since 2016) and Managing Director, Holos Consulting LLC (provides consulting services to foundations and other nonprofit organizations). Formerly, Chief Executive Officer, Imprint Capital (impact investment firm) (2013-2015) and Executive Vice President and Chief Operating Officer of The Rockefeller Brothers Fund (a private family foundation) (1998-2006).	58

Director of Mutual Fund Directors Forum (a non-profit organization serving independent directors of U.S. mutual funds), Chairman of the Board and Director of The Investment Fund for Foundations Investment Program (TIP) (consisting of 2 funds), and Director of the F.B. Heron Foundation (a private grantmaking foundation).

Janus Investment Fund	57

Janus Global Technology Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
Alan A. Brown 151 Detroit Street Denver, CO 80206 DOB: 1962	Trustee	1/13-Present	Executive Vice President, Institutional Markets, of Dividend Capital Group (private equity real estate investment management firm) (since 2012). Formerly, Executive Vice President and Co-Head, Global Private Client Group (2007-2010), Executive Vice President, Mutual Funds (2005-2007), and Chief Marketing Officer (2001-2005) of Nuveen Investments, Inc. (asset management).	58

Director of WTTW (PBS affiliate) (since 2003). Formerly, Director of Motive Quest LLC (strategic social market research company) (2003-2016); Director of Nuveen Global Investors LLC (2007-2011); Director of Communities in Schools (2004-2010); and Director of Mutual Fund Education Alliance (until 2010).

58	SEPTEMBER 30, 2016

Janus Global Technology Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William D. Cvengros 151 Detroit Street Denver, CO 80206 DOB: 1948	Trustee	1/11-Present	Managing Member and Chief Executive Officer of SJC Capital, LLC (a personal investment company and consulting firm) (since 2002). Formerly, Venture Partner for The Edgewater Funds (a middle market private equity firm) (2002-2004); Chief Executive Officer and President of PIMCO Advisors Holdings L.P. (a publicly traded investment management firm) (1994-2000); and Chief Investment Officer of Pacific Life Insurance Company (a mutual life insurance and annuity company) (1987-1994).	58

Advisory Board Member, Innovate Partners Emerging
Growth and Equity Fund I (early stage venture capital
fund) (since 2014) and Managing Trustee of National
Retirement Partners Liquidating Trust (since 2013). Formerly, Chairman, National Retirement Partners, Inc. (formerly a network of advisors to 401(k) plans) (2005-2013); Director of Prospect Acquisition Corp. (a special purpose acquisition corporation) (2007-2009); Director of RemedyTemp, Inc. (temporary help services company) (1996-2006); and Trustee of PIMCO Funds Multi-Manager Series (1990-2000) and Pacific Life Variable Life & Annuity Trusts (1987-1994).

Janus Investment Fund	59

Janus Global Technology Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
Raudline Etienne 151 Detroit Street Denver, CO 80206 DOB: 1965	Trustee	6/16-Present	Senior Advisor, Albright Stonebridge Group LLC (global strategy firm) (since 2016). Formerly, Senior Vice President (2011-2015), Albright Stonebridge Group LLC; and Deputy Comptroller and Chief Investment Officer, New York State Common Retirement Fund (public pension fund) (2008-2011).	58	Director of Brightwood Capital Advisors, LLC (since 2014).
Gary A. Poliner 151 Detroit Street Denver, CO 80206 DOB: 1953	Trustee	6/16-Present	Retired. Formerly, President (2010-2013) and Executive Vice President and Chief Risk Officer (2009-2012) of Northwestern Mutual Life Insurance Company.	58

Director of MGIC Investment Corporation (private mortgage insurance) (since 2013) and West Bend Mutual Insurance Company (property/casualty insurance) (since 2013). Formerly, Trustee of Northwestern Mutual Life Insurance Company (2010-2013); Chairman and Director of Northwestern Mutual Series Fund, Inc. (2010-2012); and Director of Frank Russell Company (global asset management firm) (2008-2013).

60	SEPTEMBER 30, 2016

Janus Global Technology Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
James T. Rothe 151 Detroit Street Denver, CO 80206 DOB: 1943	Trustee	1/97-Present	Co-founder and Managing Director of Roaring Fork Capital SBIC, L.P. (SBA SBIC fund focusing on private investment in public equity firms), and Professor Emeritus of Business of the University of Colorado, Colorado Springs, CO (since 2004). Formerly, Professor of Business of the University of Colorado (2002-2004), and Distinguished Visiting Professor of Business (2001-2002) of Thunderbird (American Graduate School of International Management), Glendale, AZ.	58	Formerly, Director of Red Robin Gourmet Burgers, Inc. (RRGB) (2004- 2014).

Janus Investment Fund	61

Janus Global Technology Fund

Trustees and Officers (unaudited)

TRUSTEES
Name, Address, and Age	Positions Held with the Trust	Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios/Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee During the Past Five Years
Independent Trustees
William D. Stewart 151 Detroit Street Denver, CO 80206 DOB: 1944	Trustee	6/84-Present	Retired. Formerly, Corporate Vice President and General Manager of MKS Instruments - HPS Products, Boulder, CO (a manufacturer of vacuum fittings and valves) and PMFC Division, Andover, MA (manufacturing pressure measurement and flow products) (1976-2012).	58	None
Linda S. Wolf 151 Detroit Street Denver, CO 80206 DOB: 1947	Trustee	11/05-Present	Retired. Formerly, Chairman and Chief Executive Officer of Leo Burnett (Worldwide) (advertising agency) (2001-2005).	58

Director of Chicago Community Trust (Regional Community Foundation), Chicago Council on Global Affairs, Inner Workings (U.S. provider of print procurement solutions to corporate clients), Lurie Children’s Hospital (Chicago, IL), Rehabilitation Institute of Chicago, Walmart, and Wrapports, LLC (digital communications company). Formerly, Director of Chicago Convention & Tourism Bureau (until 2014) and The Field Museum of Natural History (Chicago, IL) (until 2014).

62	SEPTEMBER 30, 2016

Janus Global Technology Fund

Trustees and Officers (unaudited)

* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

OFFICERS
Name, Address, and Age	Positions Held with the Trust	Term of Office* and Length of Time Served	Principal Occupations During the Past Five Years
Denny Fish 151 Detroit Street Denver, CO 80206 DOB: 1971	Executive Vice President and Co-Portfolio Manager Janus Global Technology Fund	1/16-Present	Portfolio Manager for other Janus accounts and Analyst for Janus Capital. Formerly, Investment Analyst and Co-Portfolio Manager at RS Investments (2014-2015).
Brinton Johns 151 Detroit Street Denver, CO 80206 DOB: 1973	Executive Vice President and Co-Portfolio Manager Janus Global Technology Fund	1/14-Present	Portfolio Manager for other Janus accounts and Analyst for Janus Capital.
J. Bradley Slingerlend 151 Detroit Street Denver, CO 80206 DOB: 1978	Executive Vice President and Co-Portfolio Manager Janus Global Technology Fund	5/11-Present	Portfolio Manager for other Janus accounts.
Bruce L. Koepfgen 151 Detroit Street Denver, CO 80206 DOB: 1952	President and Chief Executive Officer	7/14-Present

President of Janus Capital Group Inc. and Janus Capital Management LLC (since 2013); Executive Vice President and Director of Janus International Holding LLC (since 2011); Executive Vice President of Janus Distributors LLC (since 2011); Executive Vice President and Working Director of INTECH Investment Management LLC (since 2011); Executive Vice President and Director of Perkins Investment Management LLC (since 2011); and Executive Vice President and Director of Janus Management Holdings Corporation (since 2011). Formerly, Executive Vice President of Janus Services LLC (2011-2015), Janus Capital Group Inc. and Janus Capital Management LLC (2011-2013); and Chief Financial Officer of Janus Capital Group Inc., Janus Capital Management LLC, Janus Distributors LLC, Janus Management Holdings Corporation, and Janus Services LLC (2011-2013).

Janus Investment Fund	63

Janus Global Technology Fund

Trustees and Officers (unaudited)

OFFICERS
Name, Address, and Age	Positions Held with the Trust	Term of Office* and Length of Time Served	Principal Occupations During the Past Five Years
David R. Kowalski 151 Detroit Street Denver, CO 80206 DOB: 1957	Vice President, Chief Compliance Officer, and Anti-Money Laundering Officer	6/02-Present

Senior Vice President and Chief Compliance Officer of Janus Capital, Janus Distributors LLC, and Janus Services LLC; Vice President of INTECH Investment Management LLC and Perkins Investment Management LLC; and Director of The Janus Foundation.

Jesper Nergaard 151 Detroit Street Denver, CO 80206 DOB: 1962	Chief Financial Officer Vice President, Treasurer, and Principal Accounting Officer	3/05-Present 2/05-Present	Vice President of Janus Capital and Janus Services LLC.
Michelle Rosenberg 151 Detroit Street Denver, CO 80206 DOB: 1973	Vice President and Secretary	6/16-Present	Senior Vice President, Deputy General Counsel, and Secretary of Janus Capital, Janus Distributors LLC, and Janus Services LLC.
* Officers are elected at least annually by the Trustees for a one-year term and may also be elected from time to time by the Trustees for an interim period.

64	SEPTEMBER 30, 2016

Janus Global Technology Fund

Trustees and Officers (unaudited)

NotesPage1

Janus Investment Fund	65

Janus Global Technology Fund

Notes

Janus provides access to a wide range of investment disciplines.

Alternative

Janus alternative funds seek to deliver strong risk-adjusted returns over a full market cycle with lower correlation to equity markets than traditional investments.

Asset Allocation

Janus’ asset allocation funds utilize our fundamental, bottom-up research to balance risk over the long term. From fund options that meet investors’ risk tolerance and objectives to a method that incorporates non-traditional investment choices to seek non-correlated sources of risk and return, Janus’ asset allocation funds aim to allocate risk more effectively.

Fixed Income

Janus fixed income funds attempt to provide less risk relative to equities while seeking to deliver a competitive total return through high current income and appreciation. Janus money market funds seek capital preservation and liquidity with current income as a secondary objective.

Global & International

Janus global and international funds seek to leverage Janus’ research capabilities by taking advantage of inefficiencies in foreign markets, where accurate information and analytical insight are often at a premium.

Growth & Core

Janus growth funds focus on companies believed to be the leaders in their respective industries, with solid management teams, expanding market share, margins and efficiencies. Janus core funds seek investments in more stable and predictable companies. Our core funds look for a strategic combination of steady growth and, for certain funds, some degree of income.

Mathematical

Our mathematical funds seek to outperform their respective indices while maintaining a risk profile equal to or lower than the index itself. Managed by INTECH® (a Janus subsidiary), these funds use a mathematical process in an attempt to build a more “efficient” portfolio than the index.

Value

Our value funds, managed by Perkins® (a Janus subsidiary), seek to identify companies with favorable reward to risk characteristics by conducting rigorous downside analysis before determining upside potential.

For more information about our funds, contact your investment professional or go to janus.com/advisor/mutual-funds (or janus.com/allfunds if you hold Shares directly with Janus).

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 877.33JANUS (52687) (or 800.525.3713 if you hold Shares directly with Janus); or download the file from janus.com/info (or janus.com/reports if you hold Shares directly with Janus). Read it carefully before you invest or send money.

Janus, INTECH and Perkins are registered trademarks of Janus International Holding LLC. © Janus International Holding LLC. Funds distributed by Janus Distributors LLC
Investment products offered are:	NOT FDIC-INSURED	MAY LOSE VALUE	NO BANK GUARANTEE
C-1116-5649				125-02-93047 11-16

66	SEPTEMBER 30, 2016